EXCHANGE AGREEMENT by and among S1 HOLDINGS FINCO, LLC, ORCHID MERGER SUB II, LLC and THE PARTICIPATING LENDERS LISTED ON THE SIGNATURE PAGES HERETO Dated as of May 29, 2026 Exhibit 10.1

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS...........................................................................................................................2 1.1. Definitions............................................................................................................................2 1.2. Interpretation........................................................................................................................7 ARTICLE II EXCHANGE, RELEASE AND EXTINGUISHMENT ..........................................................7 2.1. Exchange..............................................................................................................................7 2.2. Conditions Precedent to Effective Dates .............................................................................8 2.3. [Reserved]. ...........................................................................................................................9 2.4. Releases................................................................................................................................9 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARTIES.....................................12 3.1. Representations and Warranties of the Parties...................................................................12 3.2 Representations and Warranties of the Participating Lenders ...........................................12 3.3 Certain Tax Matters ...........................................................................................................13 3.4 Other ..................................................................................................................................13 3.5. Requisite Participating Lenders .........................................................................................13 ARTICLE IV GENERAL PROVISIONS ...................................................................................................14 4.1. Notices ...............................................................................................................................14 4.2. Partial Invalidity.................................................................................................................14 4.3. Execution in Counterparts..................................................................................................14 4.4. Governing Law; Waiver of Jury Trial ...............................................................................14 4.5. Non-Assignment; Successors; Transfers ...........................................................................14 4.6. Titles and Headings............................................................................................................15 4.7. Entire Agreement; Amendments........................................................................................15 4.8. Representation by Counsel ................................................................................................16 4.9. Waivers ..............................................................................................................................16 4.10. Termination........................................................................................................................16 4.11. Further Assurances.............................................................................................................16 4.12. Expenses ............................................................................................................................16 4.13. Exculpation Among Participating Lenders........................................................................16 4.14. Specific Performance .........................................................................................................17 4.15. Ratification.........................................................................................................................17 4.16. Indemnity ...........................................................................................................................17

ii SCHEDULES SCHEDULE I SCHEDULE II [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] EXHIBITS EXHIBIT A Form of Priority Credit Agreement EXHIBIT B Form of Stock Purchase Agreement EXHIBIT C Form of Stipulation of Settlement and Dismissal EXHIBIT D Form of Exchange Joinder Agreement [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

1 EXCHANGE AGREEMENT This EXCHANGE AGREEMENT (this “Exchange Agreement”) is dated as of May 29, 2026, by and among (i) S1 HOLDINGS FINCO, LLC, a Delaware limited liability company (the “Priority Borrower”), (ii) ORCHID MERGER SUB II, LLC, a Delaware limited liability company (the “Existing Borrower”), and (iii) the undersigned Existing Lenders (as defined below) who are signatory hereto (collectively, the “Participating Lenders”) and acknowledged and agreed by Ankura Trust Company, LLC, in its capacities as each Administrative Agent (as defined below). The Priority Borrower, the Existing Borrower, the Participating Lenders and the Administrative Agents are collectively referred to as the “Parties” and individually as a “Party”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Existing Credit Agreement (as defined below) or the Priority Credit Agreement (as defined below), as applicable. W I T N E S S E T H WHEREAS, the Existing Borrower, SYSTEM1 HOLDINGS LLC, a Delaware limited liability company (“System1 Holdings”), as holdings, and certain subsidiaries of the Existing Borrower, as subsidiary guarantors (together with the Priority Borrower, the “Company Parties”), are party to, that certain Credit and Guaranty Agreement, dated as of January 27, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the term loans thereunder, the “Existing Term Loans” and the revolving loans thereunder, the “Existing Revolving Loans” and, together with the Existing Term Loans, the “Existing Loans” and the revolving loan commitments thereunder, the “Existing Revolving Commitments”), with the term loan lenders from time to time party thereto (solely in their capacity as such, the “Existing Term Lenders”), the revolving lenders from time to time party thereto (solely in their capacity as such, the “Existing Revolving Lenders”, and together with the Existing Term Lenders, the “Existing Lenders”), the L/C Issuers from time to time party thereto and Ankura Trust Company, LLC (as successor by appointment to Bank of America, N.A. (the “Predecessor Agent”)), as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns in such capacities, the “Existing Agent”); WHEREAS, the Priority Borrower, and certain subsidiaries of the Priority Borrower, as subsidiary guarantors, intend to enter into that certain Financing Agreement on the Exchange Effective Date in substantially the same form as attached hereto as Exhibit A (subject to any updates pursuant to Section 2.2(b)(iv)) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Priority Credit Agreement” and, the loans thereunder, the “Priority Term Loans”), with the lenders from time to time party thereto and Ankura Trust Company, LLC, as administrative agent and collateral agent (in its capacities as administrative agent and collateral agent, together with its successors and permitted assigns in such capacities, the “Priority Agent” and, together with the Existing Agent, the “Administrative Agents”), pursuant to which the Participating Lenders shall provide the Priority Term Loans in an aggregate principal amount of $150,000,000 to the Priority Borrower; WHEREAS, (a) SYSTEM1, INC., a Delaware corporation (the “Issuer”), owns all of the voting equity interest in System1 Holdings and (b) System1 Holdings owns all of the equity interest in the Priority Borrower; WHEREAS, the Issuer, System1 Holdings, the Priority Borrower and the Participating Lenders intend to enter into a Series A Preferred Stock Purchase Agreement in the form attached hereto as Exhibit B (subject to any updates pursuant to Section 2.2(b)(iv)) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Stock Purchase Agreement”), on the Exchange Effective Date, pursuant to which, among other things, (a) System1 Holdings will purchase from the Issuer, and the Issuer will issue and sell to System1 Holdings,

2 39,250 shares of the Issuer’s preferred stock, par value of $0.0001 per share, designated as “Series A Cumulative Convertible Preferred Stock” (the “Preferred Shares”), (b) immediately thereafter, System1 Holdings will contribute to the capital of the Priority Borrower, in respect of System1 Holdings’ existing equity interest in the Priority Borrower, and the Priority Borrower will accept from System1 Holdings, all of System1 Holdings’ right, title and interest in the Preferred Shares, and (c) immediately thereafter, the Priority Borrower will exchange the Preferred Shares with the Existing Lenders in satisfaction of certain obligations under the Existing Credit Agreement, in each case subject to the terms and conditions of the Stock Purchase Agreement; WHEREAS, the Priority Borrower has agreed with each Participating Lender that, on the Exchange Effective Date (as defined below), (a) all of the Existing Term Loans shall be deemed fully paid, satisfied and discharged immediately and automatically upon each Participating Lender that is an Existing Term Lender’s receipt of its allocated Exchange Consideration (as defined below) on the terms and subject to the conditions set forth herein and (b) all of the Existing Revolving Loans and all of the Existing Revolving Commitments shall be deemed fully paid, satisfied and discharged immediately and automatically upon each Participating Lender that is an Existing Revolving Lender’s receipt of its allocated Exchange Consideration on the terms and subject to the conditions set forth herein (collectively, the “Discharge of the Existing Loans”); and WHEREAS, on the Exchange Effective Date, among other things (collectively, the “Exchanges”): in exchange for the Discharge of the Existing Loans, each Participating Lender shall receive an agreed and specified (a) principal amount of Priority Term Loans (the “Term Loan Consideration”), (b) cash amount, which shall be applied in the manner specified in Section 2.1 (the “Cash Consideration”) and (c) number of shares of Preferred Shares specified by the Stock Purchase Agreement (the “Stock Consideration” and, together with the Term Loan Consideration and the Cash Consideration, the “Exchange Consideration”), each as set forth on Schedule I hereto or on Schedule I to such Participating Lender’s Exchange Joinder Agreement, as applicable. NOW, THEREFORE, in consideration of the mutual terms, conditions, and other covenants and agreements set forth herein, the Parties hereby agree as follows: ARTICLE I DEFINITIONS 1.1. Definitions. In addition to the other words and terms defined elsewhere in this Exchange Agreement, as used in this Exchange Agreement, the following words and terms have the meanings specified or referred to below: “Affiliates” has the meaning set forth in the Priority Credit Agreement. “Attorney Costs” means the reasonable and documented invoiced out-of-pocket fees, expenses and disbursements of (a) one external counsel for the Administrative Agents (which shall initially be McDermott Will & Schulte LLP), (b) one external counsel for the Participating Lenders (which shall initially be McDermott Will & Schulte LLP), (c) to the extent necessary, one local counsel in each relevant material jurisdiction and (d) solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant material jurisdiction) to each group (which may be a single Person) of similarly situated affected Persons. “Business Day” has the meaning set forth in the Priority Credit Agreement.

3 “Certificate of Designation” means that certain Certificate of Designation of Series A Preferred Stock of the Issuer, in substantially the form attached to the Stock Purchase Agreement. “Company Party Advisors” has the meaning set forth in Section 3.2. “Corrective Amendment” has the meaning set forth in Section 4.7(b). “Definitive Documents” means, collectively, (a) this Exchange Agreement, (b) the Priority Credit Agreement, (c) to the extent required to be delivered under the Priority Credit Agreement on the Exchange Effective Date and entered into on the Exchange Effective Date, the applicable Security Documents (as defined in the Priority Credit Agreement), and (d) the Stock Purchase Agreement. “Discharge of the Existing Loans” has the meaning set forth in the preamble hereto. “Exchanges” has the meaning set forth in the preamble hereto. “Exchange Agreement Effective Date” has the meaning set forth in Section 2.2. “Exchange Consideration” has the meaning set forth in the preamble hereto. “Exchange Effective Date” has the meaning set forth in Section 2.2. “Exchange Effective Date Refinancing” means the termination of all obligations of the Existing Borrower and the other loan parties under the Existing Credit Agreement (other than (i) contingent indemnification obligations for which no claim or demand has been made and (ii) for the avoidance of doubt, obligations and liabilities under Cash Management Obligations and Secured Hedging Obligations (each as defined in the Existing Credit Agreement)), and all commitments, liens, security interests and guarantees as between the Existing Borrower and the other Loan Parties under and as defined in the Existing Credit Agreement and the Participating Lenders. “Exchange Joinder Agreement” has the meaning set forth in Section 4.5(b). “Excluded Information” has the meaning set forth in Section 3.2(b). “Existing Debt” means (a) the Existing Revolving Loans and undrawn Existing Revolving Commitments and (b) the Existing Term Loans. “Existing Documents” means, collectively, the Existing Credit Agreement, and all documents and agreements related thereto. “Existing Loans” has the meaning set forth in the preamble hereto. “Existing Revolving Commitments” has the meaning set forth in the preamble hereto. “Existing Revolving Lenders” has the meaning set forth in the preamble hereto.

4 “Existing Revolving Loans” has the meaning set forth in the preamble hereto. “Existing Term Lenders” has the meaning set forth in the preamble hereto. “Existing Term Loans” has the meaning set forth in the preamble hereto. “Governmental Authority” has the meaning set forth in the Priority Credit Agreement. “Indemnified Matters” has the meaning set forth in Section 4.16. “Indemnitee” has the meaning set forth in Section 4.16. “Law” means with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several and whether or not direct, indirect, contingent, consequential, actual, punitive, treble, or otherwise. “Lien” has the meaning set forth in the Priority Credit Agreement. “Litigation Parties” means the Existing Borrower, S1 Media, LLC, S1 HoldCo, LLC, Sonic NewCo, LLC, Openmail2, LLC, Stanley Blend in his capacity as Trustee of the Lone Star Friends Trust, and Jackson Hole Trust Company as Trustee of the CEE Holdings Trust, and each of their current and former Affiliates. “Litigation Transactions” means the transactions at issue in the Pending SDNY Litigation, namely (i) the November 2023 transfer of the assets belonging to Total Security Limited and its wholly-owned subsidiaries and (ii) the August 2024 transfer of a segment of the business owned and operated by Privacy One Group Limited, a Delaware corporation, NextGen Shopping, LLC, a Delaware limited liability company, MapQuest Services Holdings LLC, a Delaware limited liability company and MapQuest Holdings LLC, a Delaware limited liability company, which prior to the transfer had formed part of the collateral securing the Existing Loans. “Loan” has the meaning set forth in the Priority Credit Agreement. “Loan Exchange” has the meaning set forth in Section 2.1(a). “Materiality Bringdown” means, as applicable:

5 (a) with respect to the Priority Credit Agreement and each other Loan Document attached as a form to this Exchange Agreement, the representations and warranties contained therein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Exchange Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true in all respects subject to such qualification)); provided that the Priority Borrower shall be permitted to update the schedules attached to the form of Priority Credit Agreement (other than Schedule 1.01(A), Schedule 1.01(B), Schedule 6.01(f) (except as it relates to commercial tort claims held by any Loan Party), Schedule 6.01(i), Schedule 6.01(j), Schedule 6.01(l), Schedule 6.01(r), Schedule 7.02(a), Schedule 7.02(b), Schedule 7.02(e), Schedule 7.02(h), Schedule 7.02(j) and Schedule 7.02(k) in each case to the Priority Credit Agreement which may not be updated) and each other Loan Document attached to this Exchange Agreement that modify any representation or warranty prior to the Exchange Effective Date if such modification is reasonably necessary to make such representation true and correct in all material respects; or (b) with respect to the Stock Purchase Agreement, the representations and warranties contained in the Stock Purchase Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Exchange Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true in all respects subject to such qualification)); provided that the representations in Section 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section 2.10 and Section 2.21 shall be true and correct in all respects and, provided further that the representations in Section 2.5 shall be true and correct in all respects, other than de minimis inaccuracies (i.e., minor discrepancies arising from (x) the issuance or forfeiture of equity awards in the ordinary course of business consistent with past practice under the Issuer’s equity incentive plans as in effect on the Exchange Agreement Effective Date, (y) the exercise or settlement of Issuer options, warrants, puts, calls, exchangeable securities or other convertible securities or other similar rights outstanding as of the Exchange Agreement Effective Date) in accordance with their terms, or (z) rounding or other administrative or clerical adjustments, in each case that do not result in a change in the aggregate number of outstanding Equity Interests (as defined in the Certificate of Designation), that, individually or in the aggregate, do not and would not reasonably be expected to affect the rights of the Participating Lenders with respect to the Series A Preferred Stock or otherwise result in a material change to the capitalization of the Issuer. “Participating Lenders” has the meaning set forth in the preamble hereto. “Pending SDNY Litigation” means the litigation currently pending in the United States District Court for the Southern District of New York, captioned Alinea CLO, Ltd., et al. v. Orchid Merger Sub II, LLC, et al., No. 1:25-CV-09032 (VM) (S.D.N.Y.). “Person” has the meaning set forth in the Priority Credit Agreement.

6 “Predecessor Agent” has the meaning set forth in the preamble hereto. “Preferred Shares” has the meaning set forth in the preamble hereto. “Priority Agent” has the meaning set forth in the preamble hereto. “Priority Borrower” has the meaning set forth in the preamble hereto. “Priority Credit Agreement” has the meaning set forth in the preamble hereto. “Priority Term Loans” has the meaning set forth in the preamble hereto. “Related Persons” means, with respect to any specified Person, such Person’s current or former affiliates, and each of its and their current or former affiliates’ respective current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals (including any attorneys, accountants, consultants, financial advisors, investment bankers and other professionals retained by such persons), together with their respective successors and assigns, each solely in its capacity as such; provided, however, for the avoidance of doubt, other than the Predecessor Agent, any Affiliates of any Existing Revolving Lender or their Related Persons (which, for the purposes of this proviso, shall include any separate trading desk, fund, account, branch, unit and/or business group of such Existing Revolving Lender) shall not be deemed a Released Party of a Releasing Party unless such Affiliate executes this Exchange Agreement. “Released Party” means each of, and in each case in their capacity as such, and in all applicable capacities: (a) the Company Parties; (b) the Litigation Parties; (c) the Participating Lenders; and (d) each of their respective Related Persons. “Releasing Party” means each of and in each case in their capacity as such and in all applicable capacities: (a) the Company Parties; (b) the Administrative Agents; (c) the Participating Lenders; and (d) each of their respective Related Persons. “Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges and fees imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing. “Term Loans” has the meaning set forth in the Priority Credit Agreement. “Third Party Claim” means any action, writ, injunction or any claim, suit, litigation, proceeding, arbitration, audit or investigation brought by any party other than the Participating Lenders, the Administrative Agents, the Company Parties, or the Litigation Parties. “Transactions” means the transactions as described in this Exchange Agreement including, without limitation, (a) the Exchanges,

7 (b) the entry into the Definitive Documents, and (c) all other transactions contemplated by or consented to pursuant to and in accordance with the terms of this Exchange Agreement. 1.2. Interpretation. Unless the context of this Exchange Agreement otherwise requires, (a) words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Exchange Agreement, (d) the terms “Article”, “Section”, or “Exhibit” refer to the specified Article or Section of or Exhibit attached to this Exchange Agreement, (e) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and (f) the word “will” shall be construed to have the same meaning and effect as the word “shall.” ARTICLE II EXCHANGE, RELEASE AND EXTINGUISHMENT 2.1. Exchange. Subject to the terms and conditions hereof: (a) On and as of the Exchange Effective Date, pursuant to the Stock Purchase Agreement, each of the Participating Lenders agrees that its Existing Loans and all other obligations owing to such Participating Lender under the Existing Credit Agreement shall be deemed fully paid, satisfied and discharged immediately and automatically upon such Participating Lender’s receipt of its allocated Exchange Consideration as set forth on Schedule I hereto, including receipt from the Priority Borrower of (i) an agreed and specified principal amount of Term Loans under the Priority Credit Agreement (each, a “Loan Exchange”), (ii) its allocated amount of Cash Consideration and (iii) its allocated amount of Stock Consideration. (b) The Parties agree that the total value of the Discharge of the Existing Loans in exchange for the total amount of each of the Loan Exchange, Cash Consideration and Stock Consideration shall be allocated as follows: (i) The total Cash Consideration shall be deemed paid in satisfaction and discharge of $31,379,300.18 of the outstanding principal amount of the Existing Loans; provided, however, that such Cash Consideration amount shall be reduced dollar-for-dollar by the sum of (a) the aggregate amount of all amortization payments made by the Existing Borrower under the Existing Credit Agreement during the period from and including April 1, 2026 until the Exchange Effective Date (the “Interim Period”) and (b) the difference between (i) the aggregate amount of regularly scheduled interest payments actually made by the Existing Borrower under the Existing Credit Agreement during the Interim Period and (ii) the amount of regularly scheduled interest payments the Priority Borrower would have been required to make under the Priority Credit Agreement during the Interim Period. (ii) The total Stock Consideration shall be deemed paid in satisfaction and discharge of $39,250,000 of the outstanding principal amount of the Existing Loans; and (iii) The Loan Exchange shall be issued solely in exchange for the satisfaction and discharge of the remaining outstanding principal amount and all other obligations pursuant to the Existing Loans and under the Existing Credit Agreement. (c) Any Existing Lender that is a Participating Lender shall be deemed to participate in the Loan Exchange with respect to all Existing Loans held by such Existing Lender as reflected in

8 the Register (as defined in the Existing Credit Agreement) as of the Exchange Effective Date and all such Existing Loans shall be included in the Discharge of the Existing Loans and the Exchange Effective Date Refinancing. (d) Each of the Participating Lenders hereby consents, requests and instructs each Administrative Agent, as applicable, to take any and all reasonable actions as may be necessary, advisable or desirable in carrying out, effectuating or otherwise in furtherance of the transactions set forth in this Section 2.1 and the express consents, requests and instructions of the Participating Lenders, including the execution and delivery of any payoff letters and lien terminations in connection with the Discharge of the Existing Loans and the Exchange Effective Date Refinancing. (e) After giving effect to the foregoing, each of the Participating Lenders hereby ratifies any and all actions taken (or not taken) by any Administrative Agent as such Administrative Agent, in its sole discretion, may determine to be necessary, advisable or desirable in carrying out, effectuating or otherwise in furtherance of the transactions set forth in this Section 2.1 and the express consents, requests and instructions of the Participating Lenders. (f) The Priority Borrower and each Participating Lender agree to use commercially reasonable efforts to cooperate with each other in good faith to execute and deliver such other instruments, notices and other documents as may be reasonably necessary to effectuate the consummation of this Exchange Agreement and the transactions contemplated hereby. Each Participating Lender that has signed and released its signature page to this Exchange Agreement shall be deemed (A) to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, a Participating Lender and (B) to have acknowledged and agreed that all conditions precedent to the transactions set forth in Section 2.2 hereof have been satisfied or waived. (g) Subject to Section 2.2, each Participating Lender agrees to (x) on a timely basis, execute and deliver each Definitive Document to which it is to be a party and (y) not object to, delay or impede the Transactions or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transactions, the Definitive Documents, or any other transactions outlined therein or in this Agreement, or take any other action that is barred by this Exchange Agreement. 2.2. Conditions Precedent to Effective Dates. (a) This Exchange Agreement shall become effective as of the date on which each of the following shall occur (such date, the “Exchange Agreement Effective Date”): (i) the execution and delivery of this Exchange Agreement by the Priority Borrower and the Existing Borrower; and (ii) the execution and delivery of this Exchange Agreement by (A) all Existing Term Lenders and (B) all Existing Revolving Lenders. (b) The Exchanges shall become effective, automatically and without further action of any party, as of the date on which each of the following has occurred (such date, the “Exchange Effective Date”):

9 (i) the Exchange Agreement Effective Date shall have occurred and this Exchange Agreement shall be in full force and effect; (ii) (A) the Stock Purchase Agreement shall have been executed and shall be in full force and effect, subject to the Materiality Bringdown (B) the conditions to closing contained in Section 1.2 of the Stock Purchase Agreement shall have been satisfied or waived pursuant to the terms thereof, subject to the Materiality Bringdown and (C) the Stockholder Approval shall have been obtained; (iii) the Priority Credit Agreement and each other Loan Document shall have been executed and shall be in full force and effect, subject to the Materiality Bringdown. (iv) the release by the applicable parties of their respective signature pages to the Definitive Documents; (v) the joint stipulation of settlement and dismissal with prejudice substantially in the form attached hereto as Exhibit C shall be filed in the Pending SDNY Litigation and be in full force and effect; (vi) the Exchange Effective Date Refinancing shall be consummated; and (vii) all expenses required to be paid by the Priority Borrower pursuant to Section 4.12 of this Exchange Agreement, in addition to any expenses required to be paid to by the Priority Borrower or the Existing Borrower to Glenn Agre Bergman & Fuentes LLP and Houlihan Lokey, shall have been paid in full; provided, that such expenses shall not exceed $3,400,000 in the aggregate; provided, that within one Business Day following receipt of evidence of the Stockholder Approval specified in clause (b)(ii)(C) above, and the satisfaction of all other conditions precedent specified in each Definitive Document, each Party agrees to and shall, to the extent that it is a party thereto, release its respective signatures to each of the agreements specified in clause (b)(iv) above. 2.3. [Reserved]. 2.4. Releases. (a) Released Claims. From and after the Exchange Effective Date, and in exchange for entering into the Transactions and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Releasing Parties (on behalf of itself and its Related Persons) hereby finally and forever releases and discharges the Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action, claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including, without limitation, violation of any U.S. federal or state law, any foreign law, or any principle of common law, including violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor or fiduciary duty) or claims of successorship or assumption of liabilities, or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising on or prior to the Exchange Effective Date arising from, relating to, or in connection with the Pending

10 SDNY Litigation, the Company Parties, the Litigation Parties, the Company Parties’ restructuring efforts or transactions with or among the Company Parties and the Existing Debt, including, in each case, those that a Releasing Party or any holder of a claim against or interest in such Releasing Party or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity, and including, without limitation, any claim based upon or alleging a breach, default, or failure to comply with any such agreement or document or the issuance or distribution of securities pursuant to the Litigation Transactions or any other related agreement, or upon any other related act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Exchange Effective Date (collectively, the “Released Claims”); provided, however, notwithstanding anything to the contrary in the foregoing, the Released Claims do not include any obligations, claims, or causes of action based on facts or conduct arising after the Exchange Effective Date of any party or entity (including, without limitation, any breach of or default under any of the Definitive Documents). For the avoidance of doubt, the Released Claims encompass and include any and all claims or causes of action relating to or challenging the Litigation Transactions, including any and all claims or causes of action alleging or contending that any aspect of the Litigation Transactions violates any document or agreement related to any indebtedness of the Company Parties, Litigation Parties, or their subsidiaries outstanding prior to or as of the Exchange Effective Date or other agreement, or that cooperation with, participation in, or entering into the Litigation Transactions violates any statute or other law. From and after the Exchange Effective Date, each of the Releasing Parties (on behalf of itself and each of its Related Persons) hereby covenants and agrees not to, directly or indirectly, bring or maintain, or encourage any other person to bring or maintain, any cause of action or other claim or proceeding against any Released Party relating to or arising out of any Released Claim. Each of the Releasing Parties further stipulates and agrees with respect to all Released Claims that, from and after the Exchange Effective Date, it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Released Claims pursuant to this Section 2.4(a). (b) Third Party Beneficiaries. Each party agrees that the Released Parties are expressly intended as third-party beneficiaries of this Section 2.4. (c) Released Party Consent. Any amendment, modification, waiver, or supplement to this Section 2.4, or to any other section of this Exchange Agreement that directly references this Section 2.4, or to any of the defined terms used or referenced in this Section 2.4 shall require the prior written consent of each Released Party and any such amendment, modification, waiver, or supplement shall be void absent such consent. (d) Releases of Unknown Claims. Each Releasing Party acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Exchange Agreement, the Litigation Transactions, the Litigation Parties, the Pending SDNY Litigation, and/or the Transactions or any party hereto, but hereto further acknowledges that it is the intention of each Releasing Party to hereby fully, finally, and forever settle and release all claims among them to the extent provided in this Exchange Agreement, whether known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed. Each Releasing Party expressly waives and relinquishes any and all rights such party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release or which may in any way limit the effect or scope of the releases with respect to Released Claims which such party did not know or suspect to

11 exist in such party’s favor at the time of providing the release, which in each case if known by it may have materially affected its settlement with any Released Party. Each of the Releasing Parties expressly acknowledges that the releases and covenants not to sue contained in this Exchange Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen. (e) Certain Limitations on Releases. For the avoidance of doubt, nothing in this Section 2.4 or this Exchange Agreement is intended to, and shall not, (i) release any party’s rights and obligations under this Exchange Agreement, any of the Definitive Documents, the Litigation Transactions, the Transactions, or any document, instrument, or agreement executed to implement the Transactions or Litigation Transactions; (ii) bar any party from seeking to enforce or effectuate this Exchange Agreement or any of the Definitive Documents; (iii) release any payment obligation of any Company Party (or its subsidiaries) under the Existing Documents, the Definitive Documents, or this Exchange Agreement, except payment obligations stemming from the Litigation Transactions or Pending SDNY Litigation; (iv) release any causes of action or any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, or liabilities arising out of, relating to, or resulting from a breach of any representation or warranty in any Definitive Document; (v) release any officer, director, member of any governing body, or employee thereof, of (1) any indemnification owed by any Company Party, any of their insurance carriers, or any other entity, (2) any rights as beneficiaries of any insurance policies, (3) wages, salaries, compensation, or benefits, or (4) intercompany claims or interests, in each case, other than as set forth in any applicable Definitive Documents; (vi) release any claims or “Obligations” under and as defined in the Priority Credit Agreement, the Existing Documents, or any other financing document (except as may be expressly amended or modified by the Definitive Documents, or any other financing document under and as defined therein); (vii) release any rights or claims for indemnification, fees or expense reimbursement by the Company Parties in any charters, bylaws, operating agreements, governance agreements, or other agreements; (viii) release any claim or liability that arises out of or relates to any act or omission of the applicable Released Party that is determined by a final order of a court of competent jurisdiction to have constituted actual fraud on the part of such Released Party; or (ix) prevent or prohibit any Party from taking legal action to protect any rights, obligations, claims or causes of actions that are not covered by the releases in Section 2.4, including as specified in this Section 2.4(e). (f) Covenant Not to Sue. Each of the Releasing Parties hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims. (g) Capacity Limitations. Each Party acknowledges and agrees that notwithstanding anything herein to the contrary: (i) each Existing Revolving Lender is executing this Exchange Agreement only in its capacity as a holder of Existing Revolving Loans; and (ii) this Exchange Agreement shall only apply to such trading desk(s), fund(s), account, branch, unit and/or business group that has a beneficial interest in the Existing Revolving Loans and shall not apply to any other trading desk(s), fund(s), account, branch, unit and/or business group of such Existing Revolving Lender. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARTIES 3.1. Representations and Warranties of the Parties. Each Party hereby represents and warrants, severally and not jointly, to the other Parties, as follows:

12 (a) Such Party is duly organized or incorporated, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization or incorporation, and has all requisite corporate, partnership, limited liability company or other organizational power and authority to enter into this Exchange Agreement and to carry out the transactions contemplated herein, and to perform its respective obligations under this Exchange Agreement, and the execution and delivery of this Exchange Agreement by such party, and the performance of its obligations hereunder have been duly authorized by all necessary action on such party’s part. (b) This Exchange Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. (c) The execution, delivery, and performance of this Exchange Agreement by such Party does not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party. (d) As of each of the Exchange Agreement Effective Date and the Exchange Effective Date, such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Exchange Agreement. 3.2 Representations and Warranties of the Participating Lenders. Each of the Participating Lenders hereby represents and warrants, severally and not jointly, to the Company Parties (including to their respective financial advisors (each a “Company Party Advisor” and collectively, the “Company Party Advisors”)) and the Administrative Agents, as follows: (a) it has received such updated financial and operating information relating to the Company Parties and their subsidiaries, the Exchanges, and the Exchange Consideration as it has deemed necessary and has been afforded the opportunity to ask questions of, and to discuss with, the Company Parties all such foregoing information, including without limitation such information pertaining to the Company Parties’ operating results, financial condition and liquidity position; and (b) it has independently and without reliance upon the Company Parties (or any Company Party Advisor), the Administrative Agents or any of their respective Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Exchange Agreement, except that it has relied upon the Company Parties’ express representations, warranties, covenants and agreements in this Exchange Agreement. Such Participating Lender can bear the economic risk of the transactions contemplated hereby. Such Participating Lender has sufficient knowledge and experience in financial or business matters that such Participating Lender is capable of evaluating the merits and risks of the transactions contemplated hereby. Such Participating Lender acknowledges and agrees that (1) the Company Parties or their subsidiaries or Affiliates may have, and later may come into possession of, information regarding Company Parties and/or any of their respective Affiliates not known to such Participating Lender and that may be material to a decision by such Participating Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Participating Lender, independently and, without reliance on the Company Parties or their subsidiaries or Affiliates, any

13 Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in the Exchange Agreement (including the Exchanges) notwithstanding such Participating Lender’s lack of knowledge of the Excluded Information, (3) none of the Company Parties or their subsidiaries or Affiliates, any Administrative Agent or any of their respective Affiliates shall have any liability to such Participating Lender, and such Participating Lender hereby waives and releases, to the extent permitted by law, any claims such Participating Lender may have against the Company Parties or their subsidiaries or Affiliates, any Administrative Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to any of the Administrative Agents or the other Participating Lenders. 3.3 Certain Tax Matters. Each of the Participating Lenders hereby represents and warrants that the information provided to the Priority Borrower or other applicable withholding agent by it in any IRS Form W-9 or W-8 (as applicable), and any other information provided to the Priority Borrower or other applicable withholding agent by it, is true, complete and correct in all material respects. Each of the Participating Lenders shall notify the Priority Borrower or other applicable withholding agent as soon as reasonably practicable if any information contained in an IRS Form W-9 or W-8 or any other tax related information provided to the Priority Borrower (or its agents) becomes untrue, misleading or otherwise requires updating at any time. Each of the Participating Lenders agrees to provide the Priority Borrower (or its agents) in a timely manner any additional tax information or documentation that the Priority Borrower (or its agents) reasonably requests and believes is required or will enable the Priority Borrower to comply with or mitigate any of its tax reporting, tax withholding, and/or tax compliance obligations, or which may arise as a result of a change in law or in the interpretation thereof. Each of the Parties acknowledges and agrees to the extent the Existing Term Loans that are used as consideration in the Exchanges are comprised of principal and accrued but unpaid interest not otherwise paid in cash to relevant Lenders by the Existing Agent, the consideration received in exchange for such obligations shall be allocated for U.S. federal and other applicable income tax purposes to the principal amount first and then, to the extent that the consideration exceeds the principal amount, to the portions of such obligations that represent accrued but unpaid interest. 3.4 Other. Each of the Participating Lenders hereby represents and warrants that it is the legal and beneficial owner of the Existing Loans set forth on such Participating Lender’s signature page hereto, in the principal amount indicated therein, and that such Existing Loans are being discharged free and clear of any Lien or other adverse claim. Each of the Participating Lenders hereby represents and warrants, severally and not jointly, to the Company Parties that: (a) such Participating Lender acknowledges that the Company Parties will rely upon the truth and accuracy of the above acknowledgments, representations and agreements and (b) it agrees that if any of the acknowledgments, representations or agreements it is deemed to have made is no longer accurate, it will promptly notify the Company Parties. 3.5. Requisite Participating Lenders. Each of the Participating Lenders hereby represents and warrants that, prior to giving effect to Section 2.1 hereof, the Participating Lenders constitute (a) all Existing Term Lenders and (b) all Existing Revolving Lenders. ARTICLE IV GENERAL PROVISIONS 4.1. Notices. All notices and other communications given or made pursuant to this Exchange Agreement shall be in writing and (a) if sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed, (b) if sent by e-mail or other electronic means, shall be deemed

14 to have been given upon transmission with confirmed delivery, and (c) notices and other communications to the Parties hereunder may be delivered or furnished by electronic communications at the addresses specified on Schedule II attached hereto (or at such other addresses as shall be specified by the Parties by like notice). 4.2. Partial Invalidity. To the extent permitted by applicable law, any provision of this Exchange Agreement or any transaction contemplated hereby held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and transactions contemplated hereby; and the invalidity of a particular provision or transaction contemplated hereby in a particular jurisdiction shall not invalidate such provision or transaction in any other jurisdiction. 4.3. Execution in Counterparts. This Exchange Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Parties; provided, however, that delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Exchange Agreement shall be effective as delivery of an original executed counterpart of this Exchange Agreement. The provisions of Section 11.12 of the Existing Credit Agreement shall be deemed to be incorporated herein by reference, mutatis mutandis. Any signature to this Exchange Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. 4.4. Governing Law; Waiver of Jury Trial. The provisions of Section 11.16 and 11.17 of the Existing Credit Agreement shall be deemed to be incorporated herein by reference, mutatis mutandis. 4.5. Non-Assignment; Successors; Transfers. (a) Except pursuant to Section 4.5(b), neither this Exchange Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties. This Exchange Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, legatees, distributees, executors, administrators and guardians. Except pursuant to Section 2.4 or as otherwise expressly stated or referred to herein, nothing in this Exchange Agreement, expressed or implied, is intended to confer upon any Person (other than the Parties hereto and the successors permitted by this Section 4.5) any right, remedy or claim under or by reason of this Exchange Agreement; provided, however, that to the extent set forth in Section 4.15 hereof, each non-Party Affiliate is hereby designated by each of the Parties as, and for all purposes shall be considered, a third-party beneficiary. (b) After the Exchange Agreement Effective Date and prior to the Exchange Effective Date, no Participating Lender shall transfer or assign, or enter into any agreement to transfer or assign, directly or indirectly, all or any portion of its interests or rights in, or obligations in respect of, the Existing Loans or Existing Revolving Commitments, unless, in each case, such transfer or assignment is to (i) a Participating Lender acquiring additional Existing Loans and/or Existing Revolving Commitments, (ii) an Affiliate of the Participating Lender transferor, or (iii) another Person, in each case, in accordance with the Existing Credit Agreement; provided, however, in the case of clauses (ii) and (iii), such transferee has, concurrently with such transfer or assignment, executed and delivered to the Existing Agent, the Priority Agent and the Priority Borrower (x) a

15 joinder substantially in the form of Exhibit D hereto (an “Exchange Joinder Agreement”) with respect to such transferred Existing Loans and/or Existing Revolving Commitments and (y) a joinder to the Stock Purchase Agreement in a form reasonably satisfactory to the Priority Borrower, in which event (A) the transferee (including the Participating Lender transferee, if applicable) shall be deemed to be a Participating Lender hereunder to the extent of such transferred Existing Loans and/or Existing Revolving Commitments, as applicable, (B) except in the case of a transfer to an Affiliate, the transferor shall be deemed to relinquish all of its rights (and be released from its obligations) under this Exchange Agreement to the extent of its transferred Existing Loans and/or Existing Revolving Commitments, as applicable, and (C) following the execution and delivery of the documentation set out in clauses (x) and (y) to the Existing Agent, Priority Agent and the Priority Borrower, Schedule I shall be updated to reflect the addition of such transferee as an additional Participating Lender with the applicable pro rata allocation of Exchange Consideration. Any transfer or assignment in violation of this Exchange Agreement shall be void ab initio. 4.6. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Exchange Agreement. 4.7. Entire Agreement; Amendments. (a) This Exchange Agreement, including the exhibits and schedules, and the other Definitive Documents contain the entire understanding of the Parties hereto with regard to the subject matter contained herein. This Exchange Agreement may be amended, modified or supplemented by mutual agreement of the Priority Borrower and the “Required Lenders” as defined under the Priority Credit Agreement. Any such agreement shall be effective and binding for purposes of this Exchange Agreement if it is signed by the Priority Borrower and the “Required Lenders” as defined under the Priority Credit Agreement. Notwithstanding the foregoing, if any amendment, modification or supplement would have a disproportionate adverse effect on any individual or subset of Participating Lenders party hereto, then such amendment, modification or supplement shall also require the agreement of the Person(s) adversely affected thereby. Any purported amendment that does not comply with the foregoing shall be null and void. (b) In the event that the Priority Borrower and the Priority Agent mutually agree that an allocation of Term Loans under the Priority Credit Agreement to a given Participating Lender was incorrectly determined as a result of an administrative error in the receipt and processing of a signature page to this Exchange Agreement, as submitted by such Participating Lender, then the Priority Agent, the Priority Borrower and such affected Participating Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Participating Lender, notwithstanding anything to the contrary set forth in Section 4.7(a), enter into an amendment to this Exchange Agreement (each, a “Corrective Amendment”) within 15 calendar days following the effective date of this Exchange Agreement, which Corrective Amendment shall provide for the issuance of Obligations (as defined in the Priority Credit Agreement) under the Priority Credit Agreement in such amount as is required to cause such Participating Lender to hold Term Loans under the Priority Credit Agreement in the amount such Participating Lender would have held had such administrative error not occurred. 4.8. Representation by Counsel. Each of the Parties acknowledges that it has had the opportunity to be represented by counsel in connection with this Exchange Agreement and the transactions contemplated by this Exchange Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Exchange Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived. The provisions

16 of this Exchange Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties. None of the Parties shall have any term or provision construed against such Party solely by reason of such Party having drafted the same. 4.9. Waivers. Any term or provision of this Exchange Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. The failure of any Party hereto to enforce at any time any provision of this Exchange Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Exchange Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Exchange Agreement shall be held to constitute a waiver of any other or subsequent breach. 4.10. Termination. This Exchange Agreement shall terminate and be of no further force or effect if the Exchange Effective Date has not occurred upon the earliest of (a) August 12, 2026, provided that if the SEC notifies the Issuer that it intends to review the Issuer’s proxy statement required for the Stockholder Approval such date shall be extended to October 11, 2026 (the “Outside Date”) and (b) such date that the Priority Borrower provides notification to the other Parties hereto that it does not expect to obtain Stockholder Approval prior to the Outside Date. 4.11. Further Assurances. Each of the Parties agrees to use its commercially reasonable efforts to take any and all actions required in order to consummate the transactions contemplated by this Exchange Agreement. 4.12. Expenses. The Priority Borrower agrees to pay or reimburse all reasonable, documented out-of-pocket costs and expenses of each of (i) McDermott Will & Schulte LLP, as advisors to the Participating Lenders (other than the Existing Revolving Lenders) and (ii) Cahill Gordon & Reindel LLP and M3 Advisory Partners, LP, in each case, as advisors to the Existing Revolving Lenders (and, if necessary, of one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in jurisdictions material to the interests of the Participating Lenders)) through the Exchange Agreement Effective Date and thereafter, solely to the extent incurred in connection with the implementation of the Exchanges, including any collateral and security matters contemplated in connection therewith and in connection with fulfillment of the post-closing covenants set forth herein; provided, that the costs and expenses pursuant to clause (ii) shall not exceed $500,000 in the aggregate. 4.13. Exculpation Among Participating Lenders. Each Participating Lender acknowledges that it is not relying upon any Person, firm or corporation or stockholder, other than the Issuer, in making its investment or decision to invest in the Issuer. Each Participating Lender agrees that no Participating Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any Participating Lender shall be liable to any other Participating Lender for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated hereby. 4.14. Specific Performance. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Exchange Agreement by any Party, that such breach may represent irreparable harm, and that each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of a court of competent jurisdiction requiring any party to comply promptly with any of its obligations hereunder, in addition to any other remedy or rights to which such parties are entitled, at law or in equity. Notwithstanding anything to the contrary in this Exchange Agreement, in no event shall any party hereto or their Affiliates be liable to any other party

17 for any punitive, incidental, consequential, special or indirect damages, including the loss of future revenue or income or opportunity, relating to the breach or alleged breach of this Exchange Agreement. 4.15. Ratification. Each Participating Lender, on behalf of itself and each of its Related Persons, hereby approves and ratifies all documents entered into and actions taken in connection with the Exchange. 4.16. Indemnity. Each Company Party agrees to indemnify, hold harmless and defend the Administrative Agents and each Participating Lender, as well as each of their respective Related Persons (each such Person being an “Indemnitee”), from Third Party Claim Liabilities incurred in connection with the Indemnified Matters (defined below) (including, and in the case of Attorney Costs, limited to the extent set forth in such definition), brokerage commissions, fees and other compensation that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by a Company Party, an Affiliate of a Company Party or any other Person) in any matter relating to or arising out of, in connection with or as a result of any Loan Document (as defined in the Existing Credit Agreement or the Priority Credit Agreement), any Obligation (as defined in the Existing Credit Agreement or the Priority Credit Agreement) (or the repayment thereof), the Transactions, or the use or intended use of the proceeds of any Loan or any securities filing (or sale of securities pursuant to such securities filing) of, or with respect to, any Company Party (collectively, the “Indemnified Matters”). [Signatures on next pages]

[Signature Page to Exchange Agreement] IN WITNESS WHEREOF, the Parties hereto have caused this Exchange Agreement to be executed as of the day and year first above written. S1 HOLDINGS FINCO, LLC, as Priority Borrower By: Name: Title: ORCHID MERGER SUB II, LLC, as Existing Borrower By: Name: Title: Acknowledged and agreed: ANKURA TRUST COMPANY, LLC, as the Existing Agent ___________________________________ By: Name: Gayani Crawford Title: Senior Director ANKURA TRUST COMPANY, LLC, as the Priority Agent ___________________________________ By: Name: Gayani Crawford Title: Senior Director Tridivesh Kidambi Treasurer and Chief Financial Officer Tridivesh Kidambi Treasurer and Chief Financial Officer /s/ Tridivesh Kidambi /s/ Tridivesh Kidambi /s/ Gayani Crawford /s/ Gayani Crawford

[Signature Page to Second Amendment to Credit Agreement] [PARTICIPATING LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENTS]

WEIL\101167285\9\76494.0003 EXHIBIT A FORM OF PRIORITY CREDIT AGREEMENT [See attached.]

Agreed Form DM_US 600801263-21.146243.0001 FINANCING AGREEMENT Dated as of [●], 2026 by and among SYSTEM1 HOLDINGS LLC as Parent, S1 HOLDINGS FINCO, LLC AND EACH OTHER SUBSIDIARY OF PARENT LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO, as Borrowers, PARENT AND EACH OTHER SUBSIDIARY OF PARENT LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO, as Guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders, and ANKURA TRUST COMPANY, LLC, as Collateral Agent and as Administrative Agent

DM_US 600801263-21.146243.0001 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS; CERTAIN TERMS ...........................................................................2 Section 1.01 Definitions ..................................................................................................2 Section 1.02 Terms Generally .......................................................................................54 Section 1.03 Certain Matters of Construction ...............................................................55 Section 1.04 Accounting and Other Terms ...................................................................55 Section 1.05 Time References.......................................................................................57 Section 1.06 Timing of Payment or Performance .........................................................57 Section 1.07 Conflicts ...................................................................................................57 Section 1.08 Access to Information ..............................................................................58 Section 1.09 Interest Rates Disclaimer .........................................................................58 ARTICLE II THE LOANS ............................................................................................................58 Section 2.01 Commitments ...........................................................................................58 Section 2.02 Making the Loans .....................................................................................59 Section 2.03 Repayment of Loans; Evidence of Debt ..................................................59 Section 2.04 Interest ......................................................................................................60 Section 2.05 Reduction of Commitment; Prepayment of Loans...................................65 Section 2.06 Fees ..........................................................................................................67 Section 2.07 [Reserved] ................................................................................................68 Section 2.08 [Reserved] ................................................................................................68 Section 2.09 Taxes ........................................................................................................68 Section 2.10 Increased Costs and Reduced Return .......................................................71 Section 2.11 Changes in Law; Impracticability or Illegality ........................................73 Section 2.12 Mitigation Obligations; Replacement of Lenders ....................................73 ARTICLE III [RESERVED] .........................................................................................................74 ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWERS .....................................................................74 Section 4.01 Payments; Computations and Statements ................................................75 Section 4.02 Sharing of Payments, Etc .........................................................................76 Section 4.03 Apportionment of Payments ....................................................................76 Section 4.04 Defaulting Lenders ...................................................................................77 Section 4.05 Administrative Borrower; Joint and Several Liability of the Borrowers .................................................................................................78 ARTICLE V CONDITIONS TO LOANS .....................................................................................80 Section 5.01 Conditions Precedent to Effectiveness .....................................................80 Section 5.02 [Reserved] ................................................................................................83 Section 5.03 Conditions Subsequent to Effectiveness ..................................................83 ARTICLE VI REPRESENTATIONS AND WARRANTIES ......................................................83 Section 6.01 Representations and Warranties ...............................................................84 ARTICLE VII COVENANTS OF THE LOAN PARTIES ...........................................................93 Section 7.01 Affirmative Covenants .............................................................................93

-ii- DM_US 600801263-21.146243.0001 Section 7.02 Negative Covenants ...............................................................................102 ARTICLE VIII CASH MANAGEMENT ARRANGEMENTS .................................................111 Section 8.01 Cash Management Arrangements ..........................................................111 ARTICLE IX EVENTS OF DEFAULT ......................................................................................113 Section 9.01 Events of Default....................................................................................113 ARTICLE X AGENTS ................................................................................................................117 Section 10.01 Appointment; Authorization ..................................................................117 Section 10.02 Delegation of Duties ..............................................................................118 Section 10.03 Exculpatory Provisions ..........................................................................118 Section 10.04 Reliance by Agent ..................................................................................119 Section 10.05 Successor Agent .....................................................................................119 Section 10.06 Non-Reliance on Agent ..........................................................................120 Section 10.07 Collateral and Guaranty Matters ............................................................120 Section 10.08 Instructions .............................................................................................122 Section 10.09 Withholding Tax ....................................................................................122 Section 10.10 Erroneous Payments ...............................................................................122 Section 10.11 No Reliance on any Agent's Customer Identification Program Certifications From Banks and Participants; USA PATRIOT Act ........124 Section 10.12 Collateral Custodian ...............................................................................125 Section 10.13 Collateral Agent May File Proofs of Claim ...........................................125 Section 10.14 Parallel Debt ...........................................................................................126 Section 10.15 [Reserved] ..............................................................................................127 Section 10.16 Indemnification by the Lenders .............................................................127 ARTICLE XI GUARANTY ........................................................................................................128 Section 11.01 Guaranty .................................................................................................128 Section 11.02 Guaranty Absolute .................................................................................128 Section 11.03 Waiver ....................................................................................................129 Section 11.04 Continuing Guaranty; Assignments .......................................................130 Section 11.05 Subrogation ............................................................................................130 Section 11.06 Contribution ...........................................................................................130 ARTICLE XII MISCELLANEOUS ............................................................................................131 Section 12.01 Notices, Etc ............................................................................................131 Section 12.02 Amendments, Etc ...................................................................................132 Section 12.03 No Waiver; Remedies, Etc .....................................................................135 Section 12.04 Expenses; Taxes; Attorneys' Costs ........................................................135 Section 12.05 Right of Set-off ......................................................................................136 Section 12.06 Severability ............................................................................................137 Section 12.07 Assignments and Participations .............................................................137 Section 12.08 Counterparts; Electronic Execution; Electronic Records .......................141 Section 12.09 GOVERNING LAW ..............................................................................142 Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND VENUE ..................................................................................................142 Section 12.11 WAIVER OF JURY TRIAL, ETC ........................................................143 Section 12.12 Consent by the Agents and Lenders .......................................................143 Section 12.13 No Party Deemed Drafter.......................................................................143

Section 12.14	Reinstatement; Certain Payments	143
Section 12.15	Indemnification; Limitation of Liability for Certain Damages	144
Section 12.16	Records	146
Section 12.17	Binding Effect	146
Section 12.18	Highest Lawful Rate	146
Section 12.19	Confidentiality	147
Section 12.20	Public Disclosure	148
Section 12.21	Integration	148
Section 12.22	USA PATRIOT Act	148
Section 12.23	CAML	148
Section 12.24	Judgment Currency	149
Section 12.25	Section Headings	149

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DM_US 600801263-21.146243.0001

-iv- DM_US 600801263-21.146243.0001 SCHEDULE AND EXHIBITS Schedule 1.01(A) Schedule 1.01(B) Schedule 1.01(C) Schedule 6.01(e) Schedule 6.01(f) Schedule 6.01(i) Schedule 6.01(j) Schedule 6.01(l) Schedule 6.01(o) Schedule 6.01(r) Schedule 6.01(s) Schedule 6.01(v) Schedule 6.01(w) Schedule 6.01(dd) Schedule 6.01(ee) Schedule 7.02(a) Schedule 7.02(b) Schedule 7.02(e) Schedule 7.02(h)(vii) Schedule 7.02(j) Schedule 7.02(k) Schedule 8.01 Schedule 12.01 Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K] [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

DM_US 600801263-21.146243.0001 FINANCING AGREEMENT Financing Agreement, dated as of [_____ __, 2026], by and among System1 Holdings LLC, a Delaware limited liability company (the "Parent"), S1 Holdings Finco, LLC, a Delaware limited liability company ("S1 Holdings"), each other subsidiary of the Parent listed as a "Borrower" on the signature pages hereto (together with S1 Holdings, and each other subsidiary of Parent that executes a Joinder Agreement and becomes a "Borrower" hereunder, each a "Borrower" and collectively, the "Borrowers"), each other subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with the Parent and each other subsidiary of Parent that executes a Joinder Agreement and becomes a "Guarantor" hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a "Guarantor" and, collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and, collectively, the "Lenders"), Ankura Trust Company, LLC, a New Hampshire limited liability company ("Ankura"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and Ankura, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and, collectively, the "Agents"). RECITALS WHEREAS, Orchid Merger Sub II, LLC, a Delaware limited liability company (the "Existing Borrower"), the Parent, as holdings, and certain subsidiaries of the Existing Borrower, as subsidiary guarantors (collectively, the "Existing Credit Parties"), are party to that certain Credit and Guaranty Agreement, dated as of January 27, 2022 (the "Original Closing Date") (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement" and, the term loans thereunder, the "Existing Term Loans" and the revolving loans thereunder, the "Existing Revolving Loans" and, together with the Existing Term Loans, the "Existing Loans" and the revolving loan commitments thereunder, the "Existing Revolving Commitments"), with the term loan lenders from time to time party thereto (solely in their capacity as such, the "Existing Term Lenders"), the revolving lenders from time to time party thereto (solely in their capacity as such, the "Existing Revolving Lenders", and together with the Existing Term Lenders, the "Existing Lenders"), the L/C Issuers (as defined therein) from time to time party thereto and Ankura (as successor by appointment to Bank of America, N.A.), as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns in such capacities, the "Existing Agent"); and WHEREAS, S1 Holdings and the Existing Borrower entered into that certain Exchange Agreement, dated as of May 29, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the "Exchange Agreement"), by and among S1 Holdings, the Existing Borrower and the Existing Lenders, which Exchange Agreement was acknowledged and agreed by the Administrative Agent and pursuant to which S1 Holdings has agreed with each Existing Lender that, on the Exchange Effective Date (as defined in the Exchange Agreement), (a) all of the Existing Term Loans shall be deemed fully paid, satisfied and discharged immediately and automatically upon each Existing Term Lender's receipt of its allocated Exchange Consideration (as defined in the Exchange Agreement) on the terms and subject to the conditions set forth in the Exchange Agreement and (b) all of the Existing Revolving

-2- DM_US 600801263-21.146243.0001 Loans and all of the Existing Revolving Commitments shall be deemed fully paid, satisfied and discharged immediately and automatically upon each Existing Revolving Lender's receipt of its allocated Exchange Consideration on the terms and subject to the conditions set forth in the Exchange Agreement (collectively, the "Discharge of the Existing Loans"), including the execution and delivery by the Loan Parties of this Agreement, pursuant to which each such Existing Lender shall be deemed to have made its Pro Rata Share of the Term Loans. In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS; CERTAIN TERMS Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms: "Account Debtor" means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable of such Person. "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold or leased and/or services rendered and/or from the licensing of intellectual property, including accounts (as such term is defined in the UCC), general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto. "Action" has the meaning specified therefor in Section 12.12. "Additional Amount" has the meaning specified therefor in Section 2.09(a). "Administrative Agent" has the meaning specified therefor in the preamble hereto. "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Secured Parties. "Administrative Borrower" has the meaning specified therefor in Section 4.05(a). "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise (including by way of an external voting agreement or other arrangement) and "controlling" and "controlled" have meanings correlative thereto. Notwithstanding anything herein to the contrary,

-3- DM_US 600801263-21.146243.0001 in no event shall any Agent, any Lender or any of their respective affiliates be considered an "Affiliate" of any Loan Party solely as a result of the Loan Documents. For the avoidance of doubt, each Subsidiary of Parent is an Affiliate of Parent. "Agent" and "Agents" have the respective meanings specified therefor in the preamble hereto. "Agent Advances" has the meaning specified therefor in Section 10.07(c). "Agent-Related Person" means collectively, Agent, its sub-agents and its and their Related Parties. "Aggregate Payments" has the meaning specified in Section 11.06. "Agreement" means this Financing Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative. "Ankura" has the meaning specified therefor in the preamble hereto. "Anti-Corruption Laws" has the meaning specified therefor in Section 6.01(ll). "Anti-Terrorism Laws" means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the "Bank Secrecy Act"), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, including CAML, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto. "Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 4.00% per annum and (b) any Term SOFR Rate Loan or any portion thereof, 5.00% per annum; provided, that, to the extent a PIK Election has been made by the Borrowers pursuant to Section 2.04(b), the Applicable Margin with respect to the Term Loans the interest on which is so paid-in-kind shall increase by 0.50% with respect to such interest payment (which premium, for the avoidance of doubt, may be paid- in-kind). "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit E hereto or such other form reasonably acceptable to the Administrative Agent.

-4- DM_US 600801263-21.146243.0001 "Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer, controller or other financial officer performing similar functions, president or executive vice president of such Person. "Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 2.04(d). "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended from time to time, and any successor statute or any similar federal or state laws for relief of debtors. "Benchmark" means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.04(d). "Benchmark Replacement" means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Required Lenders (in consultation with the Administrative Borrower) giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. "Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Lenders (in consultation with the Administrative Borrower) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

-5- DM_US 600801263-21.146243.0001 "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and (ii) in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (i) or (ii) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the

-6- DM_US 600801263-21.146243.0001 calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). "Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). "Benchmark Unavailability Period" means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.04(d)(v) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.04(d)(v). "Blocked Person" means any Person: (a) that is publicly identified (i) on the most current list of "Specially Designated Nationals and Blocked Persons" published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC comprehensive sanctions or embargo program, (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law, or (iii) as prohibited from doing business with Canada under any Anti- Terrorism Law; (b) that is owned 50% or more or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above; (c) which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and (d) that is affiliated or associated with a Person described in clauses (a), (b) or (c) above. "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor). "Board of Directors" means, with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) a limited liability company, the managing member or members or any

-7- DM_US 600801263-21.146243.0001 controlling committee or board of managers or equivalent governing body of such company or the sole member or the managing member thereof, and (d) any other Person, the entity, individual, board or committee of such Person serving a similar function. "Borrower" and "Borrowers" have the respective meanings specified therefor in the preamble hereto. "Borrower Materials" has the meaning specified in Section 7.01(a). "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Amsterdam are authorized or required to close. "CAML" means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other anti-terrorism laws and "know your client" policies, regulations, laws or rules applicable in Canada, including any guidelines or orders thereunder. "Canadian Defined Benefit Plan" means any Canadian Pension Plan which contains a "defined benefit provision" as defined in subsection 147.1(1) of the ITA. "Canadian Loan Party" means any Loan Party that is organized under the laws of Canada or any province or territory thereof. "Canadian Pension Event" means solely with respect to a Canadian Defined Benefit Plan (a) the termination by a Loan Party of such a Canadian Defined Benefit Plan; or (b) the filing of a notice of intention to terminate in whole or in part such a Canadian Defined Benefit Plan or the treatment of such a Canadian Defined Benefit Plan amendment as a termination or partial termination; or (c) the issuance of an order or notice of intended decision by any Governmental Authority to terminate or have an administrator or like body appointed to administer such a Canadian Defined Benefit Plan; or (d) any other event or condition which would reasonably be expected to constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of an administrator or trustee to administer, any such Canadian Defined Benefit Plan. "Canadian Pension Plans" means each pension plan or arrangement required to be registered under Canadian federal or provincial law that is or was established, maintained, administered or contributed to or required to be contributed to by a Loan Party or any Subsidiary of any Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively. "Canadian Security Agreement" means a Canadian Pledge and Security Agreement, substantially in the form of Exhibit J, made by a Canadian Loan Party (or any other Loan Party with respect to Collateral located in Canada) in favor of the Collateral Agent for the benefit of the Secured Parties, securing the Obligations and delivered to the Collateral Agent. "Canadian Security Documents" means the Canadian Security Agreement and any other security agreement, debenture, pledge or hypothec governed by the laws of Canada or any province or territory thereof and any other agreement governed by the laws of Canada or any

-8- DM_US 600801263-21.146243.0001 province or territory thereof which is required by the Collateral Agent and which is entered into at any time by any Loan Party in accordance with the terms of this Agreement (in each case, as amended, amended and restated, supplemented or otherwise modified from time to time). "Canadian Subsidiary" means any Subsidiary of Parent that is organized under the laws of Canada or any province or territory thereof. "Capital Expenditures" means, with respect to any Person for any period, the sum of, without duplication, (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations that are paid or due and payable during such period which in accordance with GAAP, would be classified as capital expenditures, plus (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person; provided, however, that the following shall not constitute Capital Expenditures: (i) expenditures by a Loan Party financed with the Net Cash Proceeds of the sale or issuance by Parent (or one or more holding companies controlling Parent) or any other Loan Party of their Qualified Equity Interests to the extent the issuance thereof is permitted hereunder, (ii) expenditures by a Loan Party made with any proceeds permitted to be reinvested pursuant to Section 2.05(c)(viii), (iii) expenditures made by a Loan Party to effect leasehold improvements (including any common area maintenance or other proportionate charges) to any property leased by such Loan Party as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party, (iv) expenditures that are accounted for as capital expenditures of a Loan Party and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (v) property, plant and equipment taken in settlement of accounts, and (vi) expenditures to the extent that they are made with (x) the proceeds of Dispositions or (y) insurance proceeds or other compensation with respect to casualty events. "Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person. "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within 1 year from the date of acquisition thereof; (b) commercial paper, maturing not more than 1 year after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (c) certificates of deposit maturing not more than 1 year after the date of issue, issued by commercial banking institutions and money

-9- DM_US 600801263-21.146243.0001 market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) marketable short-term money market accounts and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody's or Standard & Poor's; (f) marketable tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within 1 year from the date of acquisition thereof and (g) readily marketable direct obligations issued by any State, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody's or Standard & Poor's with maturities of one year or less from the date of acquisition. "Cash Management Accounts" means the bank accounts, securities accounts, commodity accounts of each Loan Party (other than Excluded Accounts) maintained at one or more Cash Management Banks listed on Schedule 8.01. "Cash Management Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant springing "control" (as defined under the applicable UCC, or as otherwise required by the Required Lenders to maintain cash management in the case of any deposit account governed by the laws of Canada or any province or territory thereof) over such account to the Collateral Agent. "Cash Management Bank" has the meaning specified therefor in Section 8.01(a). "Cash Management Deadline" has the meaning specified therefor in Section 8.01(b). "Cash Management Services" means any of the following: automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), cash pooling arrangements, other demand deposit or operating account relationships, foreign exchange facilities, credit card processing services and merchant services. "Cash Management Services Agreement" means any agreement or arrangement to provide Cash Management Services to Parent, the Borrowers or any Subsidiary. "Cash Management Services Bank" means Bank of America, N.A. or its affiliate in its capacity as a party to a Cash Management Services Agreement.

-10- DM_US 600801263-21.146243.0001 "Cash Management Services Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses in an aggregate amount not to exceed $500,000 owing by the Loan Parties to the Cash Management Services Bank pursuant to or evidenced by the Cash Management Services Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured. "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) all requests, rules, regulations, guidelines, interpretations or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case, pursuant to Basel III, shall, in each case, be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued, promulgated or implemented. "Change of Control" means each occurrence of any of the following: (a) the acquisition of the beneficial ownership by any "person" or "group" (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the 1934 Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) underwriters in connection with any offering of Equity Interests), of voting common stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting common stock of the Parent and (y) the percentage of the total voting power of all of the outstanding voting common stock of the Parent owned, directly or indirectly, beneficially by the Permitted Holders; provided, that notwithstanding the provisions of this clause (a), no "Change of Control" shall be deemed to have occurred under this clause (a) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of the Parent; (b) the Parent shall cease to have beneficial ownership (as defined in Rule 13d- 3 under the Exchange Act) of, directly or indirectly, 100% of the aggregate voting or economic power of the Equity Interests of (i) the Borrowers and (ii) each other Loan Party and each of its Subsidiaries (or, in the case of any Permitted Joint Venture, 100% of the aggregate voting or economic power of the Equity Interests of such Permitted Joint Venture owned by the Loan Parties as of the date of formation and/or acquisition thereof, but without giving effect to any dilution caused by additional investments made by the equityholders of such Permitted Joint Venture after such date) (other than, solely in the case of clause (ii) above, including with respect to the Equity

-11- DM_US 600801263-21.146243.0001 Interests of any Permitted Joint Venture, in connection with any transaction permitted pursuant to Section 7.02(c)(ii)), free and clear of all Liens (other than Permitted Liens); or (c) a "Change of Control" (or any comparable term or provision) under or with respect to any documents governing the Equity Interests or Subordinated Indebtedness of the Parent or any of its Subsidiaries. "CIP Regulations" has the meaning specified in Section 10.11. "Collateral" means all of the "Collateral" referred to in the Security Documents and all of the other property and assets that are or are required under the terms hereof or of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties; provided, that "Collateral" shall not include any Excluded Property. "Collateral Agent" has the meaning specified therefor in the preamble hereto. "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds). "Commitments" means, with respect to each Lender, such Lender's Term Loan Commitment. "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. "Communication" means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. "Competitor" means any direct competitor of any Loan Party or a Subsidiary of a Loan Party that is in the same line of business as the Loan Parties and their respective Subsidiaries designated in writing by the Administrative Borrower to the Agents from time to time or any other Affiliate of such competitor clearly identifiable as such on the basis of such Affiliate's name, in each case as set forth in the definition of Disqualified Institutions. The Administrative Agent shall be permitted, upon the written request of any Lender, to make available the list of Competitors to such inquiring Lender. "Competitor Debt Fund Affiliate" means, with respect to any Competitor, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution) that is (a) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and (b) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Competitor or Affiliate thereof. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and "controlling" and "controlled" have meanings correlative thereto.

-12- DM_US 600801263-21.146243.0001 "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit F or such other form to which the Required Lenders may reasonably agree, duly executed by an Authorized Officer of the Parent. "Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Reference Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage or match funding provisions (including Section 2.04(d)(vi)) and other technical, administrative or operational matters) that the Required Lenders (in consultation with the Administrative Borrower) decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Required Lenders (in consultation with the Administrative Borrower) decide that adoption of any portion of such market practice is not administratively feasible or determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Required Lenders and Administrative Agent decide (in consultation with the Administrative Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). "Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. "Consolidated EBITDA" means, with respect to any Person for any period: (a) the Consolidated Net Income of such Person for such period, plus (b) without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period: (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Net Interest Expense, (iii) any depreciation and amortization expense, (iv) any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, (v) any non-cash loss from extraordinary items, and

-13- DM_US 600801263-21.146243.0001 (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory), minus (c) without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period: (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, (iii) any gain from extraordinary items, and (iv) any non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interest; in each case, determined on a consolidated basis in accordance with GAAP. "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries. "Consolidated Net Interest Expense" means, with respect to any Person for any period, (a) gross cash interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) cash interest income for such period and (ii) gains for such period on hedging agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on hedging agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with hedging agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP; provided, that, for purposes of any calculation of Excess Cash Flow, any interest expense of such Person and its Subsidiaries for such period paid in cash shall be treated as an interest expense for purposes of this definition regardless of whether it is recorded as an interest expense in accordance with GAAP. "Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent

-14- DM_US 600801263-21.146243.0001 (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto. "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith. "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. "Controlled Investment Affiliate" means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. "Copyrights" means all domestic and foreign copyrights, copyrightable works, data, database and design rights, and software, and all registrations, applications, renewals, extensions and reversions thereof, together with any moral rights associated therewith, whether registered or unregistered, including, without limitation, all copyright rights (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now or hereafter owned, acquired, developed or used by Parent or any of its Subsidiaries, all applications, registrations and recordings thereof (including, without

-15- DM_US 600801263-21.146243.0001 limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof. "Corresponding Debt" has the meaning specified in Section 10.14(b). "Credit Party" has the meaning specified in Section 12.08(b). "Current Value" has the meaning specified therefor in Section 7.01(n). "De Minimis Receipts Proceeds Threshold" has the meaning specified therefor in Section 2.05(c)(vii). "De Minimis Sale Proceeds Threshold" has the meaning specified therefor in Section 2.05(c)(v). "Debtor Relief Law" means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration or similar debtor relief law (including, without limitation, any proceeding under applicable corporate law seeking a compromise or arrangement of any debts of the corporation or a stay of proceedings to enforce any of the claims of the corporation's creditors against it) of the United States or other applicable jurisdiction from time to time in effect, including any of the Dutch Bankruptcy Act (Faillissementswet), the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding Up and Restructuring Act (Canada). "Default" means an event which, with the giving of notice or the lapse of time or both, would (unless cured or waived hereunder) constitute an Event of Default. "Defaulting Lender" means (x) any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Administrative Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent or the Administrative Borrower; to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent

-16- DM_US 600801263-21.146243.0001 and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, administrator receiver, liquidator, compulsory manager or assignee for the benefit of creditors or similar Person charged with reorganization, administration, dissolution, winding-up or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become insolvent or has been determined by any Governmental Authority having regulatory authority over such Person or its assets to be insolvent, or the assets or management of which has been taken over by any Governmental Authority. Notwithstanding anything herein to the contrary, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender. "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells (including, without limitation, any sale and leaseback transaction), assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, "Disposition" shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d), any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party; provided, that for purposes of clauses (c) and (d), any such cash payment or other consideration received in exchange for such early termination, modification or sale shall be reduced on a dollar-for-dollar basis by any expenses actually incurred and paid (or required to be promptly paid) by the Parent or any of its Subsidiaries to unaffiliated third parties in connection with such early termination, modification or sale. For the avoidance of any doubt, "Disposition" shall not include the expiration of a Lease by its terms or the non-renewal of a Lease. "Disqualified Equity Interests" means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments or scheduled dividends

-17- DM_US 600801263-21.146243.0001 in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness (but solely such portion that is so convertible would be deemed to be a Disqualified Equity Interest) or any other Equity Interests that would constitute Disqualified Equity Interests, in each case at any time, prior to the date that 180 days after the Final Maturity Date, except, in the case of clauses (a) and (b), if as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations and the termination of the Commitments; provided, further, that notwithstanding anything to the contrary, the Exchange Preferred Shares shall not be deemed a Disqualified Equity Interest. "Disqualified Institution" means: (a) (i) any Person identified in writing to the Administrative Agent on or prior to the Effective Date and set forth on Schedule 1.01(B), (ii) any Person that is identified in writing to the Administrative Agent after the Effective Date subject to the consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned), (iii) any Affiliate of any Person described in clauses (i) or (ii) above that is clearly identifiable on the basis of such Person's name as an Affiliate of such Person, and (iv) any other Affiliate of any Person described in clauses (i) or (ii) above that is identified in a written notice to the Administrative Agent (each such person, a "Disqualified Lending Institution"); and (b) (i) any Person that is a Competitor (other than a Competitor Debt Fund Affiliate) that is identified in writing to the Administrative Agent on or prior to the Effective Date and set forth on Schedule 1.01(B), (ii) any Person that is a Competitor identified in writing to the Administrative Agent after the Effective Date (it being understood and agreed that no Competitor Debt Fund Affiliate of any Competitor or any other Lender may be designated as a Disqualified Institution pursuant to this clause (ii)) and (iii) any Affiliate of any Person described in clause (i) or (ii) above (other than any Competitor Debt Fund Affiliate) that is clearly identifiable on the basis of such Person's name as an Affiliate of such Person; provided, that no written notice delivered pursuant to clauses (a)(ii), (a)(iii) (a)(iv), (b)(i) (b)(ii) and/or (b)(iii) above shall, with respect to any Lender, apply (x) until five Business Days after such notice is received by such Lender (it being understood and agreed that delivery to the Administrative Agent by the Administrative Borrower shall constitute receipt by such Lender) and (y) retroactively to disqualify any Person that has previously acquired an assignment or participation interest in the Loans prior to the delivery of such notice. "Disqualified Lending Institution" has the meaning specified in the definition of "Disqualified Institution". "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America. "Domestic Loan Party" means any Loan Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

-18- DM_US 600801263-21.146243.0001 "Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia. "Dutch Loan Party" means any Loan Party formed under the laws of the Netherlands. "Dutch Security Documents" means the Dutch Share Pledge and any other security agreement, pledge or mortgage governed by the laws of the Netherlands which is required by the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and which is entered into at any time by any Loan Party in accordance with the terms of this Agreement (in each case, as amended, amended and restated, supplemented or otherwise modified from time to time). "Dutch Share Pledge" means the Dutch law governed notarial deed of pledge over the shares in Surfboard, substantially in the form of Exhibit K, entered into on or around the date of this Agreement and made among [New Privacy One Group, Inc.]1, as pledgor, the Collateral Agent as pledgee and Surfboard as company, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which [New Privacy One Group, Inc.] pledges 100% of the shares in the capital of Surfboard to the Collateral Agent to secure the Parallel Debts. "Dutch Subsidiary" means any Subsidiary of Parent formed under the laws of the Netherlands. "Effective Date" has the meaning specified therefor in Section 5.01. "Electronic Copy" has the meaning specified in Section 12.08(b). "Electronic Record" and "Electronic Signature" have the respective meanings specified by 15 U.S.C. § 7006, as it may be amended from time to time. "Employee Plan" means an "employee benefit plan" (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or to which any Loan Party has any liability (including any contingent liability with respect to any of its ERISA Affiliates). "Environmental Actions" means any administrative or judicial action, written complaint, summons, citation, notice of violation, written directive, order, written claim, litigation, governmental investigation, judicial or administrative proceeding, judgment, letter, consent decree, settlement or other written communication from any Person or Governmental Authority relating to (a) violation of, non-compliance with or alleged violation of or non-compliance with, any Environmental Law by any Loan Party or any of its Subsidiaries or any of their predecessors in interest in connection with the ownership or operation of the assets, the facilities, the properties or the business of any Loan Party or any of its Subsidiaries or any of their respective predecessors 1 NTD: Pledgor entity subject to confirmation of shareholder structure and share acquisition.

-19- DM_US 600801263-21.146243.0001 in interest; (b) any actual or alleged liabilities, responsibilities or obligations of any Loan Party or any of its Subsidiaries arising under Environmental Law (i) relating to adverse environmental conditions at, on, under or migrating from any assets, facilities or properties owned or operated by any Loan Party or any of its Subsidiaries or any of their respective predecessors in interest; or (ii) resulting from or in connection with violations of Environmental Law with respect to the operation of the assets, the facilities, the properties or the business of any Loan Party or any of its Subsidiaries or any of their respective predecessors in interest; or (c) any Release or threatened Release of Hazardous Materials (i) in, at, on, under, emanating or migrating from or to any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any of their respective predecessors in interest, (ii) in, at, on, under, emanating or migrating from any adjoining property owned or operated by any Loan Party, or (iii) in, at, on, under, emanating or migrating from any facilities which received Hazardous Materials generated, transported, treated, stored, used or disposed of by any Loan Party or any of its Subsidiaries or any of their respective predecessors in interest. "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), Solid Waste Disposal Act, including the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (as the Occupational Safety and Health Act relates to exposure to Hazardous Materials), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or human health and safety (as it relates to exposure to Hazardous Materials) or relating to the protection of the environment or human health and safety (as it relates to exposure to Hazardous Materials) or the Release, deposit or migration of any Hazardous Materials into the environment. "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, natural resource damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest (i) incurred as a result of any Environmental Action or in connection with any adverse environmental condition at, on, under or migrating from or to any assets, facilities or properties owned or operated by any Loan Party or any of its Subsidiaries or any of their respective predecessors in interest or any Release of Hazardous Materials resulting from the ownership, lease, sublease or other occupation of property or the operation of any Loan Party or any of its Subsidiaries or any of their respective predecessors in interest, or (ii) consisting of or relating to clean-up costs or corrective action, including any investigation, clean-up, removal, containment, monitoring or other remediation or response required by Environmental Laws (whether or not such has been required or requested by any Governmental Authority or any other Person). "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

-20- DM_US 600801263-21.146243.0001 "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws. "Equipment" means equipment (as that term is defined in the Uniform Commercial Code), and includes machinery, machine tools, motors, furniture, furnishings, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, Inventory or fixtures), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing. "Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non- voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable. "Equity Issuance" means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code. "Erroneous Payment" has the meaning specified therefor in Section 10.10(a). "Erroneous Payment Return Deficiency" has the meaning specified therefor in Section 10.10(d). "Erroneous Payment Subrogation Rights" has the meaning specified therefor in Section 10.10(d). "Event of Default" means any of the events set forth in Section 9.01. "Excess Cash Flow" means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(c)(iv)) on the Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to

-21- DM_US 600801263-21.146243.0001 be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) taxes (including federal, state, local, foreign, franchise, excise, property and similar taxes) paid or payable in cash (or reasonably expected to be paid in cash) by such Person and its Subsidiaries in respect of such period (including, for the avoidance of doubt, (A) Tax Distributions and (B) payments required to be made pursuant to the Tax Receivable Agreement, but excluding any discretionary payments under such agreement (including buyouts, early settlements or termination payments)), (vi) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA for such period, (vii) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period), (viii) an amount equal to the sum of the aggregate cash proceeds from any non-ordinary course Disposition to the extent included in Consolidated EBITDA and (ix) any cash dividend payments made pursuant to the Stock Purchase Agreement. "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Exchange Agreement" has the meaning specified therefor in the Recitals hereto. "Exchange Cash Consideration" has the meaning set forth in the Exchange Agreement. "Exchange Consideration" has the meaning set forth in the Exchange Agreement. "Exchange Preferred Shares" has the meaning set forth in the definition of "Stock Purchase Agreement". "Exchange Stock Consideration" has the meaning set forth in the Exchange Agreement. "Excluded Account" means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees, (b) tax accounts (including any sales tax accounts), (c) escrow accounts securing obligations permitted under this Agreement to be incurred and cash collateralized for the benefit of third parties not affiliated with the Secured Parties or for other purposes permitted under this Agreement, (d) fiduciary or trust accounts, (e) zero balance deposit accounts with any remaining balances in such deposit accounts to be swept on a daily basis to a Cash Management Account subject to a Cash Management Agreement, and (f) Petty Cash Accounts.

-22- DM_US 600801263-21.146243.0001 "Excluded Foreign Subsidiaries" means any Foreign Subsidiary with respect to which the burden or cost of becoming a Guarantor outweighs, or would be excessive in light of, the practical benefits afforded to the Lenders thereby as determined by the Required Lenders in good faith in consultation with the Administrative Borrower. "Excluded Property" means: (a) any leasehold interest in real property; (b) margin stock; (c) assets the grant or perfection of a security interest in which would (i) be prohibited under any applicable Requirement of Law (including any rule and/or regulation of any governmental authority or agency) and/or (ii) require any governmental or regulatory consent, approval, license or authorization, in each case to the extent such consent, approval, license or authorization has not been obtained after using commercially reasonable efforts to do so in each case of the foregoing clauses (i) and (ii), after giving effect to the applicable anti-assignment provisions of the UCC or any other Requirement of Law and other than proceeds thereof to the extent that the assignment of the same is effective under the UCC or other applicable Requirement of Law notwithstanding such consent or restriction; (d) any "intent-to-use" (or similar) trademark application prior to the filing and acceptance by the U.S. Patent and Trademark Office (or similar Governmental Authority) of a "Statement of Use", "Amendment to Allege Use" or similar filing with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability or such intent-to-use (or similar) trademark application or registration issuing therefrom under applicable federal Law; (e) commercial tort claims equal to or less than $1,000,000; (f) (i) motor vehicles and other assets subject to certificates of title and (ii) letter of credit rights (to the extent not constituting a supporting obligation and to the extent not exceeding $250,000 in the aggregate), in each case, except to the extent perfection can be achieved by filing a UCC-1 financing statement; (g) any lease, license or other agreement or any property subject to a sale- leaseback obligation expressly permitted under this Agreement and to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination or consent in favor of any other party thereto (other than Parent or any Subsidiary of Parent); (h) Excluded Accounts and the funds or other property held in or maintained in any such account; (i) Equity Interests of any Permitted Joint Venture and any non-Wholly- Owned Subsidiary, in each case, in excess of 100% of the Equity Interests owned by the Loan Parties;

-23- DM_US 600801263-21.146243.0001 (j) any governmental licenses or state or local franchises, charters and/or authorizations (in each case, but not the proceeds thereof) the grant or perfection of a security interest in which would require governmental consent (and such consent has not been obtained after the use by the Loan Parties of commercially reasonable efforts), to the extent security interests in such licenses, franchises, charters or authorizations, properties or assets are expressly prohibited thereby after giving effect to the applicable anti-assignment provisions of the UCC or any other Requirement of Law and other than proceeds thereof to the extent that the assignment of the same is effective under the UCC or other Requirement of Law notwithstanding such consent or restriction; provided that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, such licenses or state or local franchises, charters and/or authorizations shall cease to be Excluded Property; and (k) other assets as to which the Required Lenders, in their sole discretion and in consultation with the Administrative Borrower, shall determine that (i) the costs of obtaining or perfecting a security interest therein outweigh, or is excessive in light of, the practical benefit to the Lenders of the security afforded thereby and/or (ii) solely in the case of Equity Interests of an Excluded Foreign Subsidiary, the grant or perfection of a security interest in which would be reasonably likely to result in material and adverse tax consequences to the Loan Parties (including as a result of the operation of Section 956 of the Code or any similar law or regulation). "Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason not to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. "Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

-24- DM_US 600801263-21.146243.0001 "Executive Order" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. "Existing Agent" has the meaning specified therefor in the recitals hereto. "Existing Borrower" has the meaning specified therefor in the recitals hereto. "Existing Credit Agreement" has the meaning specified therefor in the recitals hereto. "Existing Credit Parties" has the meaning specified therefor in the recitals hereto. "Existing Lenders" has the meaning specified therefor in the recitals hereto. "Existing Loans" has the meaning specified therefor in the recitals hereto. "Existing Revolving Commitments" has the meaning specified therefor in the recitals hereto. "Existing Revolving Loans" has the meaning specified therefor in the recitals hereto. "Existing Term Lenders" has the meaning specified therefor in the recitals hereto. "Existing Term Loans" has the meaning specified therefor in the recitals hereto. "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of amounts described in Section 2.05(c)(iv) or Section 2.05(c)(vi)), including, without limitation: (a) foreign, United States, state or local tax refunds received by the Parent or any of its Subsidiaries (which shall be calculated on a consolidated basis), (b) pension plan reversions, (c) proceeds of insurance (other than (i) so long as no Event of Default has occurred and is continuing, proceeds of business interruption insurance and (ii) to the extent such insurance proceeds are required to be paid promptly to a Person that is not the Parent or any of its Subsidiaries in accordance with applicable Requirements of Law or Contractual Obligations entered into in the ordinary course of business), (c) proceeds of judgments, proceeds of settlements or other consideration of any kind received in connection with any cause of action, (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments; provided, however, that in the case of clauses (b), (d), (e) and (f) of this definition, "Extraordinary Receipts" shall not include (A) proceeds used for reimbursement of any out-of-pocket costs and expenses incurred or made by the Parent or such Subsidiary to unaffiliated third parties or to pay, reimburse or indemnify any other third party in

-25- DM_US 600801263-21.146243.0001 respect of other obligations directly related to the event which resulted in the payment of such proceeds and (B) proceeds of Indebtedness; provided, further, that "Extraordinary Receipts" shall be reduced on a dollar-for-dollar basis by any expenses previously actually incurred and paid (or required to be promptly paid) by the Parent or such Subsidiary to unaffiliated third parties (x) in connection with the event giving rise to such proceeds and (y) recorded as an expense on the income statement of the Parent or such Subsidiary, and (f) proceeds in respect of clause (j) of the definition of "Permitted Disposition." "Facility" means the fee-owned real property identified on Schedule 1.01(C) and any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith. "Fair Share" has the meaning specified in Section 11.06. "Fair Share Contribution Amount" has the meaning specified in Section 11.06. "FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board. "FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreements entered into in connection therewith. "FCPA" has the meaning specified therefor in Section 6.01(ll). "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. "Fee Letter" means the Fee Letter, dated as of the date hereof, among the Borrowers and the Agents. "Final Maturity Date" means January 14, 2031. "Financial Statements" means the financial statements for the Fiscal Year ending on December 31, 2025. "First Amendment to Credit Agreement" has the meaning specified therefor in the recitals hereto.

-26- DM_US 600801263-21.146243.0001 "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each year. "Floor" means a rate of interest equal to 1.50% per annum. "Foreign Lender" means any Lender that is not a U.S. Person. "Foreign Official" has the meaning specified therefor in Section 6.01(ll). "Foreign Subsidiary" means any Subsidiary of the Parent that is not a Domestic Subsidiary. "Funding Losses" has the meaning specified therefor in Section 2.04(d)(vi). "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis. "Governing Documents" means, (a) with respect to any corporation or company, the memorandum, certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, including any unanimous shareholder agreement or declaration relating to such corporation or company); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement (or equivalent or comparable constitutive documents with respect to any Foreign Subsidiary); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization (or equivalent or comparable constitutive documents with respect to any Foreign Subsidiary); (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization; and (e) with respect to any Dutch Loan Party, its deed of incorporation, its articles of association and an up-to-date extract from the Dutch trade register. "Governmental Authority" means any nation or government, any foreign, Federal, state, provincial, territorial, city, town, municipality, county, local or other governmental, public, quasi-governmental, political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, authority, division or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). "Guaranteed Obligations" has the meaning specified therefor in Section 11.01. "Guarantor" means (a) the Parent and each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (b) each other Person which guarantees, pursuant

-27- DM_US 600801263-21.146243.0001 to Section 7.01(b), all or any part of the Obligations. As of the Effective Date, each Subsidiary of the Parent is a Borrower or a Guarantor hereunder. "Guaranty" means the guaranty of each Guarantor party hereto contained in Article XI hereof, together with any other guaranty or guaranty supplement delivered pursuant to Section 7.01(b). "Hazardous Material" means (a) any element, compound or chemical that is defined, listed, regulated or otherwise classified as a hazardous material, contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste or special waste as defined or identified under applicable Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity pursuant to 40 CFR Part 261 as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws. "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. "Holdout Lender" has the meaning specified therefor in Section 12.02(b). "Issuer" has the meaning specified therefor in the definition of Stock Purchase Agreement. "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created, unless the payment of such account payables is being contested in good faith by appropriate proceedings promptly initiated and diligently being conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor), including, without limitation, in each case, only to the extent fully- earned due and non-contingent earn-outs, purchase price adjustments and similar obligations; (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all unpaid reimbursement obligations and liabilities, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on the

-28- DM_US 600801263-21.146243.0001 basis of the net termination value, of such Person under hedging agreements; (h) the net present value of all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing to the extent not otherwise constituting Indebtedness under this definition; (i) all Contingent Obligations to the extent not otherwise constituting Indebtedness under this definition; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall only include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, to the extent such Indebtedness has recourse to such Person. Any amount of any Indebtedness for which recourse is expressly limited to a specific asset shall be limited to the lower of the then-outstanding amount of the obligations and the fair market value of such asset. With respect to Contingent Obligations, any amount of Indebtedness attributed thereto shall be valued at the lower of the principal amount of the obligations guaranteed and outstanding and the maximum amount for which the guaranteeing Person may be liable thereunder. "Indemnified Matters" has the meaning specified therefor in Section 12.15. "Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. "Indemnitees" has the meaning specified therefor in Section 12.15. "Insolvency Proceeding" means any proceeding or proposal commenced by or against any Person under any provision of any Debtor Relief Law. "Intellectual Property" means all Copyrights, Patents, Trademarks and Other Intellectual Property. "Intercompany Note" means a promissory note substantially in the form of Exhibit H. "Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders. "Interest Payment Date" means (a) as to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided, that if any Interest Period for a Term SOFR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also

-29- DM_US 600801263-21.146243.0001 be Interest Payment Dates; and (b) as to any Reference Rate Loan, each Scheduled Payment Date, commencing with the last Business Day of [_____]2. "Interest Period" means, with respect to each Term SOFR Rate Loan, a period commencing on the date of the making of such Term SOFR Rate Loan (or the continuation of a Term SOFR Rate Loan or the conversion of a Reference Rate Loan to a Term SOFR Rate Loan) and ending one, three or six months thereafter (in each case, subject to the availability thereof); provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c) through (e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, three or six months (as applicable) after the date on which the Interest Period began, as applicable, (e) no tenor that has been removed from this definition pursuant to Section 2.04(d) shall be available for specification in any Notice of Borrowing or Term SOFR Rate Notice, and (f) the Borrowers may not elect an Interest Period which will end after the Final Maturity Date. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder. "Inventory" means, with respect to any Person, all inventory (as that term is defined in the Uniform Commercial Code) and all goods and merchandise of such Person held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash. "Investment" means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts Receivable arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. For all purposes of this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any repayment of principal and/or interest in the case of any Investment in the 2 NTD: To be the first fiscal quarter after the Effective Date.

-30- DM_US 600801263-21.146243.0001 form of a loan or other debt instrument (or, with respect to loans or other debt owing to a Loan Party by a Subsidiary that is not a Loan Party, giving effect to any repayment only to the extent made out of earned income of such Subsidiary). "Investors" means (a) the Sponsors, (b) the Management Investors, (c) Cannae Holdings, Inc., a Delaware corporation, and (d) other direct or indirect investors in the Existing Borrower that rolled over their Equity Interests on the Original Closing Date. "IP Security Agreements" has the meaning specified therefor in Section 6.01(ff). "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b). "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee. "Legal Reservations" means the application of Debtor Relief Laws and general principles of equity. "Lender" and "Lenders" have the meanings specified therefor in the preamble hereto. "Lender Group" means, individually and collectively, each of the Lenders and each of the Agents. "Liability Management Transaction" means, any transaction or series of related transactions that is designed to: (x) raise liquidity (including the issuance of any Disqualified Equity Interests) for Parent, its Subsidiaries, or any other Affiliate at a time when the Borrowers' or any such Person's near-term liquidity prospects are constrained or diminishing such that repayment by the Loan Parties of the Loans and the other Obligations is impaired, (y) preserve or move any portion of a valuable asset (including equity) of Parent or any of its Subsidiaries for the benefit of an Affiliate of the Loan Parties that is not a Loan Party or any creditor or equityholders of the Borrowers or any of their Affiliates (in each case other than a Loan Party), or (z) restructure or otherwise impact the Loan Parties' capital structure in a manner that improves the prospects of a class or subset of stakeholders (including the Permitted Holders and its Affiliates, any other equityholder, and any debt financing providers (including any class or subset of Lenders)), by elevating such stakeholder's priority (whether effectively, structurally or contractually) or ability to direct actions or vote under the Loan Documents or in an insolvency proceeding, including any of the following: (a) any Indebtedness issued in exchange for, or the net proceeds (or deemed net proceeds in the event of a cashless transaction) of which are used, in whole or in part, to modify, extend, refinance, renew, replace, retire or refund (or any other transaction that would have the effect of circumventing the restrictions set forth in the covenants hereof or achieve the same effect as the foregoing) any existing Indebtedness of Parent or any of its Affiliates (the "Existing LMT Debt") with any other Indebtedness or debt-like instruments (including preferred Equity Interests) of Parent or any of its Subsidiaries (the "New LMT Debt") in a transaction the result of which is

-31- DM_US 600801263-21.146243.0001 to 'uptier' holders of such Existing LMT Debt into New LMT Debt that is effectively (including as to security or recourse to additional assets or through a 'double dip' or 'pari plus' structure), contractually or structurally senior (in right of payment or security) to the Existing LMT Debt, (b) any Investment, Restricted Payment or transfer or other Disposition (including any indirect transfers effectuated through a release of a Loan Party, a merger, amalgamation, division, similar undertaking or causing a Loan Party or any of its Subsidiaries to become a non-Wholly Owned Subsidiary or an "unrestricted" Subsidiary) of assets constituting Collateral immediately prior to such Investment, Restricted Payment or transfer or other Disposition is made to an Affiliate of Parent or any of its Subsidiaries that is not a Loan Party (including any non-Loan Party Subsidiary or Affiliate that is not a Loan Party (including, for the avoidance of doubt, by way of issuing Equity Interests and causing a Loan Party to become a non- Wholly Owned Subsidiary or designating any Subsidiary as "unrestricted" Subsidiary)), in each case, to (i) facilitate a new financing of Indebtedness or debt-like instruments (including the issuance of any preferred Equity Interests), or otherwise undertake a transaction that monetizes such property, the result of which raises, directly or indirectly, liquidity for the Loan Parties and their Subsidiaries or to provide cash flow assistance to the Loan Parties and their Subsidiaries (including in furtherance of exchanging, modifying, extending, refinancing, renewing, replacing, retiring or refunding, in whole or in part, Existing LMT Debt), (ii) guarantee or otherwise increase credit support for any existing Indebtedness or debt-like instrument, or (iii) transfer (whether by a distribution, dividend, or otherwise) such property to an Affiliate of a Loan Party the primary purpose of which is to preserve the value of such property for such Affiliate, (c) any release of a Guarantor or of a material portion of the Collateral, in each case effected with the intent that such released Person or asset secure or serve as support for new Indebtedness, a new equity issuance, or to otherwise raise liquidity or to provide cash flow assistance, (d) any transaction whereby an obligation of a Loan Party owed to an Affiliate of a Loan Party (other than another Loan Party that is a Domestic Subsidiary) would directly or indirectly be pari passu or senior (in right of payment or security) to the Obligations, (e) incurring any Indebtedness for borrowed money, or granting a Lien on its assets securing Indebtedness for borrowed money, on a senior basis (in right of payment or security) to the Obligations or the Liens securing the Obligations (other than Liens which are explicitly permitted to be incurred on a senior basis under the Loan Documents as in effect as of the Effective Date), (f) incurring any Indebtedness for the primary purpose of, or that has the effect of, influencing the provision of, or in connection with, obtaining any modification, amendment, release or waiver under this Agreement, or (g) any transaction or series of related transactions designed to circumvent this definition or Section 7.02(g). "Lien" means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, hypothecation, charge or other encumbrance or security

-32- DM_US 600801263-21.146243.0001 or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security. "Loan" means any portion of the Term Loan made by an Agent or a Lender to the Borrowers pursuant to Article II hereof. "Loan Account" means the account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with certain Obligations incurred by the Borrowers in accordance with this Agreement. "Loan Document" means this Agreement, any Note, any Security Document, any Guaranty, the Intercompany Subordination Agreement, any Joinder Agreement, the Fee Letter, any Perfection Certificate and any other agreement, instrument, certificate, report and other document evidencing or securing or otherwise providing credit support in respect of any Loan, any other document executed and delivered in connection with any Cash Management Services Obligation or any other Obligation or otherwise designated in writing by the Administrative Agent and the Administrative Borrower as a "Loan Document". "Loan Party" means any Borrower and any Guarantor. "Management Investors" means the current and former officers, directors, managers, employees and members of management of S1 Holdings, any Parent Company and/or any Subsidiary of S1 Holdings, any trust, partnership or other bona fide estate-planning vehicle of the foregoing individuals and any other Person Controlled by the foregoing individuals. "Material Adverse Effect" means a material adverse effect on any of (a) the operations, business, assets, properties or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other material Loan Document, (d) the rights and remedies of the Agents and the Lenders, taken as a whole, under the Loan Documents, taken as a whole, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any of the Collateral as a result of the action or inaction of a Loan Party (except as otherwise contemplated in this Agreement or any Security Document, and other than an item or items of Collateral having an aggregate fair market value of less than $2,000,000). "Maximum Judgment Amount" has the meaning specified Section 9.01(j). "Moody's" means Moody's Investors Service, Inc. and any successor thereto. "Mortgage" means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, securing the Obligations and delivered to the Collateral Agent.

-33- DM_US 600801263-21.146243.0001 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years or to which any Loan Party has any liability (including any contingent liability with respect to any of its ERISA Affiliates). "Narrative Report" means narrative report discussing the financial condition and results of operations of the Parent and its Subsidiaries for the relevant fiscal quarter or Fiscal Year, as applicable, in the form customarily prepared by management of the Parent. "Net Cash Proceeds" means, (a) with respect to any Disposition by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset so Disposed (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement or any other Indebtedness which is secured by such asset on a pari passu or junior basis to the Obligations), (ii) reasonable fees, commissions, investment banking and brokerage fees, expenses and transaction or underwriting fees related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) transfer taxes paid or reasonably estimated to be payable to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) net income taxes to be paid or reasonably estimated to be payable in connection with such Disposition (after taking into account any tax credits or deductions utilized or reasonably estimated to be utilized in determining current cash tax liability and any cash reimbursements received or reasonably estimated to be received pursuant to any tax sharing arrangements) and including (A) taxes payable by any direct or indirect equity holder of such Person to the extent attributable to such Disposition and (B) in the case of any Foreign Subsidiary, any withholding taxes that are or would be payable in cash if the related proceeds were repatriated to the United States, and (b) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable fees, commissions, investment banking and brokerage fees, expenses and transaction or underwriting fees related thereto incurred by such Person or such Subsidiary in connection therewith, (ii) transfer taxes paid or reasonably estimated to be payable by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid or reasonably estimated to be payable in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements) including any withholding taxes that are or would be payable in cash if the related proceeds of any Foreign Subsidiary were repatriated to the United States, in each case of clause (a) and (b), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid or, in the case of taxes and other amounts reasonably estimated to be payable, reserved in good faith for payment to a Person that, except in the case of reasonable out of pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries, (y) properly attributable to such transaction or to the asset that is the subject thereof and (z) if any such estimated amount is not so paid, such amount shall be deemed "Net Cash Proceeds" and, for the avoidance of any doubt, the Borrowers shall be required to prepay the Loans pursuant to Section

-34- DM_US 600801263-21.146243.0001 2.05(c)(v), 2.05(c)(vi) or 2.05(c)(vii), as applicable, within the applicable time period set forth in such Section. "New Facility" has the meaning specified therefor in Section 7.01(n). "Non-U.S. Lender" has the meaning specified therefor in Section 2.09(c). "Note" means a promissory note of the Borrowers, substantially in the form of Exhibit G hereto, evidencing the Indebtedness resulting from the making of the Loans and delivered to any Lender that requests such Note pursuant to Section 2.03(f) hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a). "Obligations" means all present and future indebtedness, obligations, and liabilities (including, without limitation, the Term Loan PIK Amount) of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents or Secured Cash Management Services Agreements include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest (including, without limitation, the Term Loan PIK Amount), charges, expenses, fees, premiums, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after, or that would have accrued but for, the commencement of any Insolvency Proceeding of any Loan Party, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding), (b) any Cash Management Services Obligations and (c) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. Notwithstanding any of the foregoing, Obligations shall not include any Excluded Swap Obligations. "OFAC Sanctions Programs" means (a) the Requirements of Law and Executive Orders administered by OFAC, including, without limitation, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced. "Original Closing Date" has the meaning specified therefor in the recitals hereto. "Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a

-35- DM_US 600801263-21.146243.0001 security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). "Other Intellectual Property" means all trade secrets, confidential and/or proprietary non-public business information, including invention disclosure statements, discoveries, improvements, designs, models, formulae, methods, techniques, algorithms, technology, processes, know-how, technical information, tools, methods, product road maps, designs, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, and rights in any jurisdiction to limit the use or disclosure thereof by any person. "Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12(b)). "Parallel Debt" has the meaning assigned to such term in Section 10.14(b). "Parent" has the meaning specified therefor in the preamble hereto. "Parent Company" means any Person of which S1 Holdings is a direct or indirect Wholly-Owned Subsidiary, it being understood that "Parent Company" shall include the Parent. "Participant Register" has the meaning specified therefor in Section 12.07(i). "Patents" means all domestic and foreign patents, letters patent, patent applications, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature (including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof, and rights in inventions, whether patentable or not, and whether or not reduced to practice), now existing or hereafter acquired, all applications, registrations and recordings thereof, and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof. "Payment Office" means the Administrative Agent's office located at 140 Sherman Street, 4th Floor, Fairfield, CT 06824, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower. "Payment Recipient" has the meaning specified therefor in Section 10.10(a). "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

-36- DM_US 600801263-21.146243.0001 "Perfection Certificate" means a certificate substantially in the form of Exhibit C or such other form reasonably satisfactory to the Collateral Agent and the Administrative Borrower. "Periodic Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR". "Permitted Disposition" means: (a) sale of Inventory in the ordinary course of business; (b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business; (c) leasing or subleasing assets in the ordinary course of business; (d) (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to Copyrights, such Copyrights are not material to the business and are not material revenue generating Copyrights, and (B) such lapse or abandonment is not materially adverse to the interests of the Secured Parties; (e) Dispositions of Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) Dispositions of Accounts Receivable in connection with the collection or compromise thereof in the ordinary course of business; (g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (h) Permitted Intercompany Dispositions; (i) Dispositions of obsolete, surplus or worn-out equipment in the ordinary course of business in an aggregate amount not to exceed $250,000 in any Fiscal Year; (j) any insured involuntary loss, damage or destruction of property; (k) Dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition and (ii) with respect to any such Disposition for a purchase price in excess of $1,000,000, not less than 75% of the aggregate consideration received by any Loan Party or any Subsidiary from such Disposition shall be paid in the form of cash or Cash Equivalents; (l) the termination of Leases or subleases in the ordinary course of business and the expiration of any contract, contract right or other agreement at the end of its term;

-37- DM_US 600801263-21.146243.0001 (m) to the extent constituting a Disposition and without any duplication, the granting of Permitted Liens; (n) to the extent constituting a Disposition and without any duplication, the making of Permitted Investments; (o) the expiration of contracts in accordance with their terms; (p) the sale of Inventory pursuant to the exercise of contractual rights upon termination or expiration of customer contracts existing on the Effective Date or otherwise entered into in the ordinary course of business; (q) Dispositions of property pursuant to any Sale and Leaseback Transaction permitted under Section 7.02(f); (r) the cancellation of notes issued to employees of Parent or its Subsidiaries; (s) Dispositions of non-core (as determined by the Administrative Borrower in good faith) assets acquired in connection with any acquisition or other Investment permitted hereunder and sales of real property acquired in any acquisition or other Investment permitted hereunder; provided, that (x) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed and (y) the aggregate fair market value of all property so Disposed under this clause (s) shall not exceed $250,000 at any time; and (t) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venturers or similar parties set forth in the relevant joint venture agreements and/or similar binding agreements; provided that the Net Cash Proceeds of such Dispositions are paid to the Administrative Agent for the benefit of the Secured Parties pursuant to (and to the extent required by) the terms of Section 2.05(c)(v) or applied as provided in Section 2.05(c)(viii). "Permitted Holders" means (a) the Investors and (b) any Person with which one or more Investors form a "group" (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting Equity Interests beneficially owned by the group. "Permitted Indebtedness" means: (a) any Indebtedness owing to any Secured Party under this Agreement and the other Loan Documents, including, without any limitation, any Cash Management Services Obligations; (b) any other Indebtedness (other than Indebtedness described in clauses (c) and (d) below) listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (c) [reserved];

-38- DM_US 600801263-21.146243.0001 (d) any Indebtedness to the extent constituting Permitted Intercompany Investments so long as such Indebtedness is subordinated in right of payment to the Obligations pursuant to the Intercompany Note; (e) obligations in respect of customs, stay, utility, bid and appeal bonds, workers compensation bonds and other obligations of a like nature, performance and surety bonds and similar completion guaranties, in each case arising in the ordinary course of business and consistent with past practice of the Loan Parties; (f) Indebtedness incurred in the ordinary course of business consisting of the financing of insurance premiums; (g) (i) Capitalized Lease Obligations in the ordinary course of business solely with respect to intangible assets consisting of (A) software, websites, digital platforms and related information technology infrastructure and (B) monetization partnerships and similar commercial arrangements and (ii) other Capitalized Lease Obligations the aggregate principal amount of which shall not exceed $250,000 at any time; (h) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, to the extent such arrangement is customary and is entered into in the ordinary course of business; (i) other unsecured Indebtedness (not for (x) borrowed money or (y) any other Indebtedness or debt-like instruments (including Disqualified Equity Interests or preferred Equity Interests) of any non-Loan Party) in an aggregate amount not to exceed $1,000,000; (j) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management services, in each case, incurred in the ordinary course of business; (k) Contingent Obligations in respect of Indebtedness otherwise permitted under this definition; provided, that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations; provided, further that no such Contingent Obligation shall be provided by any non- Loan Party in respect of any Indebtedness of Loan Parties; (l) [reserved]; (m) Indebtedness in respect of unsecured indemnities or purchase price adjustments (excluding for the avoidance of doubt any earn-outs) or deposits owing to sellers of assets or Equity Interests to Parent or such Subsidiary that is incurred in connection with the consummation of any Permitted Disposition or Permitted Investment; (n) endorsement of instruments or other payment items for deposit; (o) unsecured contingent obligations arising with respect to indemnities to title companies provided in the ordinary course of business;

-39- DM_US 600801263-21.146243.0001 (p) Indebtedness incurred in connection with any Sale and Leaseback Transaction permitted pursuant to Section 7.02(f); (q) Indebtedness arising under guarantees entered into pursuant to Section 2:403 of the Dutch Civil Code in respect of a group company incorporated in the Netherlands and any residual liability with respect to such guarantees arising under Section 2:404 of the Dutch Civil Code; (r) [reserved]; (s) Indebtedness or Contingent Obligations arising as a result of (the establishment of) a Dutch law fiscal unity for corporate income tax or turnover tax purposes (fiscale eenheid) consisting solely between Dutch Loan Parties; and (t) without any duplication of any other Indebtedness, all reasonable and customary premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Permitted Indebtedness, excluding, in each case, any payments in respect of any multiple on invested capital requirements. "Permitted Intercompany Dispositions" means Dispositions of assets by any Borrower or any Subsidiary to any other Borrower or Subsidiary; provided, that (a) if the transferor of such asset is a Loan Party, (i) the transferee must be a Loan Party (other than the Parent and a Dutch Loan Party) or (ii) such Disposition constitutes a Permitted Intercompany Investment and (b) if the transferor of such asset is a Subsidiary of the Parent that is not a Loan Party and the transferee is a Loan Party, any consideration paid with respect thereto shall not exceed the fair market value of such asset. "Permitted Intercompany Investments" means Investments made by: (a) a Loan Party to or in another Loan Party (other than the Parent); provided, that in the case of Investments in Dutch Loan Parties, such Investments (i)(A) shall be used by such Subsidiaries for payroll and other employee wage and benefit payments to or for the benefit of such Subsidiaries' employees and for other general corporate purposes of such Subsidiaries or (B) shall be made in the ordinary course of business consistent with past practice and (ii) if made by a Domestic Loan Party or a Canadian Loan Party, shall not consist of any Intellectual Property or other non-cash assets; (b) a Subsidiary that is not a Loan Party to or in a Loan Party (other than the Parent), so long as, in the case of a loan, advance or other extension of credit, the parties thereto are party to the Intercompany Subordination Agreement and such loan or advance is evidenced by the Intercompany Note; and (c) a Loan Party to or in a Subsidiary (other than a Permitted Joint Venture) that is not a Loan Party so long as, with respect to this clause (c), (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $1,000,000 in any Fiscal Year and (ii) no Event of Default has occurred and is continuing either before or after giving effect to such Investment.

-40- DM_US 600801263-21.146243.0001 "Permitted Investments" means: (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (c) advances made in connection with purchases of goods or services in the ordinary course of business; (d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries; (e) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, including the replacement or refinancing thereof, or any other modification of the terms thereof (except for any increase in value thereof); (f) Permitted Intercompany Investments; (g) loans and advances by the Borrowers to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; (h) loans by Parent to one or more officers or other employees of the Loan Parties in connection with such officers' or employees' exercise of stock options or similar purchase of Equity Interests of Parent, so long as (i) such loans in the aggregate do not exceed $1,000,000 at any time outstanding and (ii) any cash actually advanced by Parent to such officers or employees in connection with any such loan is immediately contributed to Parent; (i) Investments consisting of notes or other non-cash consideration received in connection with Permitted Dispositions; (j) Investments consisting of endorsements for collection or deposits in the ordinary course of business; (k) Investments received in connection with good faith settlement of delinquent accounts receivable and disputes with any customers, franchisees or suppliers in the ordinary course of business; (l) extensions of trade credit in the ordinary course of business; (m) Investments in any Subsidiary in connection with reorganizations and activities related solely to tax planning; provided, that after giving effect to any such reorganization and related activities, neither the value of Guaranty, taken as a whole, nor the security interest of the Collateral Agent in, or the value of, the Collateral, taken as a whole, is impaired (in each case,

-41- DM_US 600801263-21.146243.0001 in the good faith determination of the Required Lenders in consultation with the Administrative Borrower) in each case, other than by a de-minimis amount; (n) Permitted Joint Ventures; (o) [reserved]; (p) Investments consisting of the non-exclusive licensing or the non-exclusive sublicensing of Intellectual Property, including pursuant to joint marketing, collaboration or joint development arrangements with other Persons in the ordinary course of business; (q) to the extent not exceeding $1,000,000 in the aggregate in any Fiscal Year, advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than any Borrower and/or its Subsidiaries)), any Borrower and/or any Subsidiary in the ordinary course of business; (r) [reserved]; (s) [reserved]; (t) [reserved]; (u) [reserved]; (v) customary security deposits made by the Borrowers and their Subsidiaries under leases and with utility companies; (w) prepayments and deposits to suppliers in the ordinary course of business; (x) [reserved]; (y) Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this definition; and (z) so long as no Event of Default has occurred and is continuing or would result therefrom, any Investments not described in clauses (a) through (y) above, in an aggregate amount not to exceed $1,000,000. "Permitted Joint Ventures" means any strategic alliance or joint venture between a Loan Party (other than the Parent) and any other Person; provided, that, for any Investments made in cash or Cash Equivalents by the Loan Parties or any of their respective Subsidiaries with respect thereto, (i) for each strategic alliance or joint venture, the aggregate amount of such Investments made in cash or Cash Equivalents in such strategic alliance or joint venture does not exceed $500,000, (ii) such Investments are financed with cash equity contributions made by the equity

-42- DM_US 600801263-21.146243.0001 holders of the Parent and (iii) immediately prior to and after giving effect to each such Investment, no Event of Default shall have occurred and be continuing or would result therefrom (it being understood that the non-exclusive licensing of Intellectual Property and the provision of services by the Loan Parties in such strategic alliance or joint venture are not subject to this proviso); provided, further, that (A) the Loan Parties shall not transfer, directly or indirectly, any assets or provide any services to any such strategic alliance or joint venture other than (I) cash or Cash Equivalents, subject to the limitations in the immediately preceding proviso and (II) the licensing of Intellectual Property and the provision of services, in each case, on a non-exclusive basis, (B) the applicable Loan Party shall pledge to the Collateral Agent, for the benefit of the Secured Parties, 100% of the Equity Interests of each strategic alliance or joint venture owned by such Loan Party and (C) such strategic alliance or joint venture shall not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to Indebtedness owed to any of its Affiliates or any Affiliate of the Loan Parties. "Permitted Liens" means: (a) Liens securing the Obligations (including, without any limitation, any Cash Management Services Obligations); (b) Liens for taxes, assessments, levies and governmental charges the payment of which is not required under Section 7.01(c); (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue by more than 60 days, and (ii) are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (d) Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof; (e) Liens securing Indebtedness permitted pursuant to clause (p) of the definition of "Permitted Indebtedness"; (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations permitted by clause (e) of the definition of Permitted Indebtedness, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due or are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (g) with respect to any Facility, easements, covenants, conditions, restrictions, rights-of-way, encroachments, municipal and zoning restrictions and similar charges or encumbrances on real property and minor irregularities in the title thereto that (i) do not (A) secure

-43- DM_US 600801263-21.146243.0001 obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business or (ii) are disclosed in the applicable Title Insurance Policy provided to and accepted by the Collateral Agent; (h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property; (j) non-exclusive licenses or co-existence agreements in respect of Intellectual Property rights in the ordinary course of business; (k) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(i); (l) rights of setoff or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business and Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums or other Liens reasonably related thereto, that secure the financing of insurance premiums to the extent such financing is permitted under the definition of Permitted Indebtedness; (n) precautionary financing statement filings regarding operating leases; (o) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that served as collateral for the refinanced Indebtedness; (p) unperfected interests of seller to reclaim goods delivered under §2-507 of the Uniform Commercial Code; (q) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained therein with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution's general terms and conditions (in each case, for the avoidance of doubt, not securing obligations for borrowed money) including any liens or rights to

-44- DM_US 600801263-21.146243.0001 set-off arising under the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers' Association (Nederlandsche Vereniging van Banken); (r) the landlord's interest in any security deposit provided by any Loan Party under any Lease entered into in the ordinary course of business; (s) Liens securing Indebtedness that is permitted under clause (g)(ii) of the definition of Permitted Indebtedness; (t) other Liens securing obligations (other than Indebtedness for borrowed money) not to exceed $1,000,000 in the aggregate outstanding at any time; (u) [reserved]; (v) [reserved]; (w) [reserved]; and (x) the interests of lessors or sublessors under operating leases and licensors or sublicensors under non-exclusive license agreements in the ordinary course of business and covering only the assets so leased, or subleased. "Permitted Refinancing Indebtedness" means the extension of maturity, refinancing or modification of the terms of Permitted Indebtedness so long as: (a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification; (b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of such Indebtedness so extended, refinanced or modified; (c) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; (d) such Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended; and (e) such Indebtedness cannot be used to extend the maturity of, refinance or otherwise modify the Term Loans other than pursuant to a pro rata offer to all Lenders on the same terms (including all economics); provided, for the avoidance of doubt, that any Permitted Refinancing Indebtedness with respect to the Term Loans shall be subject to Section 7.02(m).

-45- DM_US 600801263-21.146243.0001 "Permitted Restricted Payments" has the meaning specified in Section 7.02(h). "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority. "Petty Cash Accounts" means deposit accounts that do not contain deposits at any time in an aggregate amount in excess of $100,000 for any one account and $250,000 in the aggregate for all such accounts. "PIK Election" has the meaning specified therefor in Section 2.04(b). "Plan" means any Employee Plan or Multiemployer Plan. "Platform" has the meaning specified in Section 7.01(a). "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%. "PPSA" means the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than Ontario, "PPSA" means the Personal Property Security Act or such other applicable legislation (including without limitation the Civil Code of Quebec) in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. "Pro Rata Share" means, with respect to: (a) [reserved]; (b) a Lender's obligation to make the Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of the Term Loan (including Agent Advances); and (c) all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) such Lender's unpaid principal amount of such Lender's portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan. "Projections" has the meaning specified therefor in Section 7.01(a)(ix).

-46- DM_US 600801263-21.146243.0001 "Public Lender" has the meaning specified in Section 7.01(a). "Public-Side" has the meaning specified in Section 7.01(a). "Qualified Equity Interests" means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests. "Real Property Deliverables" means each of the following agreements, instruments and other documents in respect of any Facility owned by a Loan Party to the extent required by Section 7.01(n): (a) a Mortgage duly executed by the applicable Loan Party, (b) evidence of the delivery to the title company of each such executed Mortgage for recording in such office or offices as may be necessary or, in the reasonable opinion of the Required Lenders, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder; (c) a Title Insurance Policy or bring-down of any existing Title Insurance Policy (as applicable) with respect to each Mortgage, dated as of the date such Title Insurance Policy is required to be delivered to the Collateral Agent; (d) either (i) a current ALTA survey (or local equivalent) and a surveyor's certificate, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto (if any) by a licensed professional surveyor satisfactory to the Collateral Agent or (ii) a prior ALTA survey (or local equivalent), in form and substance reasonably satisfactory to the Collateral Agent, together with an affidavit from the applicable Loan Party certified to the issuer of the Title Insurance Policy with respect thereto (if any) that there has been no material change to such Facility since the date of such ALTA Survey (or local equivalent), if applicable, all in form and substance satisfactory to the issuer of the Title Insurance Policy to delete the exception to Schedule B of the Title Insurance Policy for Survey matters (or local equivalent); (e) to the extent required in the applicable jurisdiction, either (i) a copy of each letter, if any, issued by the applicable Governmental Authority, evidencing each Facility's compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws or (ii) a zoning report issued by a licensed professional surveyor or similar consultant satisfactory to allow the issue of the Title Insurance Policy without exception as to zoning or by endorsement to the extent available in such jurisdiction; (f) an opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request; and (g) Phase I Environmental Site Assessment with respect to such Facility, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent.

-47- DM_US 600801263-21.146243.0001 "Recipient" means any Agent and any Lender, as applicable. "Reference Rate" means, for any period, the greatest of (a) 4.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Term SOFR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the "Prime Rate" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Required Lenders) or any similar release by the Federal Reserve Board (as determined by the Required Lenders). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective. "Reference Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate. "Reference Rate Term SOFR Determination Day" has the meaning specified in the definition of "Term SOFR". "Register" has the meaning specified therefor in Section 12.07(f). "Registered Intellectual Property" means Intellectual Property that is issued, registered, renewed or the subject of a pending application. "Registered Loans" has the meaning specified therefor in Section 12.07(f). "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time. "Reinvestment Notice" has the meaning specified therefor in Section 2.05(c)(viii). "Reinvestment Period" has the meaning specified therefor in Section 2.05(c)(viii). "Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person. "Related Parties" of a Person means such Person's Affiliates, partners, members, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys and representatives, or the partners, members, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys and representatives of such Person and of such Person's Affiliates. "Release" has the meaning prescribed in 42 U.S.C. § 9601(22) to the extent 42 U.S.C. § 9601(22) is applicable and includes any sudden, intermittent or gradual spilling, leaking, pumping, pouring, emitting, emission, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, disposal, release, deposit or disposing of any Hazardous Material.

-48- DM_US 600801263-21.146243.0001 "Relevant Governmental Body" means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto. "Remedial Action" means all actions required by Environmental Laws taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) restore or reclaim natural resources of the environment; (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions required under any Environmental Law to remediate a Release of Hazardous Materials. "Replacement Lender" has the meaning specified therefor in Section 12.02(b). "Reportable Event" means an event described in Section 4043 of ERISA (other than an event for which applicable notice to the PBGC has been waived under the regulations promulgated under such Section). "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Term Loan Obligations; provided, that (a) the portion of the Term Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) if there are two or more unaffiliated Lenders at any time, the Required Lenders shall include at least two unaffiliated Lenders. "Requirements of Law" means, with respect to any Person, collectively, the applicable common law and all applicable federal, state, provincial, local, municipal, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject and which have the force of law. "Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any of its Subsidiaries or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities

-49- DM_US 600801263-21.146243.0001 thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party. "Sale and Leaseback Transaction" means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. "Scheduled Payment Date" means the last Business Day of each March, June, September and December. "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act. "Secured Party" means any Agent and any Lender and any Cash Management Services Banks to the extent they are party to one or more Secured Cash Management Services Agreements. "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time. "Securitization" has the meaning specified therefor in Section 12.07(l). "Security Documents" means, collectively, the US Security Agreement, any Canadian Security Document, any Dutch Security Document, any IP Security Agreement, any Mortgage, any Cash Management Agreement, and any other agreement executed and delivered by a Loan Party which purports to grant a Lien to the Collateral Agent for the benefit of the Secured Parties, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time, securing all or any portion of the Obligations as set forth therein. "Senior Officer" means, with respect to any Person, such Person's chief executive officer, chief financial officer, chief operating officer or president (or any other officer of such Person acting in any capacity similar to the foregoing). "SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. "SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). "Sponsors" means, collectively, Trasimene Trebia, L.P., a Delaware limited partnership and BGPT Trebia LP, a Cayman Islands exempted partnership and, in each case, each

-50- DM_US 600801263-21.146243.0001 of its Controlled Investment Affiliates and any fund that is managed or advised by it or any of its Controlled Investment Affiliates. "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto. "Stock Purchase Agreement" means that certain Series A Preferred Stock Purchase Agreement in the form attached as Exhibit B to the Exchange Agreement to be entered into on the Effective Date by and among System 1, Inc., as issuer (the "Issuer"), the Parent, the Borrowers and the Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms), pursuant to which, among other things, (a) the Parent will purchase from the Issuer, and the Issuer will issue and sell to the Parent, 39,250 shares of the Issuer's preferred stock, par value of $0.0001 per share, designated as "Series A Cumulative Convertible Preferred Stock" (the "Exchange Preferred Shares"). "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are reasonably satisfactory to the Required Lenders which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Required Lenders, or (ii) otherwise on terms and conditions satisfactory to the Required Lenders. "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership association or other entity (a) of which (i) securities or other ownership interests representing more than 50% of any class of Equity Interests (whether voting or economic) are, as of such date, owned by such Person, (ii) in the case of a partnership, more than 50% of the general partnership interests or the interest in the capital or profits of such partnership are, in each case, as of such date, owned by such Person or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, or (b) that is, as of such date, otherwise controlled by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise. No Person shall cease to be a Subsidiary pursuant to a transaction undertaken in connection with or in contemplation of a Liability Management Transaction (including any anticipated or potential Liability Management Transaction). For purposes of this definition, "control" of a Person means the power to, directly or indirectly, to, direct or cause the direction of the management and policies of such Person whether by contract or otherwise (including by way of an external voting agreement or other arrangement) "Subsidiary" shall include any Person whose ownership and/or management structure is designed to circumvent this definition. "Super Majority Lenders" means, as of any date of determination, Lenders having more than 75% of the Term Loan Obligations; provided, that (a) the portion of the Term Loan

-51- DM_US 600801263-21.146243.0001 Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super Majority Lenders and (b) if there are three or more unaffiliated Lenders at any time, the Super Majority Lenders shall include at least three unaffiliated Lenders. "Surfboard" means Surfboard Holding B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), organized and existing under the laws of the Netherlands, having its corporate seat at Haarlem, the Netherlands, and its registered address at Wilhelmina van Pruisenweg 104, 2595AN, 's-Gravenhage, the Netherlands and registered with the Dutch trade register under number 34111280. "Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act. "S1 Holdings" has the meaning specified therefor in the preamble hereto. "Tax Distributions" has the meaning specified therefor in Section 7.02(h)(viii). "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. "Tax Receivable Agreement" means the tax receivable agreement, dated as of the Original Closing Date, among the Issuer, Parent and certain other owners of units of Parent (as in effect on the date hereof). "Termination Date" has the meaning specified in Section 7.01. "Termination Event" means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code with respect to an Employee Plan, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that could reasonably be expected to result, under Section 4042 of ERISA, in the termination of, or the appointment of a trustee to administer, any Employee Plan. "Term Loan" means, collectively, the loans made by the Term Loan Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a). "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto by exchanging its Existing Loans with its Pro Rata Share of the Term Loan and the other Exchange Consideration in the manner described herein and in the Exchange Agreement. "Term Loan Lender" means a Lender with a Term Loan Commitment (or a Lender that holds all or any portion of the unpaid principal amount of the Term Loan).

-52- DM_US 600801263-21.146243.0001 "Term Loan Obligations" means any Obligations with respect to the Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto). "Term Loan PIK Amount" means, as of any date of determination, the amount of all interest accrued with respect to the Term Loan that has been paid in kind by being added to the balance thereof in accordance with Section 2.04(b). "Term SOFR" means: (a) for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and (b) for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Reference Rate Term SOFR Determination Day") that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Reference Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. "Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Required Lenders in their reasonable discretion). "Term SOFR Rate Deadline" has the meaning specified therefor in Section 2.04(d).

-53- DM_US 600801263-21.146243.0001 "Term SOFR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR. "Term SOFR Rate Notice" means a written notice substantially in the form of Exhibit D hereto. "Term SOFR Rate Option" has the meaning specified therefor in Section 2.04(d). "Term SOFR Reference Rate" means the forward-looking term rate based on SOFR. "Title Insurance Policy" means a mortgagee's loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all reasonable endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements reasonably satisfactory to the Collateral Agent, subject to Permitted Liens, delivered to the Collateral Agent. "Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments. On the Effective Date, the Total Term Loan Commitment is $150,000,000. "Trademarks" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, trade dress, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by Parent or any of its Subsidiaries, all applications, registrations, reissues, renewals, extensions and recordings thereof (including, without limitation, applications, registrations, reissues, renewals, extensions and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), together with all goodwill associated with any of the foregoing or of the business symbolized by such marks and all customer lists, formulae and other records of Parent or any of its Subsidiaries relating to the distribution of products and services in connection with which any of such marks are used. "Transactions" means, collectively, (a) the execution, delivery and performance of the Loan Documents and the making of the Loans hereunder, (b) the execution and delivery of the Exchange Agreement and the Stock Purchase Agreement and (c) the payment of all fees and expenses to be paid on or prior to the Effective Date and owing in connection with the foregoing. "Transferee" has the meaning specified therefor in Section 2.09. "Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. "Uniform Commercial Code" or "UCC" has the meaning specified therefor in Section 1.04.

-54- DM_US 600801263-21.146243.0001 "USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006). "U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. "U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code. "US Security Agreement" means that certain US Pledge and Security Agreement, substantially in the form of Exhibit I, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time), made by the applicable Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties. "WARN" has the meaning specified therefor in Section 6.01(z). "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the Equity Interests of which (other than directors' qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or solely by one or more direct or indirect Subsidiaries of such Person in each case that are also each a Wholly-Owned Subsidiary. "Withholding Agent" means any Loan Party and the Administrative Agent. "Working Capital" means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts Receivable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets (excluding cash, Cash Equivalents and Inventory) of such Person and its Subsidiaries as at such date of determination, minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes). Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any

-55- DM_US 600801263-21.146243.0001 reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, (f) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, (g) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including" and (h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). Except as specified in Section 4.03(d) hereof, any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than Contingent Indemnity Obligations. Section 1.03 Certain Matters of Construction. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders or by each Lender affected thereby, or by all Lenders, as applicable. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent (or any subagent or designee or delegee of any Agent), any agreement entered into by any Agent (or any subagent or designee or delegee of any Agent) pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent (or any subagent or designee or delegee of any Agent) pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent (or any subagent or designee or delegee of any Agent), shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. Section 1.04 Accounting and Other Terms.

-56- DM_US 600801263-21.146243.0001 (a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01 and Section 7.02, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code" or the "UCC") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine. Notwithstanding the foregoing, and where the context so requires as a result of the Collateral being located in Canada or the grantor of the security being a Canadian Loan Party, (i) any term defined in this Agreement by reference to the "Code", the "UCC" or the "Uniform Commercial Code" shall also have any extended, alternative or analogous meaning given to such term in the PPSA, in all cases for the extension, preservation or betterment of the Liens of the Collateral Agent in the Collateral, (ii) all references in this Agreement to "Article 8" shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario)), and (iii) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada. (c) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the

-57- DM_US 600801263-21.146243.0001 Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) "personal property" shall be deemed to include "movable property", (ii) "real property" shall be deemed to include "immovable property", (iii) "tangible property" shall be deemed to include "corporeal property", (iv) "intangible property" shall be deemed to include "incorporeal property", (v) "security interest" and "mortgage" shall be deemed to include a "hypothec", (vi) all references to filing, registering or recording under the UCC or the PPSA or otherwise shall be deemed to include publication under the Civil Code of Québec, (vii) all references to "perfection of" or "perfected" Liens shall be deemed to include a reference to the "opposability" of such Liens to third parties, (viii) any "right of offset", "right of setoff" or similar expression shall be deemed to include a "right of compensation", (ix) "goods" shall be deemed to include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, and (x) an "agent" shall be deemed to include a "mandatary". (d) Notwithstanding anything in the Agreement to the contrary, (A) the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Section 1.05 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Section 1.06 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that, with respect to any payment of interest on or principal of Term SOFR Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. Section 1.07 Conflicts. In the event of any conflict or inconsistency between any term or provision of this Agreement (excluding the Exhibits hereto) and any term or provision of any Exhibit to this Agreement, the term or provision of this Agreement shall govern, and the Administrative Borrower and the Required Lenders shall cooperate in good faith to make such revisions to the relevant term or provision of the applicable Exhibit to ensure that such term or provision is consistent with the corresponding term or provision of this Agreement.

-58- DM_US 600801263-21.146243.0001 Section 1.08 Access to Information. Notwithstanding any obligation to provide information under any Loan Document or allow any Agent, the Lenders or any third party to access or inspect the books and records of the Parent or its Subsidiaries or otherwise as set forth in this Agreement or any other Loan Document, none of Parent or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes a non-financial trade secret or non-financial proprietary information of any Person, (b) that is subject to attorney-client or privilege or constitutes attorney work product, (c) that is prohibited by Law to be disclosed and/or (d) in respect of which the Parent and/or any of its Subsidiaries owes confidentiality obligations pursuant to a binding agreement with any unaffiliated third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of the Loan Documents); provided, that in the event that such information has not been provided in reliance on clauses (a) through (d) above, notice that information is being withheld on such basis must be provided to the Administrative Agent. Section 1.09 Interest Rates Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Term SOFR Reference Rate or Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Reference Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers; provided, that the Administrative Agent will not engage in such transactions with the primary purpose of negatively impacting the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Reference Rate or the Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II THE LOANS Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to exchange its Existing Loans with such Lender's Pro Rata Share of the Term Loan and the other Exchange Consideration and upon such exchange, such Lender shall be deemed to have made its

-59- DM_US 600801263-21.146243.0001 Pro Rata Share of the Term Loan to the Borrowers on the Effective Date in an aggregate principal amount equal to the amount of such Lender's Term Loan Commitment. (b) Notwithstanding the foregoing, the aggregate principal amount of the Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed. Section 2.02 Making the Loans. (a) The Administrative Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit B hereto (a "Notice of Borrowing")), in the case of Term SOFR Rate Loans, not later than 12:00 p.m. (New York City time) on the date which is three Business Days prior to the date of the proposed Loan and in the case of Reference Rate Loans, not later than 12:00 p.m. (New York City time) on the borrowing date of such proposed Loan, it being understood and agreed that with respect to the Loans to be funded on the Effective Date, the Administrative Borrower shall be permitted to deliver, and the Administrative Agent shall accept, a Notice of Borrowing dated one Business Day prior to the Effective Date for Term SOFR Rate Loans. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount and type of the proposed Loan and (ii) whether the Loan is requested to be a Reference Rate Loan or a Term SOFR Rate Loan and, in the case of a Term SOFR Rate Loan, the initial Interest Period with respect thereto. If no election as to the type of Loan is specified, then the requested Loan shall be a Reference Rate Loan. If no Interest Period is specified with respect to any requested Term SOFR Rate Loan, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month's duration. Each Loan shall be made in Dollars. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. (b) [reserved] (c) All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Section 2.03 Repayment of Loans; Evidence of Debt. (a) [Reserved].

-60- DM_US 600801263-21.146243.0001 (b) The outstanding principal amount of the Term Loan shall be repayable in quarterly installments (which installments shall be reduced as a result of the application of prepayments in accordance with Section 2.05, in each case in the inverse order of maturity as set forth in Section 2.05) equal to 0.25% of the original principal amount of the Term Loan per quarter, each such installment to be due and payable, in arrears, on each Scheduled Payment Date (commencing with the Scheduled Payment Date occurring on the last Business Day of [_______]3). The remaining outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Final Maturity Date, (ii) the date of the acceleration of the Loans in accordance with the terms of this Agreement, and (iii) the date of the payment in full of all Obligations and the termination of all Commitments, if any. (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. (e) The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control. (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Section 2.04 Interest. (a) [Reserved]. 3 NTD: To be the first full fiscal quarter after the Effective Date.

-61- DM_US 600801263-21.146243.0001 (b) Term Loan. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan (including, without limitation, the Term Loan PIK Amount relating thereto) or any portion thereof shall be either a Reference Rate Loan or a Term SOFR Rate Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a Term SOFR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to Term SOFR for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin; provided that up to 50% of the interest accruing at a rate per annum set forth above may, at the election of the Borrowers (each a "PIK Election"), be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan, provided, further, that notwithstanding the foregoing, in no event shall the cash interest paid on any interest payment date be less than the greater of (i) 4.40% and (ii) Term SOFR plus 0.50%. Any interest to be so capitalized pursuant to this clause (b) shall be capitalized on the day on which interest shall be payable on such Term Loan pursuant to clause (e) below and added to the then outstanding principal amount of the Term Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan. (c) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, at the election of the Required Lenders, the principal (including the Term Loan PIK Amount) of, and all accrued and unpaid interest on, all Loans, fees, indemnities and all other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post- Default Rate. (d) Term SOFR Option; Benchmark Replacement. (i) The Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Term SOFR (the "Term SOFR Rate Option") by notifying the Administrative Agent prior to 1:00 p.m. (New York City time) at least three Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a Term SOFR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a Term SOFR Rate Loan as a Term SOFR Rate Loan, the last day of the then current Interest Period (the "Term SOFR Rate Deadline"). Notice of the Borrowers' election of the Term SOFR Rate Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.04(d)(i) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a Term SOFR Rate Notice prior to the Term SOFR Rate Deadline (or by telephonic notice received by the Administrative Agent before the Term SOFR Rate Deadline (to be confirmed by delivery to the Administrative Agent of a Term SOFR Rate Notice received by the Administrative Agent prior to 5:00 p.m. (New York City time) on the same day)). Promptly upon its receipt of each such Term SOFR Rate Notice, the

-62- DM_US 600801263-21.146243.0001 Administrative Agent shall provide a copy thereof to each of the Lenders. Each Term SOFR Rate Notice shall be irrevocable and binding on the Borrowers. (ii) Interest on Term SOFR Rate Loans shall be payable in accordance with Section 2.04(e). On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the Term SOFR Rate Option with respect thereto, the interest rate applicable to such Term SOFR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at Term SOFR and the Administrative Agent shall, at the direction of the Required Lenders, convert the interest rate on all outstanding Term SOFR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period. (iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than 5 Term SOFR Rate Loans in effect at any given time, and (ii) only may exercise the Term SOFR Rate Option for Term SOFR Rate Loans of at least $100,000 and integral multiples of $100,000 in excess thereof. (iv) The Borrowers may prepay Term SOFR Rate Loans at any time; provided, however, that in the event that Term SOFR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.02 or 4.03 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with clause (vi) below. (v) Benchmark Replacement Setting. (A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.04(d)(v) will occur prior to the applicable Benchmark Transition Start Date. (B) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming

-63- DM_US 600801263-21.146243.0001 Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (C) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.04(d)(v) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.04(d)(v), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.04(d)(v). (D) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Required Lenders in their reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (E) Benchmark Unavailability Period. Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Reference Rate.

-64- DM_US 600801263-21.146243.0001 (vi) In connection with each Term SOFR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, as a result of (a) the payment of any principal of any Term SOFR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any Term SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default) or (c) the failure to borrow, convert, continue or prepay any Term SOFR Rate Loan on the date specified in any Notice of Borrowing or Term SOFR Rate Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.04(d)(vi) shall be conclusive absent manifest error. The Borrowers shall pay such Agent or such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (e) Interest Payment. Interest (other than the Term Loan PIK Amount, which shall be capitalized in accordance with Section 2.04(b)) on each Loan shall be payable on each Interest Payment Date, in arrears, and at the Termination Date. Interest at the Post-Default Rate shall be payable on demand. (f) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed. (g) Canadian Matters. (i) For purposes of the Interest Act (Canada): (i) whenever any interest or fee payable by any Canadian Loan Party under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. (ii) If any provision of this Agreement or Loan Documents would oblige any Canadian Loan Party to make any payment of interest or other amount payable to a Lender in an amount or calculated at a rate which would be prohibited by Requirement of Law or would result in a receipt by such Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirement of Law or so result in a receipt by such Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to such Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Any amount or rate of interest referred

-65- DM_US 600801263-21.146243.0001 to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the relevant maturity date, as applicable, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination. Section 2.05 Reduction of Commitment; Prepayment of Loans. (a) Reduction of Commitments. The Total Term Loan Commitment shall terminate upon the making of the Term Loan on the Effective Date. (b) Optional Prepayment. (i) [Reserved]. (ii) Term Loan. The Borrowers may, at any time and from time to time, upon at least three Business Days' prior written notice to the Administrative Agent, prepay on a pro rata basis the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity. (iii) Termination of Agreement. The Borrowers may, upon at least three Business Days' prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations in full. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Borrower may rescind any such notice of termination given in connection with a refinancing or replacement of all of the Loans hereunder to the extent such refinancing or replacement has not been consummated or has otherwise been delayed. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(iii) (which was not otherwise rescinded within such three Business Days' period), then the Lenders' obligations, if any, to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations in full. (c) Mandatory Prepayment. (i) [Reserved]. (ii) [Reserved]. (iii) [Reserved]. (iv) Within 10 Business Days after the delivery to the Administrative Agent of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents of the financial statements for the Fiscal Year ended December 31, 2026 or, if such financial statements are not delivered to the Administrative Agent on the date such

-66- DM_US 600801263-21.146243.0001 statements are required to be delivered pursuant to Section 7.01(a)(iii), within 10 Business Days after the date such statements are required to be delivered to the Administrative Agent pursuant to Section 7.01(a)(iii), the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the result of (to the extent positive) 75% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year. (v) Subject to clause (viii) below, within ten Business Days upon receipt of Net Cash Proceeds in connection with any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (h), (j), (l), (m), (n), (o), (p) and (r) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $500,000 in any Fiscal Year (the "De Minimis Sale Proceeds Threshold"); it being understood that only the amount in excess of the De Minimis Sale Proceeds Threshold shall be required to make a prepayment in accordance with this Section 2.05(c)(v). Nothing contained in this Section 2.05(c)(iv) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii). (vi) Within five Business Days upon receipt of Net Cash Proceeds in connection with the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(vi) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement. (vii) Subject to clause (viii) below, within ten Business Days upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Extraordinary Receipts $1,000,000 in any Fiscal Year (the "De Minimis Receipts Proceeds Threshold"); it being understood that only the amount in excess of the De Minimis Receipts Proceeds Threshold shall be required to make a prepayment in accordance with this Section 2.05(c)(vii). (viii) Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(iv) or Section 2.05(c)(vii), as the case may be, up to (I) $1,000,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and (II) $1,000,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Extraordinary Receipts, in each case, shall not be required to be so used to prepay the Obligations to the extent that such Net

-67- DM_US 600801263-21.146243.0001 Cash Proceeds and such Extraordinary Receipts are used to replace, repair or restore properties or assets (other than current assets, but including any prepaid expenses owed to customers) used or useful, in such Person's business, provided that (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds or such Extraordinary Receipts, (B) the Administrative Borrower delivers a certificate to the Agents (the "Reinvestment Notice") within ten Business Days after such Disposition or receipt of Extraordinary Receipts (the "Reinvestment Period"), stating that such Net Cash Proceeds or such Extraordinary Receipts shall be used to purchase, replace, repair or restore properties or assets used in such Person's business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds or such Extraordinary Receipts (which certificate shall set forth estimates of the Net Cash Proceeds or such Extraordinary Receipts to be so expended), (C) such Net Cash Proceeds or such Extraordinary Receipts are deposited in a deposit account that is subject to a Cash Management Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds or Extraordinary Receipts, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(iv) or Section 2.05(c)(vii), as applicable. (d) Application of Payments. Any prepayment of the Term Loan shall be applied to the Term Loans on a pro rata basis against the remaining installments of principal of the Term Loans in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected (at the direction of the Required Lenders), to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b). (e) Interest and Fees. Each such prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.04(d)(vi), and (iii) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all other fees, if any, accrued to such date pursuant to Section 2.06. (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05. Section 2.06 Fees. (a) Each Loan Party acknowledges that pursuant to Section 7.01(f), the Administrative Agent (at the direction of the Required Lenders) may, upon reasonable advance notice (which notice shall not be required during the continuance of an Event of Default) and during normal business hours and subject to landlord consent (to the extent required), visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's reasonable and documented out-of-pocket costs and reasonable expenses incurred in

-68- DM_US 600801263-21.146243.0001 connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the reasonable and documented cost of all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by one third party on behalf of the Agents, taken as a whole; provided that, so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for more than one such inspection, audit, physical count, valuation, appraisal, environmental site assessment and/or examination during any Fiscal Year. (b) The Borrower shall pay to the Administrative Agent, for the account of the Agents, fees in the amounts and at the times specified in the Fee Letter. Section 2.07 [Reserved]. Section 2.08 [Reserved]. Section 2.09 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law. If any Withholding Agent shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Secured Party (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")), (i) the applicable Withholding Agent shall make such deductions and (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirement of Law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an "Additional Amount") necessary such that after making all required deductions (including deductions applicable to additions sums payable under this Section 2.09) such Secured Party (or such Transferee) receives the amount equal to the sum it would have received had no such deductions been made. (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable Requirement of Law any Other Taxes. Each Loan Party shall deliver to each Secured Party an official receipt, a certified copy of such receipt, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Secured Party, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes. (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

-69- DM_US 600801263-21.146243.0001 (d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties and the Administrative Agent, at the time or times reasonably requested by the Loan Parties or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Parties or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Parties or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirement of Law or reasonably requested by the Loan Parties or the Administrative Agent as will enable the Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.09(d)(i)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (i) Without limiting the generality of the foregoing, in the event that the Loan Party is a U.S. Person. (A) any Lender that is a U.S. Person shall deliver to the respective Loan Parties and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of an applicable IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an applicable IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10-percent shareholder" of the

-70- DM_US 600801263-21.146243.0001 Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a "controlled foreign corporation" related to the Borrower, as described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of an applicable IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, an applicable IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or the Administrative Agent), executed copies of any other form prescribed by applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit the Loan Parties or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Parties and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Loan Parties or the Administrative Agent such documentation prescribed by applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Loan Parties and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. (ii) In addition, to the extent it has not provided an IRS Form W-9 pursuant to the preceding subsection (i) and is legally eligible to do so, the Administrative Agent shall deliver to the Borrower (y) prior to the date on which the first payment by the Borrower is due hereunder or (z) prior to the first date on which such person becomes a successor agent pursuant to Section 10.07, as applicable, properly completed and duly executed copies of IRS Form W-8IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. Person for U.S. federal tax purposes with respect to payments received by it from the Borrower in its capacity as Administrative Agent.

-71- DM_US 600801263-21.146243.0001 (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.09(d) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and the Administrative Agent in writing of its legal inability to do so. (iv) Each Secured Party authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.09(d). (e) Any Secured Party (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Secured Party (or Transferee) to disclose any information such Secured Party (or Transferee) deems confidential and would not, in the sole determination of such Secured Party (or Transferee), be otherwise disadvantageous to such Secured Party (or Transferee). (f) If any Secured Party (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has made an indemnity payment or paid additional amounts, pursuant to this Section 2.09, it shall promptly notify the Administrative Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Administrative Borrower, make a claim to such Governmental Authority for such refund at the Loan Parties' expense. If any Secured Party (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has made an Indemnity payment or paid additional amounts pursuant to this Section 2.09, it shall within 30 days from the date of such receipt pay over such refund to the Administrative Borrower, net of all out-of-pocket expenses of such Secured Party (or Transferee). (g) The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 2.10 Increased Costs and Reduced Return. (a) If any member of the Lender Group shall have determined that any Change in Law shall (i) subject such member of the Lender Group, or any Person controlling such member of the Lender Group to any Tax on its Loans, loan principal, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (except for any (A) Indemnified Taxes and (B) Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such member of the Lender Group or any Person controlling such member of the Lender Group or (iii) impose on such member of the Lender Group or any Person controlling such member of the Lender Group any other condition (other than Taxes) regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or

-72- DM_US 600801263-21.146243.0001 (iii) above shall be to increase the cost to such member of the Lender Group of making any Loan or agreeing to make any Loan or to reduce any amount received or receivable by such member of the Lender Group hereunder, then, upon demand by such member of the Lender Group, the Borrowers shall pay to such member of the Lender Group such additional amounts as will compensate such member of the Lender Group for such increased costs or reductions in amount. (b) If any Lender Group shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such member of the Lender Group or any Person controlling such member of the Lender Group, and such member of the Lender Group determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, or such member of the Lender Group's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such member of the Lender Group's or any such other controlling Person's capital to a level below that which such member of the Lender Group or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained or any agreement to make Loans or such member of the Lender Group's other obligations hereunder (in each case, taking into consideration, such member of the Lender Group's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such member of the Lender Group, the Borrowers shall pay to such member of the Lender Group from time to time such additional amounts as will compensate such member of the Lender Group for such cost of maintaining such increased capital or such reduction in the rate of return on such member of the Lender Group's or such other controlling Person's capital. (c) All amounts payable under this Section 2.10 shall bear interest from the date that is ten days after the date of demand by any Lender or any Agent until payment in full to such Lender or such Agent at the Reference Rate. A certificate of such Lender or such Agent claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Lender or such Agent to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof in reasonable detail, and such Lender's or such Agent's reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error. (d) Failure or delay on the part of any Secured Party to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Secured Party's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Secured Party pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Secured Party notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Secured Party's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). (e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

-73- DM_US 600801263-21.146243.0001 Section 2.11 Changes in Law; Impracticability or Illegality. (a) Term SOFR may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any deposits or increased costs due to changes in Requirement of Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes relating to Excluded Taxes or Indemnified Taxes) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest at Term SOFR. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrowers may, by notice to such affected Lender (i) require such Lender to furnish to the Borrowers a statement setting forth the basis for adjusting Term SOFR and the method for determining the amount of such adjustment or (ii) repay the Term SOFR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09). (b) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the Effective Date, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain Term SOFR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at Term SOFR, such Lender shall give notice of such changed circumstances to the Borrowers and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any Term SOFR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such Term SOFR Rate Loans, and interest upon the Term SOFR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder and (ii) the Borrowers shall not be entitled to elect the Term SOFR Rate Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so. (c) The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 2.12 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10, then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable

-74- DM_US 600801263-21.146243.0001 and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the consent of the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrowers shall have paid to the Administrative Agent any assignment fees specified in Section 12.07; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.04(d)(vi) and Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees); (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 2.09 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and (iv) such assignment does not conflict with applicable law. Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Acceptance. Any such assignment shall be made in accordance with the terms of Section 12.07. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply. ARTICLE III [RESERVED] ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWERS

-75- DM_US 600801263-21.146243.0001 Section 4.01 Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 3:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) on any Business Day will be credited to the Borrower on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the applicable Lenders in accordance with their applicable Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Pursuant to and in accordance with the limitations set forth in Sections 10.07(c) or 10.12 or to the extent the Borrowers fails to pay amounts due to any Agent or Lender under and in accordance with Sections 12.04 or 12.15, the Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may (and at the direction of the Required Lenders shall), from time to time, charge the Loan Account of the Borrowers with such amounts due and payable by the Borrowers under Sections 10.07(c), 10.12, 12.04 or 12.15, as applicable. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrowers shall be deemed a Loan hereunder made by the Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error. (b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

-76- DM_US 600801263-21.146243.0001 Section 4.02 Sharing of Payments, Etc. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith (a) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (b) purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the applicable provisions of this Agreement; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered) and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agents and/or the Lenders: (a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent set forth in any written agreement among the Agents and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made. (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, upon the direction of the Required Lenders, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts (other than interest or principal of the Loans) then due and payable to the Agents ratably until paid in full; (ii) second, to pay interest then due and payable in respect of the Agent Advances until paid in full; (iii) third, to pay principal of the Agent Advances until paid in full; (iv) fourth, ratably to pay the Term Loan Obligations in

-77- DM_US 600801263-21.146243.0001 respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Term Loan Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Term Loan (including the Term Loan PIK Amount) until paid in full; (vi) sixth, ratably among the Lenders and the Cash Management Services Bank party to the Cash Management Services Agreements to pay principal of the Term Loan and, to the extent not exceeding $500,000 in the aggregate, the Cash Management Services Obligations until paid in full; (vii) seventh, to the ratable payment of all other Obligations then due and payable. (c) For purposes of Section 4.03(b) (other than clause (vii) thereof), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (vii), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding. (d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern. Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (a) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender's benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender's Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.

-78- DM_US 600801263-21.146243.0001 (b) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender in accordance with Section 2.12. (c) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07. (d) This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrowers shall have waived such Defaulting Lender's default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender. Section 4.05 Administrative Borrower; Joint and Several Liability of the Borrowers. (a) Each Borrower hereby irrevocably appoints S1 Holdings as the Administrative Borrower and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur

-79- DM_US 600801263-21.146243.0001 liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. (b) Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever. (c) The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. (d) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

-80- DM_US 600801263-21.146243.0001 ARTICLE V CONDITIONS TO LOANS Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Required Lenders (or waived in accordance with Section 12.02): (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 12.04 and the Fee Letter so long as such amounts are invoiced to the Borrowers at least 1 Business Day prior to the Effective Date. (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to the Term Loan, and the consummation of the Exchange Agreement, shall each be deemed to be a representation and warranty by each Loan Party on the date of the borrowing of the Term Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and (ii) at the time of and after giving effect to the borrowing of the Term Loan, no Default or Event of Default has occurred and is continuing or would result from the borrowing of the Term Loan on such date. (c) [Reserved]. (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Required Lenders and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto: (i) this Agreement, duly executed by each of the parties thereto; (ii) the US Security Agreement, duly executed by each Domestic Loan Party, together with (subject to Section 5.03(a)) the original stock certificates representing all of

-81- DM_US 600801263-21.146243.0001 the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer; (iii) the Canadian Security Documents, duly executed by each applicable Loan Party, together with (subject to Section 5.03(a)) the original stock certificates representing all of the certificated Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer; (iv) evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Required Lenders, desirable to perfect the security interests purported to be created by the US Security Agreement; (v) the results of searches for any effective UCC and PPSA financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Required Lenders); (vi) evidence satisfactory to the Collateral Agent of the filing of appropriate PPSA financing statements duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Canadian Security Documents; (vii) a Perfection Certificate, duly executed by each Loan Party and completed in a manner satisfactory to the Required Lenders; (viii) [the Intercompany Subordination Agreement, duly executed by the Parent and each of its Subsidiaries;]4 (ix) the Fee Letter, duly executed by each party thereto; (x) [reserved]; (xi) the Dutch Share Pledge; (xii) a certificate of an Authorized Officer, secretary or assistant secretary of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation or incorporation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), including, in the case of Surfboard, an up-to-date extract from the Dutch trade register as of a recent date not more than five days prior to the Effective Date, (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder 4 NTD: S1 to provide originals of all intercompany notes, if any, held by the Loan Parties and/or their Subsidiaries as of the Effective Date.

-82- DM_US 600801263-21.146243.0001 and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, which, in relation to Surfboard, must include (i) a copy of a resolution of the board of directors, (ii) if required by Law or appropriate under local law, or required under its articles of association, a copy of a resolution of the general meeting of shareholders and (iii) either an unconditional positive works council advice (advies van de ondernemingsraad) and the related request for advice in respect of the transactions contemplated by the Loan Documents or a confirmation by the management board of Surfboard that no works council having jurisdiction over Surfboard has been installed and no works council will be installed in the foreseeable future, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such Authorized Officers and (D) as to the matters set forth in Section 5.01(b); (xiii) executed counterparts of the Intercompany Note; (xiv) [reserved]; (xv) evidence of the contemporaneous payment in full of all Indebtedness under the Existing Credit Agreement, together with (A) a termination and release agreement with respect to the Existing Credit Facility and all related documents, duly executed by the Existing Credit Parties, the Existing Agent and the Existing Lenders, (B) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Agent or the Existing Lenders at the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office and covering any intellectual property of the Existing Credit Parties or any other Loan Parties and (C) UCC-3 termination statements for all UCC-1 financing statements, filed by the Existing Agent and covering any portion of the Collateral; (xvi) a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions; (xvii) an opinion of (A) Weil, Gotshal & Manges LLP, as U.S. counsel to the Loan Parties, (B) Stibbe N.V., as Dutch counsel to the Lenders and (C) Stewart McKelvey, as Canadian counsel to the Loan Parties, in each case, as to such matters as the Agents and the Required Lenders may reasonably request; (xviii) evidence of the insurance coverage required by Section 7.01(h), with such endorsements as to the named insureds or loss payees thereunder as the Required Lenders may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee;

-83- DM_US 600801263-21.146243.0001 (xix) [reserved]; (xx) the Exchange Agreement, duly executed by each party thereto; (xxi) (A) the Stock Purchase Agreement, duly executed by each party thereto and (B) each Existing Lender shall have received its Pro Rata Share of the Exchange Preferred Shares and its Pro Rata Share of the Exchange Cash Consideration; (xxii) a copy of the Financial Statements; and (xxiii) a Notice of Borrowing, duly executed by the Administrative Borrower. (e) Material Adverse Effect. Since December 31, 2025 there has not been any event or occurrence that have resulted or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. (f) Patriot Act. The Administrative Agent shall have received, at least three days prior to the Effective Date, all documentation and other information required by Governmental Authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by any Lender at least 10 Business Days prior to the Effective Date. Section 5.02 [Reserved]. Section 5.03 Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (or such later date as may be agreed in writing by the Collateral Agent at the direction of the Required Lenders in their sole discretion) (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.03): (a) [__]. ARTICLE VI REPRESENTATIONS AND WARRANTIES

-84- DM_US 600801263-21.146243.0001 Section 6.01 Representations and Warranties. On and as of the Effective Date, each Loan Party hereby represents and warrants to the Secured Parties as follows: (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company, limited partnership or other entity duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization and/or incorporation, as applicable, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the Transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B) and (ii)(C) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to result a Material Adverse Effect. (c) Governmental Approvals. No material authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than those that have been obtained or will be obtained and/or made and filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on or contemporaneous with the Effective Date. (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by the Legal Reservations. (e) Capitalization; Subsidiaries. Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Equity Interests of the Parent and each of the Subsidiaries of the Parent in existence as of the Effective Date after giving effect to the Transactions. Except as set forth on Schedule 6.01(e), all of the issued and outstanding shares of Equity Interests of the Parent and such Subsidiaries have been validly issued and are fully paid and non-assessable (in the case of corporate capital stock), and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except

-85- DM_US 600801263-21.146243.0001 as indicated on Schedule 6.01(e), all such Equity Interests are owned by the Parent or one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries. (f) Litigation; Commercial Tort Claims. Except as set forth in Schedule 6.01(f), (i) there is no pending or, to the actual knowledge of any Loan Party, threatened in writing action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) could reasonably be expected to be adversely determined, and if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or the Transactions and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claim with an individual (or, in the case of the following clauses (y) and (z), anticipated individual) value in excess of $1,000,000 (or $3,000,000 in the aggregate for all commercial tort claims) in respect of which (x) a claim has been filed in a court of law, (y) a public disclosure was made or (z) a written notice by an attorney has been given to a potential defendant, provided, that, the Collateral Agent shall coordinate with the Administrative Borrower prior to the filing of a UCC-1 financing statement with respect to any claim described in this clause (z). (g) Financial Statements. The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long- term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2025 no event or development has occurred that has had or could reasonably be expected to result in a Material Adverse Effect. (h) Compliance with Laws, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law applicable to it or any of its property or assets, or (iii) any term of any Contractual Obligation binding on or otherwise affecting it or any of its properties, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect; and no Default or Event of Default has occurred and is continuing hereunder. (i) Pension Matters. (i) ERISA. Except as set forth on Schedule 6.01(i), or as could not reasonably be expected to result in a Material Adverse Effect, (A) each Employee Plan is in compliance with ERISA and the Internal Revenue Code, (B) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (C) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule

-86- DM_US 600801263-21.146243.0001 B (Actuarial Information) thereto is complete and correct and fairly presents the funding status of such Employee Plan, and, to the knowledge of the Loan Parties, since the date of such report there has been no material adverse change in such funding status, (D) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (E) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. Except as set forth on Schedule 6.01(i), or as could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of its ERISA Affiliates nor, to the knowledge of the Loan Parties, any fiduciary of any Employee Plan has (I) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (II) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (III) engaged in a transaction within the meaning of Section 4069 of ERISA, (IV) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, or (V) incurred any liability to the PBGC for any premium payments which have become due and which are unpaid. Except as could not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (1) any Employee Plan or its assets, (2) to the knowledge of the Loan Parties, any fiduciary with respect to any Employee Plan, or (3) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. (ii) Canadian Pension Plans. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no Canadian Pension Event has occurred or is reasonably expected to occur, (ii) each Canadian Pension Plan is, and has been, established, registered, funded, administered and invested in compliance with the terms of such plan (including the terms of any documents in respect of such plan), all applicable laws and any collective agreements, as applicable, (iii) no Canadian Pension Plan is subject to an investigation, any other proceeding, or action or claim, and (iv) there are no outstanding disputes concerning the Canadian Pension Plans or the assets thereof. All material employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan by a Loan Party have been paid by each such Loan Party in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws except to the extent cured within 10 Business Days of the due date in respect thereof. No Loan Party nor any of its Subsidiaries maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan, except to the extent the Administrative Agent has provided prior written consent (at the direction of the Required Lenders) nor has any such Person ever maintained, sponsored, administered, contributed to or participated in any Canadian Defined Benefit Plan, except to the extent the Administrative Agent has provided prior written consent (at the direction of the Required Lenders). No Lien has arisen in respect of any Loan Party in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

-87- DM_US 600801263-21.146243.0001 (j) Taxes, Etc. All Federal, material state, foreign and local tax returns and other reports required by applicable Requirement of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and (ii) all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid (other than taxes, assessments or governmental charges in an aggregate amount at any one time not to exceed $500,000 or as disclosed on Schedule 6.01(j) hereof), except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien on Collateral with an aggregate value in excess of $500,000 resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP. (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. (l) Nature of Business. (i) No Loan Party is engaged in any business other than as set forth on Schedule 6.01(l) and business activities reasonably related, complementary, ancillary or incidental thereto. (ii) The Parent is a holding company and does not have any liabilities (other than liabilities arising or permitted under the Loan Documents), own any assets (other than the Equity Interests of its Subsidiaries, dividends and distributions made on such Equity Interests and other de minimis assets) or engage in any operations except as permitted by the Loan Documents. (m) Adverse Agreements, Etc. On the Effective Date, no Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has or could reasonably be expected to have, a Material Adverse Effect. (n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, and approvals, entitlements and accreditations required under a Requirement of Law for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except to the extent such suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to result in a Material Adverse Effect.

-88- DM_US 600801263-21.146243.0001 (o) Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens and, solely as to leasehold interests, except to the extent the failure to have such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. To each Loan Party's knowledge, all such properties and assets are in good working order and condition, ordinary wear and tear and casualty (to the extent fully covered by insurance subject to a deductible) excepted. (ii) Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party, except to the extent the failure to have such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. Schedule 6.01(o) sets forth as of the Effective Date with respect to each such Lease, termination date, renewal options (if any) and base rents for the last 12 months. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect, except to the extent that the failure of such Lease to be valid and enforceable or in full force and effect could not reasonably be expected to result in a Material Adverse Effect and except as may be limited by the Legal Reservations. To the knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which, as of the Effective Date, remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease, except to the extent such event could not reasonably be expected to result in a Material Adverse Effect. (p) Full Disclosure. (i) Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it (to the Loan Parties' best knowledge with respect to matters occurring or existing prior to the Effective Date), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading, taken as a whole; provided that, with respect to projected financial information, each Loan Party represents only as provided in Section 6.01(p)(ii). (ii) Projections have been prepared in good faith on the basis of (A) assumptions and methods stated therein which are believed by such Loan Party to be reasonable at the time prepared and fair in light of the then current conditions and facts (it being understood that such projections are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond such Loan Party's

-89- DM_US 600801263-21.146243.0001 control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material) and (B) information believed by such Loan Party to have been accurate based upon the information available to such Loan Party at the time such projections were furnished to the Agents. There is no contingent liability or fact that could reasonably be expected to result in a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto. (q) [Reserved]. (r) Environmental Matters. Except as set forth on Schedule 6.01(r), or as could not reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of any Loan Party, the Facilities and the operations of each Loan Party and its Subsidiaries are in compliance with all Environmental Laws; (ii) there has been no Release after the Effective Date at any of the properties owned, leased or operated by any Loan Party or any of its Subsidiaries, or, to the knowledge of any Loan Party or any of its Subsidiaries, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries; (iii) no Loan Party nor any of its Subsidiaries has knowledge or notice of an Environmental Action that has been asserted against any Loan Party or any of its Subsidiaries nor does any Loan Party or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any of its Subsidiaries; (iv) no Loan Party nor any of its Subsidiaries has knowledge or notice of any Environmental Actions that have been asserted against any Loan Party or any of its Subsidiaries and no Loan Party or any of its Subsidiaries has knowledge or notice of any threatened or pending Environmental Actions related to any facilities that may have received Hazardous Materials generated by any Loan Party or any of its Subsidiaries; (v) to the knowledge of any Loan Party, no property now or formerly owned, leased or operated by a Loan Party or any of its Subsidiaries has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party or any of its Subsidiaries has failed to report to the proper Governmental Authority the occurrence of any Release of Hazardous Materials after the Effective Date which is required to be so reported under any Environmental Laws; and (vii) each Loan Party or each Subsidiary thereof holds and is in compliance with all Environmental Permits in connection with the operation of the business carried on by it. (s) Insurance. Each Loan Party maintains the insurance and required services and financial assurance as required by Section 7.01(h). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date. (t) [Reserved]. (u) No Fraudulent Transfer. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by the Loan Documents or the other Transactions with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party. (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by

-90- DM_US 600801263-21.146243.0001 each Loan Party, together with a summary description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof). (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all material Intellectual Property rights that are reasonably necessary for the operation of its business as currently conducted as of the date hereof. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of each item of Registered Intellectual Property owned by each Loan Party. No material claim or litigation against any Loan Party regarding any of the foregoing in this Section 6.01(w) is pending or, to the knowledge of such Loan Party, threatened in writing against any Loan Party. (x) [Reserved]. (y) Investment Company Act. None of the Loan Parties is (i) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable. (z) Employee and Labor Matters. Except as could not reasonably be expected to result in Material Adverse Effect, there is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or (iii) to the knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. Except as could not reasonably be expected to result in Material Adverse Effect, no Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (aa) [Reserved]. (bb) No Bankruptcy Filing. No Loan Party or any of its Subsidiaries is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such

-91- DM_US 600801263-21.146243.0001 Loan Party's or such Subsidiary's assets or property and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it or any of its Subsidiaries. (cc) [Reserved]. (dd) Name; Jurisdiction of Organization; Organizational ID Number; Material Place of Business; Chief Executive Office; FEIN. Schedule 6.01(dd) sets forth a complete and accurate list as of the Effective Date of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization, formation or incorporation of each Loan Party, (iii) the organizational identification number or the registration or company number, as applicable of each Loan Party (or indicates that such Loan Party has no organizational or registration or company number, as applicable), (iv) each material place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of the Parent and each of its Domestic Subsidiaries (or indicates that such Loan Party has no federal employer identification number). (ee) Locations of Collateral. As of the Effective Date, there is no location at which any Loan Party has any Collateral (except for Inventory in transit and assets having a value not exceeding $1,000,000 in the aggregate) other than (i) those locations listed on Schedule 6.01(ee) and (ii) any other locations in the continental United States, Canada or the Netherlands for which such Loan Party has provided notice to the Collateral Agent in accordance with Section 7.01(l). (ff) Security Interests. Each US Security Agreement, Dutch Security Document and Canadian Security Document creates or, when entered into, will create, in favor of the Collateral Agent, for the benefit of the Secured Parties (to the extent legally possible and subject to any Requirements of Law), a legal, valid and enforceable security interest in the Collateral secured thereby, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Upon the filing of the UCC-1 and PPSA financing statements described in Section 5.01(d), the recording of the Mortgages, the delivery of appropriate Cash Management Agreements, and the recording of each relevant Assignment for Security referred to in the US Security Agreement and the Canadian Security Agreement in the United States Patent and Trademark Office, the United States Copyright Office and Canadian Intellectual Property Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, to the extent perfection can be accomplished through such filings, agreements or recordings, first priority security interests (subject to Permitted Liens), and, except as contemplated by the Security Documents, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (A) the filing of continuation statements in accordance with applicable law, (B) the recording of the relevant Assignment for Security pursuant to the US Security Agreement and the Canadian Security Agreement in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, as applicable (the foregoing being the "IP Security Agreements"), with respect to after-acquired U.S. and Canadian patent, industrial design and trademark applications and registrations and U.S. and Canadian copyrights, (C) the recordation of appropriate evidence of the security interest in the appropriate foreign registry with

-92- DM_US 600801263-21.146243.0001 respect to all foreign intellectual property that constitutes Collateral and (D) other applicable local law recordations or registrations. (gg) [Reserved]. (hh) [Reserved]. (ii) [Reserved]. (jj) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate, taken as a whole, and does not omit to state any information material thereto. (kk) Anti-Terrorism Laws. (i) None of the Loan Parties, nor, to the knowledge of the Loan Parties, any Affiliate of any of the Loan Parties, has in the past five years violated or is in violation of any of the Anti-Terrorism Laws or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. (ii) None of the Loan Parties, nor any Affiliate of any of the Loan Parties, nor any officer, director or principal shareholder or owner of any of the Loan Parties, nor to the knowledge of any Loan Party, any of the Loan Parties' respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person. (iii) None of the Loan Parties, nor, to the knowledge of any Loan Party, any of their agents acting in such capacity in connection with the Loans or other transactions hereunder, (A) conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any OFAC Sanctions Programs. (ll) Anti-Bribery and Anti-Corruption Laws. (i) The Loan Parties are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the "Anti-Corruption Laws"). (ii) None of the Loan Parties has in the past five years: (A) offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, "Foreign Official"), for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in

-93- DM_US 600801263-21.146243.0001 violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or (B) acted or attempted to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law. (iii) There are, and in the past five years have been, no material allegations, investigations or inquiries with regard to a potential violation of any applicable Anti- Corruption Law by any of the Loan Parties or, to the knowledge of the Loan Parties, any of their respective current or former directors, officers, employees, stockholders or their agents, or other persons acting or purporting to act on their behalf. (iv) The Loan Parties have adopted, implemented and maintain anti- bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws. ARTICLE VII COVENANTS OF THE LOAN PARTIES Section 7.01 Affirmative Covenants. From the Effective Date until the date that all Commitments hereunder have expired or terminated and all Loans and all other Obligations (other than Contingent Indemnity Obligations) have been paid in full in cash and fully satisfied (such date, the "Termination Date"), the Administrative Borrower shall, and shall cause the Parent and each of its Subsidiaries to, unless the Required Lenders shall otherwise consent in writing: (a) Reporting Requirements. Deliver to the Administrative Agent for, other than in the case of clause (v) below, further distribution to each Lender: (i) [reserved] (ii) within 60 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Parent beginning with the fiscal quarter ending on [_____ __], 2026, a consolidated balance sheet of the Parent as at the end of such fiscal quarter, and the related consolidated statements of operations and cash flows for such fiscal quarter and for the portion of the Fiscal Year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting in all material respects the consolidated financial condition, results of operations and cash flows of the Parent in accordance with GAAP, subject only to normal year- end audit adjustments and the absence of footnotes; provided, that any comparison against the corresponding figures from the corresponding period in any prior Fiscal Year may reflect the financial results of any applicable predecessor entity or entities; (iii) within 120 days after the end of each Fiscal Year of the Parent beginning with the Fiscal Year ending on [December 31, 2026], a consolidated balance sheet of the Parent as at the end of such Fiscal Year, and the related consolidated statements of operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative

-94- DM_US 600801263-21.146243.0001 form the figures for the previous Fiscal Year (it being understood and agreed that no such comparison shall be required if (A) the relevant independent certified public accountant is not willing to provide the same or (B) the corresponding figures from the previous Fiscal Year are not available), all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion an accounting firm of recognized national standing (which report shall not be subject to (A) a "going concern" qualification (but not a "going concern" explanatory paragraph or like statement) (except as resulting from, in the good faith determination of the Required Lenders, (1) the impending maturity of any Indebtedness and/or (2) the breach or anticipated breach of any financial covenant) or (B) a qualification as to the scope of the relevant audit) and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent as at the dates indicated and its results of operations and cash flows for the periods indicated in conformity with GAAP; provided, that if the independent auditor provides an attestation and a report with respect to management's report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board; (iv) solely to the extent the Parent is not then a publicly-traded company, together with the delivery of each set of consolidated financial statements referred to in Section 7.01(a)(ii) and 7.01(a)(iii) a Narrative Report with respect to such fiscal quarter or Fiscal Year, as applicable, covered thereby; (v) no later than five Business Days after the delivery of each set of consolidated financial statements referred to in Section 7.01(a)(ii) and (iii), a duly completed Compliance Certificate signed by an Authorized Officer of the Parent; (vi) promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent generally to the stockholders of Parent, and copies of all annual, regular, periodic and special reports which Parent files, copies of any report or filing with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; (vii) promptly after the receipt thereof by a Senior Officer of the Borrowers and to the extent permitted by applicable Requirement of Law, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Requirement of Law by any Loan Party or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect; (viii) promptly after any request therefor, such customary additional information regarding the business or financial condition of any Loan Party or any of its Subsidiaries that is available to the Loan Parties as the Administrative Agent (at the direction of the Required Lenders) may from time to time reasonably request;

-95- DM_US 600801263-21.146243.0001 (ix) within 30 days of the relevant change (or such later date to which the Administrative Agent may agree in its reasonable discretion), written notice with respect to Parent, the Borrowers or any other Loan Party, of any change in (A) such Loan Party's legal name, (B) such Loan Party's type of organization, (C) such Loan Party's jurisdiction of organization or (D) such Loan Party's organizational identification number, in each case, to the extent such information is necessary to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, in each case, together with a certified copy of the applicable Governing Document reflecting the relevant change; and (x) promptly notify the Administrative Agent after an Authorized Officer obtains knowledge of (A) the occurrence of any Default and (B) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, which each such notice pursuant to this clause (x) shall be accompanied by a written statement of an Authorized Officer of the Administrative Borrower (x) that such notice is being delivered pursuant to Section 7.01(a)(x) and (y) setting forth details of the occurrence referred to therein and stating what action the Loan Parties have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.01(a)(x) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists; (xi) commencing with the Fiscal Year beginning January 1, 2027, no later than February 28 of each Fiscal Year, a reasonably detailed consolidated budget for such then current Fiscal Year on a quarterly basis (including a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of projected cash flow and projected income for such fiscal year and a summary of the material underlying assumptions applicable thereto) (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; (xii) as soon as possible and in any event: (A) at least ten days prior to any event or development that could reasonably be expected to result in or constitute a Canadian Pension Event that would reasonably be expected to result in a Material Adverse Effect, and, to the extent not reasonably expected, within five days after the occurrence of any Canadian Pension Event that would reasonably be expected to result in a Material Adverse Effect, notice of such Canadian Pension Event (in reasonable detail), (B) upon request of the Administrative Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; and (C) promptly upon receipt, a copy of any material direction, order, notice, ruling or opinion that any Loan Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; (xiii) as soon as possible and in any event within five Business Days of such request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent (at the direction of the Required Lenders) may from time to time may reasonably request.

-96- DM_US 600801263-21.146243.0001 Notwithstanding the foregoing, the obligations in paragraphs (ii) and (iii) of this Section 7.01(a) may be satisfied by furnishing (A) the applicable financial statements or other information required by such paragraphs of the Parent and/or (B) the Parent's Form 10-K or 10-Q, as applicable, filed with the SEC or otherwise made available to the Administrative Agent for delivery to the Lenders, in each case, within the time periods specified in such paragraphs; provided, that with respect to each of the foregoing clauses (A) and (B), (i) to the extent such financial statements relate to Parent, the Compliance Certificate delivered in connection with such financial statements shall either (x) certify that Parent is not engaged in any material business operations and that there are no material differences between the information relating to Parent, on the one hand, and the consolidated information relating to the Loan Parties and their Subsidiaries on a standalone basis, on the other hand (it being understood and agreed that differences as a result of income taxes, equity transactions and related activity, in each case, shall be deemed not to be material) or (y) be accompanied by consolidating information that explains in reasonable detail the differences between the consolidated information relating to Parent, on the one hand, and the consolidated information relating to the Loan Parties and their Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by an Authorized Officer of the Administrative Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of statements required to be provided under Section 7.01(a)(iii), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by a report of an accounting firm of nationally recognized standing, which report shall satisfy the requirements set forth in Section 7.01(a)(iii) as if references in such Section 7.01(a)(iii) the Borrower therein were references to the Parent. Documents required to be delivered pursuant to Section 7.01(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the earliest to occur of the date (i) on which the Administrative Borrower posts such documents, or provides a link thereto on the Administrative Borrower's website on the Internet at the website address set forth in Section 12.01, (ii) on which such documents are posted on the Administrative Borrower's behalf on SyndTrak, IntraLinks or other relevant website, to which each Lender and the Administrative Agent are granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of "EDGAR"). Each Loan Party hereby acknowledges that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of such Loan Party hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on SyndTrak, IntraLinks or another similar electronic system (the "Platform") and (B) certain of the Lenders may be "Public-Side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Parent, the Loan Parties, their Subsidiaries or their respective securities) (each, a "Public Lender"). Each Loan Party hereby agrees that (x) it will clearly identify all Borrower Materials that are to be made available to Public Lenders by clearly and conspicuously marking such Borrower Materials "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (y) by marking Borrower Materials "PUBLIC," the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as containing either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Parent, the Loan Parties, their Subsidiaries or

-97- DM_US 600801263-21.146243.0001 their respective securities for purposes of United States Federal securities laws; (z) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor". Each of the Administrative Agent and each Lender agrees that it shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." (b) Additional Borrowers, Guarantors and Collateral Security. (i) Cause each Subsidiary (other than an Excluded Foreign Subsidiary and a Permitted Joint Venture) of any Loan Party existing, created or acquired after the Effective Date, and each Subsidiary of any Loan Party which is an Excluded Foreign Subsidiary on the Effective Date but later ceases to be an Excluded Foreign Subsidiary, to execute and deliver to the Collateral Agent promptly and in any event within 30 (or in the case of a Foreign Subsidiary, 45) days after the formation, acquisition or change in status thereof (or 90 days in the case of matters specified in clause (C) below) (or, in each case, such later date to which the Collateral Agent (at the direction of the Required Lenders) may agree in its reasonable discretion), (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, (B) (x) a supplement to the US Security Agreement, (y) a supplement to the applicable Canadian Security Document or (z) new Dutch Security Documents, as applicable, or in the case of any Subsidiary that is not a Domestic Subsidiary, Dutch Subsidiary or Canadian Subsidiary, such other documentation relating to such categories of assets (other than Excluded Property) as is customary in the jurisdiction of formation of such Subsidiary (as reasonably determined by the Required Lenders), in each case, together with (1) certificates (if any) evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the US Security Agreement, the Dutch Security Documents or the Canadian Security Documents or such other documentation, as applicable, (2) undated stock powers for such Equity Interests executed in blank, and (3) such opinions of counsel (limited to one per applicable jurisdiction) as the Collateral Agent (at the direction of the Required Lenders) may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the fee-owned real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such fee-owned real property and such other Real Property Deliverables as may be reasonably requested by the Required Lenders with respect to each such fee-owned real property, (D) counterparts of the Intercompany Note and (E) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent or the Required Lenders in order to create, perfect or establish the first priority of or otherwise protect any Lien purported to be covered by the US Security Agreement, any such Dutch Security Document, any such Canadian Security Document or any such Mortgage, as applicable or otherwise to effect the intent that such Subsidiary shall become bound by all of the applicable terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations, other than exclusions expressly set forth in the US Security Agreement, the Canadian Security Documents or the Dutch Security Documents, as applicable; and (ii) Each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 30 (or, in the case of a Foreign Subsidiary, 45) days after the formation or acquisition of such Subsidiary, a Pledge Amendment (as defined in the US Security Agreement or applicable Canadian Security Document or the Dutch equivalent, as

-98- DM_US 600801263-21.146243.0001 applicable), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the US Security Agreement, the applicable Canadian Security Document or the Dutch Security Agreement, as applicable, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank, (C) such opinions of counsel (limited to one (1) per applicable jurisdiction) as the Required Lenders may reasonably request and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Required Lenders. (iii) Notwithstanding the foregoing, no Excluded Foreign Subsidiary or a Permitted Joint Venture shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above); provided, however, that if the Equity Interests of an Excluded Foreign Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent or the Required Lenders, a pledge agreement governed by the laws of the jurisdiction of the organization of such Subsidiary) and any certificates required pursuant to clause (ii) above to the Collateral Agent, and take all actions reasonably requested by the Collateral Agent or the Required Lenders or otherwise necessary to grant and to perfect a first-priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, in (x) 65% of the voting (and 100% of the non-voting) Equity Interests of any Excluded Foreign Subsidiary for which clause (k)(ii) of the definition of "Excluded Property" applies, and 100% of all Equity Interests of any Excluded Foreign Subsidiary for which clause (k)(ii) of the definition of "Excluded Property" does not apply and (y) 100% of all Equity Interests of each non-Wholly- Owned Subsidiary and each Permitted Joint Venture owned by such Loan Party. (c) Compliance with Laws; Payment of Taxes. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law (excluding Environmental Laws which are the subject of Section 7.01(j) below), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and other governmental charges or levies imposed upon it or any of its Subsidiaries or upon their respective income or profits or upon any of their respective properties (other than taxes, assessments and other governmental charges or levies or any other such lawful claims of a Governmental Authority in an aggregate amount at any one time not to exceed $500,000 or those disclosed in writing to the Agents as of the Effective Date), and (ii) paying all other lawful claims of a Governmental Authority which if unpaid might become a Lien or charge upon any of its or any of its Subsidiaries' properties, except, in each case, to the extent contested in good faith by proper proceedings which stay the enforcement of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP. (d) Preservation of Existence, Etc. Except as expressly permitted by Section 7.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

-99- DM_US 600801263-21.146243.0001 (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements required to be delivered under Section 7.01(a) in accordance with GAAP. (f) Inspection Rights. Subject to the limitations set forth in Section 2.06, permit, and cause each of its Subsidiaries to permit, the Administrative Agent and the other agents and representatives of the Required Lenders, upon reasonable advance notice (which notice shall not be required during the continuance of an Event of Default) at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the Administrative Agent and representatives of the Agents and the Lenders in accordance with this Section 7.01(f). (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its physical properties which are reasonably necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and fire, casualty and condemnation excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies real property, so as to prevent any loss or forfeiture thereof or thereunder, in each case except to the extent that any such failure to so maintain and preserve or so comply could not reasonably be expected to result in a Material Adverse Effect or pursuant to any disposition, corporate change or other transaction permitted by this Agreement. (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker's compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by law or by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located (including, without limitation, against larceny, embezzlement or other criminal misappropriation). All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Secured Parties, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Secured Parties' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Secured Parties, and such other Persons as the Collateral Agent may (at the direction of the Required Lenders) designate from time to time, and shall provide for not less than 30 days'

-100- DM_US 600801263-21.146243.0001 (10 days' in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If after 10 Business Days following the Administrative Borrower receiving written notice from any Agent that a Loan Party or any of its Subsidiaries has failed to maintain such insurance and such Loan Party has not obtained such insurance within such 10 Business Days, any Agent may, with prior written notice to the Administrative Borrower, arrange for such insurance, but at the Borrowers' expense and without any responsibility on any Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (at the direction of the Required Lenders) shall have the sole right (but subject to the rights of landlords under Leases), in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to result in a Material Adverse Effect. (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens except for deed restrictions, other institutional controls and registered notices that are utilized in connection with any mandatory Remedial Actions at such property; (ii) comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and the Environmental Permits and provide to the Collateral Agent any documentation of such compliance which the Required Lenders may reasonably request, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) promptly provide the Agents written notice of any Environmental Action or Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws to address and resolve such Environmental Action or abate said Release, except for such Environmental Actions, Releases or lack of Remedial Actions that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided, however, that no Loan Party shall be required to undertake any such Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings; and (iv) promptly provide the Agents with written notice within five days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries, except for Environmental Actions that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (C) notice of a violation, citation or other administrative order from a Governmental Authority issued to any Loan Party or any of its Subsidiaries, except for violations, citations, or other administrative orders that

-101- DM_US 600801263-21.146243.0001 could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent or the Required Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries (including commercial tort claims, deposit accounts, securities accounts, and commodities accounts), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby (including making all filings and registrations), and (iv) to better assure, convey, grant, collaterally assign, collaterally transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute, upon the occurrence and during the continuance of an Event of Default, any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party (such Agent to subsequently provide the Loan Parties with notice of any such filing with no liability for a failure to provide such notice), and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof. (l) Change in Collateral; Collateral Records. (i) Give the Agents prompt written notice of any change in the location (other than Equipment out for repair or Equipment at employee's homes) of any Collateral (except for Inventory in transit and immaterial assets having value not exceeding $1,000,000 in the aggregate), other than to locations set forth on Schedule 6.01(ee) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Agents promptly, in sufficient detail, of any material adverse change relating to the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to any Agent for the benefit of the Secured Parties from time to time, solely for such Agent's convenience in maintaining a record of Collateral, such written statements and schedules as such Agent may reasonably require, designating, identifying or describing the Collateral; provided that the Borrowers shall not be obligated to provide such notice or provide such statements or updates more than once during any Fiscal Year unless an Event of Default shall have occurred and be continuing. (m) [Reserved]. (n) After Acquired Real Property. Upon the acquisition by it after the date hereof of any fee interest in any owned real property (wherever located) (each such interest being a "New Facility") with a Current Value in excess of $1,000,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location

-102- DM_US 600801263-21.146243.0001 of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current fair market value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall (at the direction of the Required Lenders) notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Loan Party that has acquired such New Facility shall furnish the same to the Collateral Agent within 90 days. (o) Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on the day described in the definition of "Fiscal Year" unless the Required Lenders consent to a change in such Fiscal Year (and appropriate related changes to this Agreement). (p) Anti-Bribery and Anti-Corruption Laws. Maintain, and cause each of its Subsidiaries to maintain, anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws. (q) Lender Calls. Following delivery (or, if later, required delivery) of the financial statements pursuant to Section 7.01(a)(ii) and (iii), upon the request of the Required Lenders or the Administrative Agent (at the direction of the Required Lenders), the Administrative Borrower will promptly host a conference call, at a time selected by the Required Lenders and reasonably acceptable to the Administrative Borrower, with the Lenders to review the financial information provided therein; provided, that the requirements of this Section 7.01(q) with respect to any fiscal quarter or Fiscal Year, as applicable, shall be satisfied to the extent any Parent Company holds an earnings call with respect to such fiscal quarter or Fiscal Year, as applicable. (r) Maintenance of Ratings. The Administrative Borrower shall use commercially reasonable efforts to maintain public corporate credit facility ratings for the Term Loans and public corporate family ratings for the Borrowers, in each case from each of S&P and Moody's; provided, that in no event shall the Administrative Borrower be required to maintain any specific rating with any such agency. Section 7.02 Negative Covenants. From the Effective Date until the Termination Date, each Loan Party shall not, and shall not permit any of its Subsidiaries to: (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), other than, as to all of the foregoing, Permitted Liens. (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than, as to all of the foregoing, Permitted Indebtedness. (c) Fundamental Changes; Dispositions.

-103- DM_US 600801263-21.146243.0001 (i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a "plan of division" under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or sell all or substantially all assets in a single or series of related transactions, or permit any of its Subsidiaries to do any of the foregoing (or enter into a binding agreement to do so unless (x) such agreement provides for the payment of the Obligations in full in cash and the termination of all the Commitments hereunder and (y) such agreement does not provide for, and would not result in, any breakage fees or other cash liabilities to the Loan Parties or any of their respective Subsidiaries under such agreement or any other agreement or documents entered into in connection with such transaction or series of related transactions); provided, however, that any Wholly-Owned Subsidiary of any Loan Party (other than a Borrower) may be merged or liquidated into such Loan Party or another Wholly- Owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another Wholly- Owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 Business Days' written notice following such merger, liquidation, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, liquidation, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default has occurred and is continuing or would result therefrom, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, liquidation, consolidation or amalgamation, (E) in the case of a liquidation, all of the assets of such liquidated Subsidiary shall be transferred to a Domestic Loan Party, a Canadian Loan Party or a Loan Party that is organized in the same jurisdiction as such liquidated Subsidiary and (F) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation; and (ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets having a fair market value in excess of $250,000 in the aggregate, whether now owned or hereafter acquired (or enter into a binding agreement to do any of the foregoing unless (x) the applicable agreement with respect thereto provides for the payment of the Obligations in full in cash and the termination of all the Commitments hereunder and (y) such agreement does not provide for, and would not result in, any breakage fees or other cash liabilities to the Loan Parties or any of their respective Subsidiaries under such agreement or under any other agreement or documents entered into in connection with such transaction or series of related transactions), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions; provided, further, that in no event shall the Loan Parties be permitted to Dispose of any Borrower without the prior written consent of the Required Lenders or the requisite Lenders under Section 12.02. (d) Change in Nature of Business.

-104- DM_US 600801263-21.146243.0001 (i) Make, or permit any of its Subsidiaries to make, any change in the nature of its business other than as described in Section 6.01(l) (including any business activities that are reasonable extensions, developments or expansions of any of the foregoing or business activities that are of a type conducted by Persons engaged in businesses that are the same as or similar to the businesses described in Section 6.01(l), as such businesses may evolve from time to time), or acquire any material properties or assets that are not reasonably related to the conduct of such business activities. (ii) Permit the Parent to have any material liabilities (other than liabilities arising under the Loan Documents and/or guarantee of Indebtedness and/or other obligations of any Borrower or any Subsidiary that is otherwise permitted hereunder), own any material assets (other than the Equity Interests of its Subsidiaries, dividends and distributions permitted under this Agreement to be made on such Equity Interests and other de minimis assets) or engage in any operations or operating business (other than actions required for compliance with the Loan Documents and except as expressly permitted by the Loan Documents). (e) Investments. Make, or permit any of its Subsidiaries to make, any Investment in any other Person, other than, as to all of the foregoing, Permitted Investments. (f) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction, other than any Sale and Leaseback Transaction entered into in the ordinary course of business with respect to intangible assets, including (i) software, websites, digital platforms and related information technology infrastructure and (ii) monetization partnerships and similar commercial arrangements. (g) Material Asset Transfers; Liability Management Transactions. Notwithstanding anything set forth herein to the contrary, (i) make any Investment, Disposition, Restricted Payment, distribution, contribution, or otherwise assign or transfer (or merge, dissolve, liquidate, consolidate or otherwise reorganize with a similar such effect) (A) any Equity Interest in any Loan Party or any of its Subsidiaries or (B) any Intellectual Property or other asset owed by any Loan Party or any of its Subsidiaries that, in the case of this clause (B), is (in the good faith determination of the Required Lenders in consultation with the Administrative Borrower) material to the operation of the business of any Loan Party or any of its Subsidiaries in each case of clauses (A) and (B), to any Person that is not a Loan Party, other than (in respect of clause (B)) to the extent such transaction is for bona fide operating business purposes (as reasonably determined by the Borrowers in good faith) and not in connection with any transactions or series of related transactions in connection with the incurrence of Indebtedness or otherwise providing credit support in respect of any Indebtedness; provided, that the foregoing shall not prevent (x) any non-Loan Party from developing or acquiring Intellectual Property for use in the business of such non-Loan Party or (y) the grant by any Loan Party of a non-exclusive license of Intellectual Property to any Subsidiary on arm's length terms and economics in the ordinary course of business for a bona fide business purpose; or (ii) consummate, or enter into transactions of any kind in connection with or in contemplation of, any Liability Management Transaction (including an anticipated or potential Liability Management Transaction). For the avoidance of doubt, (i) any transaction or series of related transactions that is required to be made in the "ordinary course of business", for a "bona fide business purpose", for a "bona fide operating business purpose" or determinations of similar import shall not be determined as such if done in connection with a

-105- DM_US 600801263-21.146243.0001 Liability Management Transaction and (ii) any references in this Agreement with respect to the priority of any Indebtedness in comparison with any other Indebtedness includes any direct or indirect priority, including effective, structural, or contractual priority (whether by way of additional obligors, additional collateral, lien priority, or number of claims such as in a "double dip" or "pari plus" structure, or otherwise). (h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment, except that (such following payments being "Permitted Restricted Payments"): (i) any Loan Party may pay dividends or, in the case of a Loan Party that is not a corporation, any similar distribution, to the Parent (or its direct or indirect parent company) in amounts necessary to pay taxes (other than Tax Distributions) and other customary expenses as and when due and owing by the Parent (or its direct or indirect parent company) in the ordinary course of its business as a holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent (or its direct or indirect parent company)), and/or arising from such Persons' ownership interests in the Loan Parties; provided, that the aggregate amount of all such dividends and distributions (other than (A) Tax Distributions, (B) dividend payments made pursuant to the Stock Purchase Agreement and (C) any expenses incurred in connection with the Transactions) made in reliance on this clause (i) and paid after the Effective Date shall not exceed $15,000,000 in any Fiscal Year; (ii) (x) any Subsidiary of a Loan Party may make Restricted Payments to any Loan Party and (y) any Subsidiary of an Existing Credit Party may make Restricted Payments to any Loan Party; provided, that any Restricted Payment made by a Domestic Loan Party or a Canadian Loan Party to the Dutch Loan Parties (A) shall be used by such Subsidiaries for payroll and other employee wage and benefit payments to or for the benefit of such Subsidiaries' employees and for other general corporate purposes of such Subsidiaries or (B) shall be made in the ordinary course of business consistent with past practice; (iii) any Foreign Subsidiary that is not a Loan Party may make Restricted Payments to any Loan Party or other Foreign Subsidiaries; (iv) the Loan Parties may make dividends and other distributions to any Parent Company solely to enable such Parent Company to pay dividends and other distributions to the holders of the Exchange Preferred Shares on a pro rata basis; (v) so long as no Event of Default has occurred and is continuing or would result therefrom, any Loan Party may issue a dividend to any Parent Company to enable such Parent Company to repurchase or redeem Equity Interests issued to employees of such Parent Company or any of its Subsidiaries pursuant to any employee stock ownership plan upon the termination, retirement or death of any such employee in accordance with the provisions of such plan; provided, that the aggregate amount of all such dividends issued in any Fiscal Year shall not exceed $1,000,000;

-106- DM_US 600801263-21.146243.0001 (vi) reasonable and customary indemnities to directors, officers and employees of any Parent Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operations of Parent or its Subsidiaries; and (vii) any Loan Party may make Restricted Payments to the Parent in amounts necessary to enable such Parent to make tax distributions to its direct or indirect equity holders as provided in Section 6.3 of the Amended and Restated Limited Liability Company Operating Agreement of Parent as provided in Schedule 7.02(h)(vii) of this Agreement ("Tax Distributions"). (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board. (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) involving payment, or assets with a fair market value, in excess of $500,000 with any Affiliate, except (i) transactions consummated in the ordinary course of business, in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and, solely if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions, that are fully disclosed to the Agents prior to the consummation thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(f), (iv) sales of Qualified Equity Interests of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions, (vi) transactions (including any employment agreements) in existence on the Effective Date and described on Schedule 7.02(j) and any amendment, modification or extension thereof to the extent such amendment, modification or extension is not (A) adverse to the Loan Parties or the Lenders or (B) more disadvantageous in any respect to the Loan Parties or the Lenders than the relevant transaction in existence on the Effective Date, and (vii) the payment of customary fees and indemnities to directors, officers and employees of any Parent Company (to the extent attributable to the operations of the Borrowers or its Subsidiaries), the Borrowers and its Subsidiaries in the ordinary course of

-107- DM_US 600801263-21.146243.0001 business; provided, that the aggregate amount of fees paid to any independent directors under this clause (vii) shall not exceed $250,000 per Fiscal Year. (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Except as otherwise permitted hereunder, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with: (i) this Agreement and the other Loan Documents, the Exchange Agreement and the Stock Purchase Agreement; (ii) any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that any such encumbrance or restriction contained in such extended, replaced or continued agreement is, taken as a whole, no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued; (iii) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (iv) (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto; (v) customary restrictions on dispositions of real property interests in reciprocal easement agreements; (vi) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; (vii) customary restrictions in contracts that prohibit the assignment or other transfer of such contract; (viii) set forth in any agreement for any Disposition of any Subsidiary (or all or substantially all of the assets thereof) permitted under this Agreement that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Subsidiary pending such Disposition; or

-108- DM_US 600801263-21.146243.0001 (ix) set forth in any agreement relating to any Permitted Lien that limits the right of Parent and/or any Subsidiary to dispose of or encumber the assets subject thereto. (l) Limitation on Issuance of Equity Interests. Issue or sell or permit any of its Subsidiaries to issue or sell, any shares of its Equity Interests, any securities convertible into or exchangeable for its Equity Interests or any warrants; provided that the Parent (or its direct or indirect parent company) and the other Loan Parties may issue or sell, as applicable, Qualified Equity Interests, so long as (i) no Change of Control would result therefrom, (ii) such issuance or sale will not cause the release of any Loan Party under this Agreement (except to the extent expressly permitted under clause (k) of the definition of Permitted Disposition) and (iii) such Qualified Equity Interests shall not have any priority or preference over the Exchange Preferred Equity. (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness (other than amendments, modification and other changes to this Agreement and the Obligations which shall be governed by Section 12.02) if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness when taken as a whole; (ii) except for the Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of the Loan Parties' or its Subsidiaries' obligations under the Amended Existing Credit Agreement or other Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any such Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any such Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing; provided, however, that the Loan Parties may pay (1) dividends to the holders of the Exchange Preferred Shares on a pro rata basis, (2) the conversion of any Indebtedness to Qualified Equity Interests so long as such Qualified Equity Interests shall not have any priority or preference over the Exchange Preferred Equity and (3) so long as no Event of Default shall have occurred and be continuing,

-109- DM_US 600801263-21.146243.0001 payments with respect to intercompany Indebtedness between the Borrower and its Subsidiaries permitted under Section 7.02(b), subject to the subordination provisions applicable thereto; and (iii) amend, modify or otherwise change its legal name, jurisdiction of organization, chief executive office, organizational identification number or (if applicable) FEIN, except that a Loan Party may (A) change its legal name, jurisdiction of organization, organizational identification number or (if applicable) FEIN in connection with a transaction permitted by Section 7.02(c) and/or (B) change its legal name, jurisdiction of organization, chief executive office, organizational identification number or (if applicable) FEIN upon at least 10 days' prior written notice by the Administrative Borrower to the Collateral Agent of such change; or (iv) except as otherwise permitted hereunder, amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law). (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act. (o) [Reserved] (p) [Reserved] (q) ERISA and Canadian Pension Plans. (i) ERISA. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law other than any employee welfare benefit plan set forth on Schedule 6.01(i) in effect prior to the Effective Date. (ii) Canadian Pension Plans. (x) incur or permit to exist a Canadian Pension Event or Canadian Pension Events that, individually or in the aggregate, results in, or could reasonably be expected to result in a Material Adverse Effect, or (y) for any existing or hereafter adopted, Canadian Pension Plan:

-110- DM_US 600801263-21.146243.0001 (A) fail to, in a timely fashion, comply with and perform in all respects all of its obligations under and in respect of such Canadian Pension Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), except as could not reasonably be expected to have a Material Adverse Effect; (B) fail to pay or remit in a timely fashion in accordance with the terms thereof all material employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan, any funding agreements and all applicable laws (provided that any Loan Party shall have a 10 Business Day cure period in the event any such payments, contributions or premiums have not been paid or remitted when due); and (C) contribute to or assume or cause an obligation to contribute to or have any liability in respect of any Canadian Defined Benefit Plan or acquire an interest in any Person that sponsors, maintains, participates in, has any liability in respect of or contributes to any Canadian Defined Benefit Plan, in each case without the prior written consent of the Administrative Agent. (r) Environmental. Except as could not reasonably be expected to have a Material Adverse Effect, permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws in all material respects. (s) Limitations on Negative Pledges. Incur or permit to exist, or permit any Subsidiary to incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment, sublet or other transfer thereof, or any affiliate guaranty required thereunder as a condition to entry into the lease, (v) to the extent assumed in connection with any acquisition of property or the Equity Interests of any Person permitted hereunder, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Equity Interests of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition, (vi) set forth in any agreement relating to any Permitted Lien that limits the right of Parent and/or any Subsidiary to Dispose of or encumber the assets subject thereto, and (vii) as otherwise required under applicable law.

-111- DM_US 600801263-21.146243.0001 (t) Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP). (u) Anti-Terrorism Laws. None of the Loan Parties, nor any of their Affiliates, shall: (i) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the OFAC Sanctions Programs; (iii) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or (iv) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti- Terrorism Laws. The Borrowers shall deliver to the Lenders any certification or other evidence requesting from time to time by any Lender in its sole discretion, confirming the Borrowers' compliance with this Section 7.02(u). (v) Anti-Bribery and Anti-Corruption Laws. None of the Loan Parties shall: (i) offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or (ii) act or attempt to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law. ARTICLE VIII CASH MANAGEMENT ARRANGEMENTS Section 8.01 Cash Management Arrangements.

-112- DM_US 600801263-21.146243.0001 (a) The Loan Parties shall (i) establish and maintain cash management services at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank") and (ii) except as otherwise provided under Section 8.01(a), after the earlier of the Cash Management Deadline and the date on which a Cash Management Agreement is executed and delivered to the Collateral Agent, deposit or cause to be deposited promptly, and in any event no later than two Business Days after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account or an Excluded Account, provided, that Collections deposited in Excluded Accounts shall be deposited and maintained therein only for the purposes described in, and in amounts not exceeding the amounts set forth in, such definition. (b) Within 120 days after the Effective Date (or such longer period as agreed to in writing by the Required Lenders) (the "Cash Management Deadline"), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts) use commercially reasonable efforts to deliver to the Collateral Agent a Cash Management Agreement with respect to such Cash Management Account. From and after the date that is 120 days following the Effective Date (or such longer period as agreed to in writing by the Collateral Agent at the direction of the Required Lenders), the Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any Deposit Account or Securities Account, unless the Collateral Agent shall have received a Cash Management Agreement in respect of each such Deposit Account or Securities Account (other than Excluded Accounts). Notwithstanding the foregoing or anything to the contrary in this Agreement (including, including without any limitation, Section 7.02(c), Section 7.02(e) and Section 7.02(h)), in no event shall any Loan Party maintain, or permit any of its Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any Deposit Account or Securities Account (i) in the Netherlands if it will cause the aggregate amount of all cash, Cash Equivalents or other amounts held in such accounts at any time to exceed $5,000,000 and (ii) outside of the United States, Canada and the Netherlands if it will cause the aggregate amount of all cash, Cash Equivalents or other amounts held in such accounts at any time to exceed $2,000,000; provided, that, in the case of clauses (i) and (ii), the Loan Parties may temporarily exceed any such cap if, within five Business Days of exceeding such cap, the Loan Parties reduce such cash, Cash Equivalents or other amounts maintained in such accounts to comply with clause (i) or (ii), as applicable. (c) Upon the terms and subject to the conditions set forth in a Cash Management Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the direction of Required Lenders be wired each Business Day into the Administrative Agent's Account, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent's Account, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent's Account. (d) So long as no Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account in advance to the opening of such Cash Management Account with the

-113- DM_US 600801263-21.146243.0001 prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account with such new Cash Management Bank, the applicable Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Cash Management Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent (at the direction of the Required Lenders) (or such longer period as agreed to in writing by the Required Lenders) that the creditworthiness of any Cash Management Bank is no longer acceptable in the Required Lenders' reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent's liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent's reasonable judgment. ARTICLE IX EVENTS OF DEFAULT Section 9.01 Events of Default. Each of the following events shall constitute an event of default (each, an "Event of Default"): (a) any Borrower shall fail to pay when due (whether by scheduled maturity, required repayment, acceleration, demand or otherwise) (i) any principal of any Loan, or (ii) any interest on any Loan, any Agent Advances, any indemnity or other amount payable under this Agreement or any other Loan Document and, in each case under this clause (ii), such failure continues for a period of three Business Days; (b) any representation or warranty made or deemed made by or on behalf of any Loan Party in any Loan Document or in any certificate or document required to be delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material and adverse respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made; (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in: (i) (A) Section 5.03, (b) or (d) of Section 7.01, Section 7.02, Section 7.03 or Article VIII or (B) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement or Canadian Security Document to which it is a party or any Mortgage to which it is a party and such default is continuing or has remained unremedied when any applicable grace or cure period related thereto expires; (ii) Clauses (a) (other than (a)(i), (a)(ii), (a)(iii) and (a)(xi)), (h), (i) or (n) of Section 7.01 and such failure, if capable of being remedied, shall remain unremedied for seven Business Days, (iii) Clauses (a)(i), (a)(ii) and (a)(iii) of Section 7.01 and such failure, if capable of being remedied, shall remain unremedied for five Business Days,

-114- DM_US 600801263-21.146243.0001 (iv) Clause (a)(xi) of Section 7.01 and such failure shall remain unremedied for ten Business Days following the date written notice of such failure shall have been given by any Agent to the Administrative Borrower, or (v) any provision of Section 7.01, except as set forth in Section 9.01(c)(i) or Section 9.01(c)(ii), and such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a Senior Officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party; (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in clauses (a), (b) and (c) of this Section 9.01, such failure shall remain unremedied for 30 days after the earlier of the date a Senior Officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party; (e) (i) any Loan Party shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement and the Amended Existing Credit Agreement) having an aggregate individual outstanding principal amount in excess of $6,500,000 and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) any other default under any agreement or instrument relating to any such Indebtedness described in clause (i) above shall occur and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, if the effect of such default or event is (A) to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (B) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; (f) any Loan Party or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Law or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver, receiver manager, monitor, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f); (g) any proceeding under any Debtor Relief Law shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, interim receiver,

-115- DM_US 600801263-21.146243.0001 receiver manager, monitor, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 calendar day period or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, interim receiver, receiver manager, monitor, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; (h) any material provision of any Loan Document shall, after its execution and delivery, at any time for any reason (other than pursuant to the express terms thereof, including the occurrence of the Termination Date) cease to be valid and binding on or enforceable against any Loan Party party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof against any Loan Party, or any Loan Party shall deny or contest in writing the validity thereof or that such Loan Party has any liability or obligation purported to be created under any Loan Document (other than as a result of the Termination Date); (i) the US Security Agreement, any Dutch Security Document, any Canadian Security Document or any other Security Document, after delivery thereof pursuant hereto, shall for any reason (other than pursuant to the terms thereof including any transaction expressly permitted under Section 7.02) fail or cease to create a valid and perfected (to the extent required by the Loan Documents) and, except to the extent permitted by the terms hereof or thereof, first priority Lien (in terms of priority, subject to Permitted Liens expressly permitted under this Agreement to have priority over the Lien securing the Obligations) in favor of the Collateral Agent for the benefit of the Secured Parties on any material portion of the Collateral (in terms of materiality, as determined by the Required Lenders in their sole discretion exercised reasonably) purported to be covered thereby (it being understood and agreed that any such loss of perfection or priority resulting from (A) the failure of the Agents to (I) maintain possession of certificates or other possessory collateral actually delivered to it representing securities or other collateral pledged under the Security Documents or (II) file UCC financing statements or continuation statements or security agreements in respect of Intellectual Property or equivalent or (B) the erroneous filing by any Agent or Lender of (I) a UCC amendment or termination statement or (II) a termination or release of a security agreement in respect of Intellectual Property or equivalent, in each case, will not result in a Default or Event of Default under this Section 9.01(i), so long as (x) no intervening UCC financing statements, Mortgages or other Liens shall have been filed or recorded against any Loan Party in respect of the Collateral (in each case, other than any Permitted Lien permitted to have priority over the Collateral Agent's Liens in the Collateral) and (y) such failure is remedied within three Business Days of the earlier of the date a Senior Officer of any Loan Party has knowledge of such failure and the date written notice of such failure shall have been given by any Agent to such Loan Party); (j) one or more judgments, awards, orders, litigations or other proceedings (or any settlement of any claim resulting in a judgment, order, award, litigation or other proceeding) for the payment of money exceeding $6,500,000 in the aggregate (the "Maximum Judgment Amount") shall be rendered against Parent or any of its Subsidiaries and remain unsatisfied, or, without duplication, the Parent or any of its Subsidiaries agrees to the settlement of any one or more pending or threatened (in writing) claims, actions, suits, or proceedings affecting any Loan Party before any court or other Governmental Authority or any arbitrator or mediator, providing

-116- DM_US 600801263-21.146243.0001 for the payment of money exceeding $6,500,000 in the aggregate, and in the case of any such judgment, award, order, litigation, proceeding or settlement either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, award, order, litigation, proceeding or settlement, or (ii) there shall be a period of 45 consecutive days after entry thereof during which a stay of enforcement of any such judgment, award, order, litigation, proceeding or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award, litigation, proceeding or settlement shall not give rise to an Event of Default under this subsection if and for so long as (A) the amount of such judgment, order, award, litigation, proceeding or settlement in excess of the Maximum Judgment Amount is covered by a valid and binding policy of insurance between the applicable Loan Party and the insurer covering full payment thereof (other than any deductible) or an amount sufficient to lower the exposure below the Maximum Judgment Amount, and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award, litigation, proceeding or settlement; (k) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of the business of the Loan Parties, taken as a whole, for more than 15 days if such enjoinment or restraint could reasonably be expected to result in a Material Adverse Effect; (l) the indictment of Parent or any of the Loan Parties under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought include forfeiture to any Governmental Authority of any material portion of the property of such Person; (m) (i) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party incurs a withdrawal liability in an annual amount which could reasonably be expected to result in a Material Adverse Effect, and, as a result thereof any Loan Party's annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount which could reasonably be expected to result in a Material Adverse Effect or (i) there shall occur one or more Canadian Pension Events that, individually or in the aggregate, results in, or could reasonably be expected to result in a Material Adverse Effect; (n) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $3,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount); (o) a Change of Control shall have occurred; or (p) (i) there shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any

-117- DM_US 600801263-21.146243.0001 Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be "Senior Indebtedness" or "Designated Senior Indebtedness" (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iv) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (v) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; then, and in any such event, the Collateral Agent shall, at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, if any, whereupon all Commitments, if any, shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and/or (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence and continuance of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. ARTICLE X AGENTS Section 10.01 Appointment; Authorization. Each Lender (including in its capacity as a potential Cash Management Services Bank party to a cash Management Services Agreement (if applicable)) hereby irrevocably appoints, designates and authorizes Ankura as administrative and collateral agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of Agents and the Lenders, and no Loan Party shall have rights as a third- party beneficiary of any of such provisions, other than Sections 10.05, 10.07 and 10.12. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect

-118- DM_US 600801263-21.146243.0001 only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Section 10.02 Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Related Parties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by such Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The provisions of this Article X shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Section 10.03 Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties shall be administrative in nature. Without limiting the generality of the foregoing, such Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise, or as directed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. (b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or as such Agent shall believe in good faith shall be necessary, under the circumstances), or (ii) in the absence of its

-119- DM_US 600801263-21.146243.0001 own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Agent shall not be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document. Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Agent in writing by Borrower or a Lender. (c) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of this Agreement, any other Loan Document or any other agreement, instrument, communication, notice or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Loan Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations under the Loan Documents, (v) the value or the sufficiency of any Collateral and (vi) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Section 10.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or a Agent Advance, that by its terms must be fulfilled to the satisfaction of Lenders, Agent may presume that such condition is satisfactory to the Lenders unless such Agent shall have received notice to the contrary from such Lenders prior to the making of such Loan. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 10.05 Successor Agent. Any Agent may (i) resign as Agent at any time upon 30 days' prior written notice to the Lenders and the Administrative Borrower or (ii) may be removed by the Required Lenders upon five Business Days' prior written notice to such Agent. If such Agent resigns or is removed under this Agreement, the Required Lenders, in consultation with the Administrative Borrower (provided that no such consultation with the Administrative Borrower shall be required if an Event of Default has occurred and is continuing), shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation or removal of such Agent, such Agent may, but shall not be required to, appoint a successor Agent on behalf of the Lenders after reasonable attempts to consult with the Lenders and the Administrative Borrower; provided that no such consultation with the Administrative Borrower

-120- DM_US 600801263-21.146243.0001 shall be required if an Event of Default has occurred and is continuing. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After the retiring Agent's resignation or removal hereunder as Administrative Agent and/or Collateral Agent, as applicable, the provisions of this Section 10.05 and Sections 2.06 and 10.18 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date that is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of Agent hereunder until such time as the Required Lenders appoint a successor agent as provided for above. Section 10.06 Non-Reliance on Agent. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 10.07 Collateral and Guaranty Matters. Each Lender (including in its capacity as a potential Cash Management Services Bank party to a cash Management Services Agreement (if applicable)) irrevocably authorizes each Agent, at the direction of the Required Lenders: (a) to release any Lien granted to or held by such Agent under any Loan Document (i) upon the occurrence of the Termination Date; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents; (iii) if approved, authorized or ratified in writing in accordance with Section 12.02; or (iv) granted to such Agent under any Loan Document by any Guarantor released pursuant to this Agreement. Each Agent shall have the right, in accordance with the Loan Documents and at the direction of the Required Lenders, to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and such Agent may, at the direction of the Required Lenders, purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations; and (b) to release any Guarantor from its obligations under Section 11 if such Person ceases to be a Subsidiary pursuant to the express terms of this Agreement. (c) If the Required Lenders reasonably determine in good faith (in the exercise of their reasonable credit judgment) that repayment by the Loan Parties of the Loans and other Obligations is materially impaired, any Agent may (at the request of the Required Lenders) from time to time make disbursements and advances ("Agent Advances") which the Required Lenders,

-121- DM_US 600801263-21.146243.0001 in their sole discretion, deem necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses in accordance with Section 12.04. The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin applicable to Reference Rate Loans. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The applicable Agent shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.18, each Lender agrees that it shall make available to such Agent, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to such Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. (d) For the purposes of holding any security granted by a Loan Party pursuant to the laws of the Province of Quebec, each Lender and Agent hereby irrevocably appoints and authorizes the Collateral Agent, as part of its duties as Collateral Agent, to act as the hypothecary representative (i.e., "fondé de pouvoir") of the Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on behalf and for the benefit of the Secured Parties, any hypothec governed by the laws of the Province of Quebec, and to exercise such powers and duties that are conferred upon the Collateral Agent under any hypothec or Canadian Security Documents. Any person who becomes a Lender, by its execution of any Assignment and Acceptance, shall be deemed to have consented to and confirmed the Collateral Agent as the hypothecary representative as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Collateral Agent is such capacity. The substitution of the Collateral Agent pursuant to the provisions of Section 10.07 shall also constitute the substitution of the Collateral Agent as a hypothecary representative. (e) Each Agent and each Lender (including in its capacity as a potential Cash Management Services Bank party to a cash Management Services Agreement (if applicable)) hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Secured Parties as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to

-122- DM_US 600801263-21.146243.0001 perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing. Section 10.08 Instructions. Any Agent may at any time request instructions from the Lenders with respect to any actions or approvals that by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or desires to take or to grant, and, if such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders (or such greater number of Lenders as may be expressly required hereby). Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of or at the written direction of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Section 10.09 Withholding Tax. To the extent required by any applicable Requirement of Law, Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.09, each Lender shall, and does hereby, indemnify the Agents for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that no Loan Party has actually made payment to such Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by such Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due Agent under this Section 10.09. Section 10.10 Erroneous Payments. (a) If any Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a "Payment Recipient") that such Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from such Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received

-123- DM_US 600801263-21.146243.0001 as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), such Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within ten Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of such Agent pending its return or repayment as contemplated below in this Section 10.10 and held in trust for the benefit of such Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to such Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of such Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from such Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify such Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 10.10(b). (c) Each Lender hereby authorizes such Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by such Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount due to such Agent that such Agent has demanded to be returned under immediately preceding clause (a). (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with the immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion

-124- DM_US 600801263-21.146243.0001 thereof) on its respective behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), irrespective of whether such Agent may be equitably subrogated, such Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights"). Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or any Erroneous Payment Subrogation Rights or other rights of Agent in respect of an Erroneous Payment) result in such Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder. (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by such Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable Requirement of Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by such Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine. (g) Each party's obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of such Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. Section 10.11 No Reliance on any Agent's Customer Identification Program Certifications From Banks and Participants; USA PATRIOT Act. (a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced ("CIP Regulations"), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations. (b) Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the

-125- DM_US 600801263-21.146243.0001 certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to each Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Effective Date, and (2) as such other times as are required under the USA PATRIOT Act. (c) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, any Agent or Lender may from time to time request, and each Loan Party shall provide to such Agent or Lender, such Loan Party's name, address, tax identification number and/or such other identifying information as shall be necessary for such Agent or such Lender to comply with the USA PATRIOT Act and any other Anti- Terrorism Law. Section 10.12 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, if the Required Lenders reasonably determine in good faith (in the exercise of their reasonable credit judgment) that repayment by the Loan Parties of the Loans and other Obligations is materially impaired, the Collateral Agent (in each case, at the direction of the Required Lenders) shall at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Required Lenders who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, reasonably cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account. Section 10.13 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (and shall at the direction of the Required Lenders) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

-126- DM_US 600801263-21.146243.0001 (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents. Section 10.14 Parallel Debt. (a) Each current and future Loan Party, by way of an independent payment obligation, hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the Lenders, sums equal to and in the currency of each amount payable by such Loan Party to the Lenders under the Obligations as and when that amount falls due for payment under the Obligations. The Parties to this Agreement acknowledge and confirm that the parallel debt provisions contained herein shall not be interpreted so as to increase the maximum total amount of the obligations under the Obligations. (b) The obligations of each Loan Party under clause (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such Loan Party to the Lenders under the Obligations (its "Corresponding Debt") nor shall the amounts for which each Loan Party is liable under clause (a) above (its "Parallel Debt") be limited or affected in any way by its Corresponding Debt, provided that: (i) the Collateral Agent shall not demand payment with regard to the Parallel Debt of any Loan Party to the extent that such Loan Party's Corresponding Debt has been paid or (in the case of guarantee obligations) discharged and (ii) neither the Agent nor the Lenders shall demand payment with regard to the Corresponding Debt of any Loan Party to the extent that such Loan Party's Parallel Debt has been paid or (in the case of guarantee obligations) discharged. (c) The Collateral Agent acts in its own name and not as trustee and it shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 10.14. Any security granted under the Security Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust. The Collateral Agent may not assign or transfer any claim arising from the Parallel Debt other than to any successor Collateral Agent. (d) Any amount due and payable by any Loan Party to the Collateral Agent in respect of a Parallel Debt under this Section 10.14 shall be decreased to the extent that such Loan Party has paid the corresponding amount under the Corresponding Debt and any amount due and payable by a Loan Party to the Lenders under the Corresponding Debt shall be decreased to the extent that such Loan Party has paid the corresponding amount to the Collateral Agent under its Parallel Debt. Loan Parties shall have all objections and defenses against the Parallel Debt which they have against the Corresponding Debt.

-127- DM_US 600801263-21.146243.0001 (e) Without limiting or affecting the Collateral Agent's rights against the Guarantors or other Loan Parties (whether under this Section 10.14 or under any other provision of this Agreement or any Loan Document), each Loan Party acknowledges that (i) nothing in this Section 10.14 shall impose any obligation on the Collateral Agent to advance any sum to any Guarantor or other Loan Party or otherwise under this Agreement or any Loan Document; and (ii) for the purpose of any vote taken under this Agreement or any Loan Document, the Collateral Agent shall not be regarded as having any participation or commitment. (f) The rights of the Lenders to receive payment of amounts payable by each Loan Party under the Corresponding Debt are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under the Parallel Debt. (g) In consideration for the covenants given to the Collateral Agent by each Loan Party in this Section 10.14 and the discharge of liabilities of each Loan Party under the Corresponding Debt under clause (d) of this Section 10.14, the Collateral Agent agrees with each Loan Party and each Lender to pay to the Lenders amounts equal to the amounts that the Collateral Agent has received or recovered (and is able to retain) under this Section 10.14 in accordance with this provision relating to application of proceeds by the Collateral Agent under the Loan Documents as if the discharge of liabilities of each Loan Party under the Corresponding Debts under clause (d) of this Section 10.14 had not occurred. Section 10.15 [Reserved] Section 10.16 Indemnification by the Lenders. The Lenders agree to indemnify each Agent-Related Person in its capacity as such (to the extent not actually paid by the Loan Parties and without limiting the obligation of the Loan Parties to do so), in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent-Related Person under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent-Related Person's gross negligence or willful misconduct. The failure of any Lender to reimburse Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse Agent for such other Lender's ratable share of such amount. The agreements in this Section 10.16 shall survive the occurrence of the Termination Date. The obligations of the Lenders under this Section 10.16 are several and not joint.

-128- DM_US 600801263-21.146243.0001 ARTICLE XI GUARANTY Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees, as primary obligor and not as a surety, to each Secured Party the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all reasonable and documented out-of- pocket expenses (including reasonable and documented out-of-pocket counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI to the extent the same are required to be reimbursed pursuant to Section 12.04. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law. Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that its Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses (other than (I) to the extent prohibited by Requirement of Law and (II) any defense of payment or written release of the Obligations and/or Guaranteed Obligations) it may now or hereafter have in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the

-129- DM_US 600801263-21.146243.0001 Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party; (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense (other than a defense of payment in full) available to, or a discharge of, any Loan Party or any other guarantor or surety, (g) in each case, other than as a result of the occurrence of the Termination Date or the release of the relevant Guarantor from its Guaranty in accordance with the express terms of this Agreement. This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made. Section 11.03 Waiver. Each Guarantor hereby waives, to the extent not prohibited by Requirement of Law, (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than (I) to the extent prohibited by Requirement of Law and (II) any defense of payment or written release of the Obligations and/or Guaranteed Obligations). Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives (to the extent not prohibited by Requirement of Law) any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature until the Termination Date and applies to all Guaranteed Obligations, whether existing now or in the future.

-130- DM_US 600801263-21.146243.0001 Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable (subject to the Legal Reservations) by the Secured Parties and their successors, permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person pursuant to Section 12.07, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07. Section 11.05 Subrogation. Unless and until the Termination Date shall have occurred, (a) each Guarantor hereby subordinates any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, and (b) each Guarantor hereby agrees that it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance such Guarantor has or may have as against any Loan Party with respect to the Guaranteed Obligations. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If the Termination Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor. Notwithstanding anything to the contrary contained in this Section 11.05, no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any Loan Party (including after payment in full of the Guaranteed Obligations and any other amounts payable under this Article or after termination of the Commitments) if all or any portion of the Obligations shall have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Loan Party whether pursuant to the Security Agreement, any Canadian Security Document or otherwise. Section 11.06 Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount

-131- DM_US 600801263-21.146243.0001 sufficient to cause each Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. "Fair Share Contribution Amount" means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law or the law of any other applicable jurisdiction; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06. ARTICLE XII MISCELLANEOUS Section 12.01 Notices, Etc. (a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid and return receipt requested), overnight courier, e-mail or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth on Schedule 12.01 (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01). All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile or e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided

-132- DM_US 600801263-21.146243.0001 further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent. (b) Electronic Communications. (i) Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Section 12.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of granting a new Lien for the benefit of the Agents and all the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (i) increase the Commitment of any Lender, reduce the principal of, or rate of interest specified on, the Loans payable to any Lender, reduce the amount of any fee or accrued interest payable for the account of any Lender, postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, extend any grace periods for any payments hereunder, or change the form of consideration for payments or principal, interest, fees or other amounts payable hereunder (including, for the avoidance of doubt, by permitting amounts required to be paid in cash to be paid in kind) in each

-133- DM_US 600801263-21.146243.0001 case, without the prior written consent of such Lender (except in connection with the waiver of default rate interest (which shall be effective with the consent of the Required Lenders)); (ii) (x) amend, modify or waive the definition of "Required Lenders" or "Super Majority Lenders" or, in each case any defined term used therein, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder without the prior written consent of each Lender or (y) remove or add any specified Lender or group of Lenders that is required for the Lenders or any of them to take any action hereunder without the prior written consent of each Lender directly affected thereby; (iii) amend, modify or waive the definition of "Liability Management Transaction" or Section 7.02(g) or amend, modify or waive any provision of this Agreement to permit the Loan Parties or any of their Subsidiaries to enter into any Liability Management Transaction (and no amendment, modification or waiver which has the effect of causing any of the foregoing shall be effective), in each case, without the written consent of the Super Majority Lenders; (iv) release all or a substantial portion of the Collateral or release any Borrower or any Guarantor in each case, without the prior written consent of each Lender (in each case, except as otherwise expressly provided in this Agreement and the other Loan Documents as in effect on the Effective Date); (v) amend, modify or waive Section 2.05, Section 4.02, Section 4.03 or this Section 12.02, in a manner that would alter the pro rata nature of payments required thereby, or the definition of "Pro Rata Shares" or any provision of any Loan Document requiring the pro rata or equal treatment of the Lenders or Term Loans (including, for the avoidance of doubt, any mandatory and voluntary prepayment provisions), in each case without the prior written consent of each Lender; (vi) amend, modify or waive (or consent to allow) any provision of this Agreement (including Sections 4.01 and 4.02) to permit any Loan Party or their Subsidiaries, the Permitted Holder (or other equity holder of the Parent) or any of their respective Affiliates to purchase Loans whether on a pro rata or on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis without the prior written consent of each Lender; (vii) permit the creation, existence or designation of any Subsidiary as an "unrestricted subsidiary" that is not bound by the covenants in the Loan Documents or the amendment and/or modification of any provisions in this Agreement or the other Loan Documents resulting in covenants not applying to any Subsidiary without the prior written consent of each Lender; (viii) subordinate or have the direct or indirect effect of subordinating (whether through an amendment or series of amendments or through the establishment of intercreditor subordination, indirect payment turnover, waterfall or similar agreement(s) or otherwise) (x) the Liens on any portion of Collateral securing any of the Obligations to the Liens securing any other Indebtedness or (y) any Obligations to any other Indebtedness, in each case, without the written consent of the Super Majority Lenders (in each case, except as otherwise

-134- DM_US 600801263-21.146243.0001 expressly provided in this Agreement in connection with Permitted Liens described in clauses (e) and (s) of the definition thereof); or (ix) amend, modify or waive any provision with the effect of disproportionally and adversely affecting any class or other group of Lenders, or any individual Lender, without the prior written consent of such affected Lenders (it being understood and agreed that if any such amendment, modification or waiver is required to effectuate a transaction in which such Lenders are offered the opportunity to participate on a pro rata basis with all Lenders on the same or better terms (including all economics) as all other participants in such transaction, then such amendment, modification or waiver in respect of such transaction shall not be deemed disproportionate with respect to such Lenders). Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 2.05(d) and Section 4.03, (C) Schedule 6.01(ee) may be amended by the Administrative Borrower, from time to time, in accordance with Section 6.01(ee) and (D) the Required Lenders, without the consent of any other Lender, may (I) rescind any acceleration of the Loans and/or any other Obligation pursuant to Article IX and/or (II) agree that the Agents and the Lenders will forbear from exercising any remedy provided under any Loan Document with respect to any Event of Default; provided that any acceleration or exercise of remedy in connection with an Event of Default stemming from a provision, the amendment of which would require the consent of any other group of Lenders shall only be rescinded or forborne, as applicable, by such applicable Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender or Affiliate). (b) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (the "Holdout Lender") fails to give its consent, authorization, or agreement, then the Collateral Agent (at the direction of the Required Lenders), upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the

-135- DM_US 600801263-21.146243.0001 other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans. (c) Any transactions made in contravention of Section 7.02 and this Section 12.01(a) shall be void ab initio. Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Secured Parties to exercise any of their rights under any other Loan Document against such party or against any other Person. Section 12.04 Expenses; Taxes; Attorneys' Costs. The Borrowers will pay, or cause to be paid, promptly, all reasonable and documented out-of-pocket fees, costs and expenses incurred by or on behalf of the Agents and the Lenders, taken as a whole, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented out of pocket fees, costs, client charges and expenses (including, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, documentation fees, monitoring of assets, appraisals of Collateral, the rating of the Loans (but solely to the extent the Loan Parties have failed to maintain public corporate credit facility ratings for the Term Loans and public corporate family ratings for the Borrowers in accordance with Section 7.01(r)), title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals (to the extent permitted herein), arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents' or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in each case, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm

-136- DM_US 600801263-21.146243.0001 or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any Facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, (m) the rating of the Loans by one or more rating agencies in connection with any Lender's Securitization (but solely to the extent the Loan Parties have failed to maintain public corporate credit facility ratings for the Term Loans and public corporate family ratings for the Borrowers in accordance with Section 7.01(r)), or (n) solely if the Required Lenders reasonably determine in good faith (in the exercise of their reasonable credit judgment) that repayment by the Loan Parties of the Loans and other Obligations is impaired or otherwise the Loan Parties' financial performance has decreased, the receipt by the Agents and the Lenders, taken as a whole, of advice from one professional, provided, that the Agents and the Lenders, taken as a whole, may not retain such professional more than once per Fiscal Year unless an Event of Default shall have occurred and be continuing (or is reasonably expected to occur). Without limitation of the foregoing or any other provision of any Loan Document: (x) without duplication of any amounts payable under Section 2.04(f) or Section 2.09, the Borrowers agree to pay all documented stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, provided, that in the case of any brokerage fees incurred in connection with the Transaction, such fees shall be subject to clause (y) of the last sentence of this Section 12.04 and (z) if (A) the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, (B) the Administrative Agent has provided written notice to the Administrative Borrower of such failure to perform such covenant or agreement and (C) the Borrowers have failed to cure such failure within 30 days (or, in the case of exigent circumstances, 10 Business Days) of receipt of such notice, any Agent may (and, at the direction of the Required Lenders, shall) itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed by the Administrative Borrower in accordance with this Section 12.04. Notwithstanding the foregoing, any and all legal fees, costs and expenses incurred pursuant to this Section 12.04 shall be limited to reasonable and documented out-of-pocket legal expenses of a single outside counsel, such other local counsel as reasonably necessary for the Agents and the Lenders, taken as a whole, in each relevant jurisdiction and, solely if an actual conflict arises, the reasonable and documented out-of-pocket fees, costs, client charges and expenses of one conflicts counsel in each relevant jurisdiction to each group of affected Lenders similarly situated (taken as a whole)). All amounts due under this Section 12.04 shall (x) be paid within 30 days after receipt by the Administrative Borrower of an invoice in reasonable detail and (y) to the extent incurred in connection with the Transactions, not exceeding $3,400,000 in the aggregate. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) any Agent or

-137- DM_US 600801263-21.146243.0001 any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding (a) accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees and (b) trust or tax withholding accounts) at any time held, and other Indebtedness at any time owing, by such Agent or such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations of the Loan Parties owing to such Agent or such Lender hereunder or under any other Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that, in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set- off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.04 are in addition to the other rights and remedies which the Agents and the Lenders may have under this Agreement or any other Loan Documents or under any Requirement of Law. Section 12.06 Severability. Any provision of this Agreement which is held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns permitted hereby; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void. (b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other Lenders or other entities (other than, so long as no Event of Default shall have occurred and is continuing under: (x) Section 9.01(a), Section 9.01(b), Section 9.01(c) (solely as result of the failure to comply with Section 7.01(a) or Section 7.02), Section 9.01(f) or Section 9.01(g), a Disqualified Institution that is not a Competitor and (y) Section 9.01(a), Section 9.01(b), Section 9.01(c) (solely as result of the failure to comply with Section 7.01(a) or Section 7.02), Section 9.01(f) or Section 9.01(g) or, to the extent continuing for a period of 30 days or more, any other Event of Default, any Disqualified Institution whether a Competitor or otherwise)

-138- DM_US 600801263-21.146243.0001 all or a portion of its rights and obligations with respect to all or a portion of its Term Loan Commitment and any Term Loan made by it under this Agreement without the consent of any Agent or any Lender or the Administrative Borrower. (c) Assignments shall be subject to the following additional conditions: (i) Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of a Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof); (ii) Except as provided in the last sentence of this Section 12.07(c)(iii), the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender); and (iii) No such assignment shall be made to (A) any Loan Party, any Permitted Holder (or other equity holder of the Parent) or any of their respective Affiliates, or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (d) Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least three Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the

-139- DM_US 600801263-21.146243.0001 assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) the assignee represents and warrants that it is not a Disqualified Institution or any Affiliate of any Disqualified Institution (solely to the extent an assignment to such Disqualified Institution is expressly prohibited hereunder), and that it is legally authorized to enter into such Assignment and Acceptance and (iv) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. (f) The Administrative Agent shall, acting solely for this purpose as a non- fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. (g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent). (h) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon,

-140- DM_US 600801263-21.146243.0001 at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary. (i) In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. (j) Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(c). (k) Each Lender may sell participations to one or more banks or other entities (other than, so long as no Event of Default shall have occurred and is continuing under: (x) Section 9.01(a), Section 9.01(b), Section 9.01(c) (solely as result of the failure to comply with Section 7.01(a) or Section 7.02), Section 9.01(f) or Section 9.01(g), a Disqualified Institution that is not a Competitor and (y) Section 9.01(a), Section 9.01(b), Section 9.01(c) (solely as result of the failure to comply with Section 7.01(a) or Section 7.02), Section 9.01(f) or Section 9.01(g) or , to the extent continuing for a period of 30 days or more, any other Event of Default, any Disqualified Institution whether a Competitor or otherwise) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

-141- DM_US 600801263-21.146243.0001 (l) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a "Securitization"); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization. Section 12.08 Counterparts; Electronic Execution; Electronic Records. (a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis. (b) This Agreement, each other Loan Document and each other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, each Agent and each Lender (collectively, each, a "Credit Party") agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication that has been converted into electronic form (such as scanned into ".pdf" format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Loan Parties, each Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record ("Electronic Copy"), which shall be deemed created in the ordinary course of such Person's business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Loan Parties or Agents are under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, that, without limiting the foregoing (i) to the extent any Agent has agreed to accept such Electronic Signature, such Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any other Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, (ii) to the extent any Loan Party has agreed to accept such Electronic Signature, each of the Loan Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and regardless of the appearance or form of such Electronic

-142- DM_US 600801263-21.146243.0001 Signature and (iii) upon the request of any Loan Party, any Agent or any other Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart. Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION AT THE DIRECTION OF THE REQUIRED LENDERS, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL IS LOCATED. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BY THE MAILING (BY REGISTERED MAIL OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO IRREVOCABLY

-143- DM_US 600801263-21.146243.0001 WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH PARTY ACKNOWLEDGES AND ACCEPTS THAT, IF A PARTY IS REPRESENTED BY AN ATTORNEY IN CONNECTION WITH THE SIGNING AND/OR EXECUTION OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DEED OR DOCUMENT REFERRED TO IN THIS AGREEMENT OR MADE PURSUANT TO THIS AGREEMENT, AND THE POWER OF ATTORNEY IS GOVERNED BY DUTCH LAW, THAT THE EXISTENCE AND EXTENT OF THE ATTORNEY'S AUTHORITY AND THE EFFECTS OF THE ATTORNEY'S EXERCISE OR PURPORTED EXERCISE OF ITS AUTHORITY SHALL BE GOVERNED BY DUTCH LAW Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY AND EACH SECURED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT. Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing (including via e-mail) and, except as expressly set forth herein, may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith. Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement. Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and

-144- DM_US 600801263-21.146243.0001 if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party. The provisions of this Section shall survive the repayment of the Obligations and release of the Liens granted under the Loan Documents. Section 12.15 Indemnification; Limitation of Liability for Certain Damages. (a) In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers' use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence, bad faith or willful misconduct of any Indemnitee or any of its Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction. "Related Party" and "Related Parties" of an Indemnified Party shall mean any (or all, as the context may require) of such Indemnified Party's (1) Controlled Investment Affiliates, (2) their respective directors, officers, employees, partners, principals, equity holders or financing sources of such Indemnified Party or its Controlled Investment Affiliates and (3) the respective agents, advisors and other representatives of such Indemnified Party or its Controlled Investment Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnified Party or Controlled Investment Affiliates. (b) Without limiting Section 12.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all

-145- DM_US 600801263-21.146243.0001 Environmental Liabilities and Costs incurred by the Indemnitees and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees) incurred by the Indemnitees, arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any of their respective predecessors in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any of their respective predecessors in interest; (ii) any violations of Environmental Laws by any Loan Party or any Subsidiary; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 6.01(r) or the breach of any covenant made by the Loan Parties in Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence, bad faith or willful misconduct of any Indemnitee, as determined by a final judgment of a court of competent jurisdiction. (c) The indemnification of the Indemnitees pursuant to and in accordance with this Section 12.15 are chargeable against the Loan Account in accordance with, and to the extent authorized under, Section 4.01(a). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under the applicable Requirement Law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. (d) No party hereto shall assert, and each party hereto hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. (e) Notwithstanding the foregoing, any and all legal fees, costs and expenses incurred pursuant to this Section 12.15 shall be limited to reasonable and documented out-of- pocket legal expenses of a single outside counsel, such other local counsel as reasonably necessary for the Agents and the Lenders, taken as a whole, in each relevant jurisdiction and, solely if an actual conflict arises, the reasonable and documented out-of-pocket fees, costs, client charges and expenses of one conflicts counsel in each relevant jurisdiction to each group of affected Lenders similarly situated (taken as a whole). All amounts due under this Section 12.15 shall be paid upon 30 days' prior written notice to the Administrative Borrower of an invoice in reasonable detail.

-146- DM_US 600801263-21.146243.0001 The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. This Section 12.15 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim. Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 including, without limitation, the fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error. Section 12.17 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof. Section 12.18 Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under the Requirement of Law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the

-147- DM_US 600801263-21.146243.0001 maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18. For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America. The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration. Section 12.19 Confidentiality. Each Secured Party agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates' respective equityholders (including, without limitation, partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party provided, that, such Secured Party will use its commercially reasonable efforts to maintain the confidentiality of such materials in such proceedings; (vii) in

-148- DM_US 600801263-21.146243.0001 connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder provided, that, such Secured Party will use its commercially reasonable efforts to maintain the confidentiality of such materials in such proceedings; or (viii) with the consent of the Administrative Borrower. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (vi) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification. Section 12.20 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, with the prior written consent of the Administrative Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate. Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. Section 12.22 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act. Section 12.23 CAML.The Loan Parties acknowledge that, pursuant to CAML, the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Loan Parties, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the

-149- DM_US 600801263-21.146243.0001 Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable CAML, whether now or hereafter in existence. (b) Each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so. Section 12.24 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agree to remit to the Loan Parties such excess.Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

-150- DM_US 600801263-21.146243.0001 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. BORROWERS: [___________________] By: Name: Title: GUARANTORS: [___________________] By: Name: Title: [_____________________] By: Name: Title: By: Name: Title:

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-153- DM_US 600801263-21.146243.0001 COLLATERAL AGENT AND ADMINISTRATIVE AGENT: ANKURA TRUST COMPANY, LLC By: Name: Title: By: Name: Title: LENDERS: [ ] By: Name: Title:

WEIL\101167285\9\76494.0003 EXHIBIT B FORM OF STOCK PURCHASE AGREEMENT [See attached.]

Final Form WEIL\101174616\18\76494.0003 SERIES A PREFERRED STOCK PURCHASE AGREEMENT BY AND AMONG SYSTEM1, INC., SYSTEM1 HOLDINGS, LLC, S1 HOLDINGS FINCO, LLC AND THE LENDERS SIGNATORY HERETO Dated as of [⚫], 2026

i TABLE OF CONTENTS Page ARTICLE I SUBSCRIPTION; CONTRIBUTION; EXCHANGE .............................................................. 1 SECTION 1.1 Subscription; Contribution; Exchange .............................................................. 1 SECTION 1.2 Closing .............................................................................................................. 2 SECTION 1.3 Closing Deliverables ......................................................................................... 2 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................... 3 SECTION 2.1 Existence, Qualification and Power; Compliance with Laws ........................... 3 SECTION 2.2 Authorization; No Contravention ..................................................................... 3 SECTION 2.3 Governmental Authorization ............................................................................ 4 SECTION 2.4 Binding Effect................................................................................................... 4 SECTION 2.5 Capitalization .................................................................................................... 4 SECTION 2.6 Offering of Securities ....................................................................................... 5 SECTION 2.7 No Registration ................................................................................................. 5 SECTION 2.8 Litigation .......................................................................................................... 5 SECTION 2.9 Compliance with Laws ..................................................................................... 5 SECTION 2.10 Investment Company Status ............................................................................. 5 SECTION 2.11 Taxes ................................................................................................................. 5 SECTION 2.12 ERISA ............................................................................................................... 6 SECTION 2.13 Employee and Labor Matters. .......................................................................... 6 SECTION 2.14 Anti-Terrorism Laws; Anti-Bribery and Anti-Corruptions Laws ..................... 6 SECTION 2.15 Disclosure ......................................................................................................... 7 SECTION 2.16 Financial Statements ......................................................................................... 8 SECTION 2.17 Nature of Business ............................................................................................ 8 SECTION 2.18 Permits .............................................................................................................. 8 SECTION 2.19 Environmental Matters ..................................................................................... 8 SECTION 2.20 No Fraudulent Transfer .................................................................................... 8 SECTION 2.21 No Bankruptcy Filing ....................................................................................... 9 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, ASSIGNEE AND LENDERS ....................................................................................... 9 SECTION 3.1 Existence, Qualification and Power .................................................................. 9 SECTION 3.2 Power; Authorization ........................................................................................ 9 SECTION 3.3 Investment Matters ........................................................................................... 9 SECTION 3.4 Consents and Approvals ................................................................................. 10 SECTION 3.5 No Conflict ..................................................................................................... 10

ii SECTION 3.6 No Reliance .................................................................................................... 10 ARTICLE IV ADDITIONAL AGREEMENTS ......................................................................................... 11 SECTION 4.1 Expenses ......................................................................................................... 11 SECTION 4.2 Further Limitations on Disposition ................................................................. 11 SECTION 4.3 Registration ..................................................................................................... 11 SECTION 4.4 Further Assurances ......................................................................................... 12 SECTION 4.5 Compliance with Laws ................................................................................... 12 SECTION 4.6 Securities Act .................................................................................................. 12 ARTICLE V MISCELLANEOUS.............................................................................................................. 13 SECTION 5.1 Survival ........................................................................................................... 13 SECTION 5.2 Entire Agreement; Parties in Interest .............................................................. 13 SECTION 5.3 No Recourse ................................................................................................... 13 SECTION 5.4 Governing Law and Jurisdiction ..................................................................... 13 SECTION 5.5 Remedies ........................................................................................................ 13 SECTION 5.6 Notice ............................................................................................................. 14 SECTION 5.7 Amendments; Waivers ................................................................................... 14 SECTION 5.8 Counterparts ................................................................................................... 14 SECTION 5.9 Assignment ..................................................................................................... 15 SECTION 5.10 Severability ..................................................................................................... 15 SECTION 5.11 Certain Company Acknowledgements ........................................................... 15 SECTION 5.12 PATRIOT Act................................................................................................. 15 SECTION 5.13 Rights of Third Parties .................................................................................... 15 SECTION 5.14 Transfer Taxes ................................................................................................ 15 ARTICLE VI DEFINITIONS ..................................................................................................................... 16 SECTION 6.1 Certain Definitions ......................................................................................... 16 SECTION 6.2 Construction ................................................................................................... 22 LIST OF EXHIBIT EXHIBIT A FORM OF CERTIFICATE OF DESIGNATION

1 SERIES A PREFERRED STOCK PURCHASE AGREEMENT This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of [⚫], 2026, is made by and among: (i) System1, Inc., a Delaware corporation (the “Company”); (ii) System1 Holdings, LLC, a Delaware limited liability company (“Holdings” or the “Purchaser”); (iii) S1 Holdings Finco, LLC, a Delaware limited liability company (the “Assignee” or “Priority Borrower”); and (iv) each of the parties listed on Schedule I to the Exchange Agreement as “Existing Term Loan Lender” or “Existing Revolving Lender” (each, a “Lender” and, collectively, the “Lenders” and, together with the Company, the Purchaser and the Assignee, the “Parties”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in Section 6.1 or provided to them in the New Credit Agreement, as the context requires. PRELIMINARY STATEMENTS A. The Company desires to issue and sell to the Purchaser 39,250 authorized but unissued shares of the Company’s preferred stock, par value of $0.0001 per share, designated as “Series A Cumulative Convertible Preferred Stock” (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement. B. The Purchaser desires to (a) subscribe for Series A Preferred Stock on the terms and subject to the conditions set forth in this Agreement, and (b) contribute to the capital of the Priority Borrower all right, title and interest in and to the Purchased Shares (as defined below), on the terms and subject to the conditions set forth in this Agreement. C. The Priority Borrower desires to accept the contribution of the Purchased Shares, on the terms and subject to the conditions set forth in this Agreement. D. Substantially concurrent with the Closing (as defined below), on the terms and subject to the conditions set forth in the Exchange Agreement and this Agreement, the Priority Borrower will exchange the Purchased Shares with the Lenders in partial satisfaction of certain obligations outstanding under the Existing Credit Agreement. The Parties agree as follows: ARTICLE I SUBSCRIPTION; CONTRIBUTION; EXCHANGE SECTION 1.1 Subscription; Contribution; Exchange. (a) Primary Subscription. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein, at the Closing, (i) the Company shall issue to the Purchaser 39,250 shares of Series A Preferred Stock (the “Purchased Shares”), in each case for $1,000 per Purchased Share, which such amount represents 100% of the initial stated value of each Purchased Share, resulting in an aggregate purchase price for the Series A Preferred Stock issued pursuant to this Agreement of $39,250,000 (the “Aggregate Purchase Price”), and (ii) the Purchaser shall subscribe for and purchase such number of Series A Preferred Stock and pay the Aggregate Purchase Price pursuant to the terms and conditions of Section 1.1(d) (such transactions, collectively, the “Primary Subscription”). The Series A Preferred Stock will (A) be issued at the Closing (as defined below) to the Purchaser, fully paid, non-assessable and free and clear of any Encumbrances (other than any restrictions set forth in the governing documents, Related Agreements or Encumbrances created by applicable securities laws (the “Permitted Encumbrances”)) and otherwise in accordance with the terms of

2 this Agreement, (B) be registered to the Purchaser in book entry form in the Company’s share records, and (C) have the designations, rights, preferences, powers, restrictions and limitations set forth in the Certificate of Incorporation and the Certificate of Designation. (b) Capital Contribution. Immediately following the Primary Subscription and subject to the terms and conditions of this Agreement and the Assignee LLCA, and in reliance on the representations, warranties, covenants and other agreements set forth herein and therein, at the Closing, the Purchaser shall contribute to the capital of the Priority Borrower (the “Capital Contribution”) all of the Purchaser’s right, title and interest in and to the Purchased Shares, free and clear of any Encumbrances (other than any Permitted Encumbrances). (c) Exchange Transaction. Immediately following the Capital Contribution, pursuant to the Exchange Agreement, and in reliance on the representations, warranties, covenants and other agreements set forth herein and therein, at the Closing, the Assignee will exchange all of the Purchased Shares with the Lenders in satisfaction of the Existing Borrower’s obligations under the Existing Credit Agreement, in each case as set forth on Schedule I to the Exchange Agreement (such transactions, collectively, the “Exchange Transaction” and, collectively with the Primary Subscription and the Capital Contribution, the “Transactions”). (d) Payment of Aggregate Purchase Price. At the Closing, the Parties acknowledge and agree that, substantially concurrent with the completion of the transactions contemplated by the Exchange Agreement and the Priority Borrower’s receipt of the Exchange Consideration (as defined in the Exchange Agreement) from the Lenders pursuant to the Exchange Agreement, the Aggregate Purchase Price for the Purchased Shares shall be satisfied by the deemed payment of such Exchange Consideration (i) by the Priority Borrower to the Purchaser and (ii) by the Purchaser to the Company (clauses (i) and (ii), collectively, the “Directed Payments”). SECTION 1.2 Closing. The consummation of the Transactions (the “Closing”) will take place remotely via the exchange of signatures, as promptly as reasonably practicable following the later of (i) three Business Days following the receipt of Stockholder Approval and (ii) the Exchange Effective Date; provided that the Closing shall be completed substantially concurrent with the completion of the other transactions contemplated by the Exchange Agreement and the execution and delivery of the New Credit Agreement (such date, the “Closing Date”). SECTION 1.3 Closing Deliverables. (a) At or prior to the Closing, the Company shall deliver to the Purchaser, the Priority Borrower and the Lender: (i) executed counterparts of this Agreement and the Exchange Agreement; (ii) evidence that the Certificate of Designation has been filed with the Secretary of State of the State of Delaware; (iii) a certificate, dated as of the Closing Date, certifying: (A) the certificate of incorporation of the Company, (B) the bylaws of the Company, (C) resolutions of the Board of Directors of the Company approving this Agreement and each other Related Agreement and the transactions contemplated hereby and thereby, duly executed by the Secretary of the Company, and (D) the names and true signatures of the representatives of the Company, the Purchaser and the Priority Borrower authorized to sign this Agreement and the Exchange Agreement, together with evidence of the incumbency of such representatives (the “Preferred Stock Secretary’s Certificate”);

3 (iv) a copy of the Financial Statements; (v) evidence of (A) the book entry issuance of the Series A Preferred Stock issued to the Purchaser pursuant to this Agreement as a result of the Primary Subscription, (B) the transfer of such Series A Preferred Stock issued to the Assignee pursuant to this Agreement as a result of the Capital Contribution and book entry holdings of each of the Purchaser (which, for the avoidance of doubt, will evidence no holdings following such transfer) and the Priority Borrower following the Capital Contribution, and (C) the transfer of such Series A Preferred Stock to each Lender pursuant to the Exchange Agreement and this Agreement and book entry holdings of each of the Priority Borrower (which, for the avoidance of doubt, will evidence no holdings following such transfer) and each Lender following such transfer; (vi) a good standing certificate for the Company from the Secretary of State of the State of Delaware; and (vii) an opinion of Weil, Gotshal & Manges LLP as counsel to the Company, in form and substance reasonably acceptable to the Lenders. (b) At the Closing: (i) the Assignee shall deliver the Aggregate Purchase Price to the Purchaser and the Purchaser shall deliver the Aggregate Purchase Price to the Company by way of the Directed Payments; (ii) a properly completed and duly executed Internal Revenue Service Form W-9 (or applicable W-8) of the Assignee (or its regarded owner for U.S. federal income tax purposes); and (iii) a properly completed and duly executed Internal Revenue Service Form W-9 (or applicable Form W-8) from each of the Lenders (or its regarded owner for U.S. federal income tax purposes). ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to each other Party, as of the date hereof: SECTION 2.1 Existence, Qualification and Power; Compliance with Laws. The Company: (a) is a Person duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to (i) own its assets and to carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under this Agreement and each Related Agreement to which it is a party; (c) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; (d) is in compliance with all applicable laws, writs, injunctions and orders; and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except (A) in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) in the case of clause (b), receipt of Stockholder Approval. SECTION 2.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each Related Agreement to which it is a party, the issuance and sale of the Series A Preferred Stock pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of the Company. None of the execution, delivery or performance by the Company of each such agreement to which the Company is a party, nor the consummation of the

4 Transactions, will contravene the terms of any of its Organizational Documents. The Company is not, and as of the consummation of the transactions contemplated by this Agreement and the Exchange Agreement, will not be: (a) in violation of its certificate of incorporation or bylaws; or (b) in default in the performance or observance of any obligation, agreement, covenant or condition under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which its properties may be bound, except, in the case of clause (b), such defaults or violations, as the case may be, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. SECTION 2.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any Related Agreement to which it is a party, except: (a) such as have been obtained or made, or will be obtained or made, by the Company under the applicable state securities or Blue Sky laws; (b) as shall have been obtained or made prior to the Closing Date by the Company and which are in full force and effect on the Closing Date, including the Stockholder Approval; and (c) where the failure to obtain any such approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority as would not impair, in any material respect, the ability of the Company to consummate the Transactions or perform its obligations under this Agreement or the Related Agreements to which it is a party. SECTION 2.4 Binding Effect. This Agreement and each other Related Agreement to which it is a party has been duly executed and delivered by the Company. This Agreement and each other Related Agreement to which it is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by law and by general principles of equity and principles of good faith and fair dealing. SECTION 2.5 Capitalization. (a) As of the date hereof and immediately prior to the consummation of the Transactions, the authorized Equity Interests of the Company consisted of (i) 500,000,000 shares of Class A common stock, with a par value of $0.0001 per share, (ii) 25,000,000 shares of Class C common stock, with a par value of $0.0001 per share, (iii) 2,000,000 shares of Class D common stock, with a par value of $0.0001 per share (clauses (i)-(iii), collectively, the “Common Stock”), and (iv) 100,000 shares of preferred stock, with a par value of $0.0001 per share and, upon filing of the Certificate of Designation, 39,250 of such shares have been or will have been designated as “Series A Cumulative Convertible Preferred Stock” with the Stated Value, which are sufficient to allow for the payment of dividends in kind, in each case, none of which were held in treasury or issued and outstanding. As of the Closing Date, 9,939,232 shares of Common Stock were issued and outstanding, and, as of the date hereof, no shares of preferred stock are issued and outstanding. As of the Closing Date, other than the preferred shares authorized and sold pursuant to this Agreement, no shares of preferred stock will be issued and outstanding. Except for this Agreement and as disclosed on Schedule 2.5 of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company is a party obligating the Company to issue, transfer or sell any shares or other equity interests of the Company or securities convertible into or exchangeable for such shares or equity interests of the Company. (b) The Series A Preferred Stock, when issued and delivered and paid for in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer except for Permitted Encumbrances.

5 (c) As of the Closing and the issuance of the Series A Preferred Stock, the Series A Preferred Stock shall, with respect to dividend rights and payment rights upon the Company’s liquidation, winding up or dissolution, rank senior to all other Equity Interests of the Company, including any other class or series of its Equity Interests. SECTION 2.6 Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Series A Preferred Stock to be issued pursuant to this Agreement under the Securities Act of 1933 (the “Securities Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder) which would reasonably be expected to subject the offering, issuance or sale of the Series A Preferred Stock to the Purchaser pursuant to this Agreement to the registration requirements of the Securities Act. SECTION 2.7 No Registration. The offer, issuance, sale and delivery of the Series A Preferred Stock pursuant to this Agreement are, assuming the accuracy of the representations and warranties set forth in Article III, in compliance with, and exempt from the registration requirements of, the Securities Act and all other applicable securities laws. SECTION 2.8 Litigation. Except as disclosed on Schedule 2.8 of this Agreement, there is no pending or, to the actual knowledge of the Company, threatened in writing action, suit or proceeding affecting the Company or any of its properties before any court or other Governmental Authority or any arbitrator that (a) could reasonably be expected to be adversely determined, and if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (b) relates to this Agreement or the Transactions. SECTION 2.9 Compliance with Laws. Each of the Company and its Subsidiaries is in compliance in all material respects with all Laws applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 2.9 shall not apply to Laws addressed in Section 2.14. SECTION 2.10 Investment Company Status. The Company is not an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940. SECTION 2.11 Taxes. The Company and its Subsidiaries (a) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (a), (b) and (c) above, where the failure to so pay or file any such tax, assessment, charge or return or set aside any provisions would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no deficiencies for any taxes have been proposed or assessed in writing against the Company or any of its Subsidiaries, and to the knowledge of the Company, there is no outstanding audit, assessment, dispute or claim concerning any tax liability of the Company or any of its Subsidiaries, in each case, except as set forth on Schedule 2.11. The Company is not, and has not been at any time during the five (5)-year period ending on the date of this Agreement (or such shorter period during which the Company has been in existence), a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the IRS all statements, if any, that are required under Section 1.897-2(h) of the Treasury Regulations.

6 SECTION 2.12 ERISA. Except as set forth on Schedule 2.12, or as could not reasonably be expected to result in a Material Adverse Effect, (a) each Employee Plan is in compliance with ERISA and the Code, (b) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (c) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto is complete and correct and fairly presents the funding status of such Employee Plan, and, to the knowledge of the Company, since the date of such report there has been no material adverse change in such funding status, (d) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code at any time during the previous 60 months, and (e) no lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code. Except as set forth on Schedule 2.12, or as could not reasonably be expected to result in a Material Adverse Effect, the Company has not incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA, (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, or (v) incurred any liability to the PBGC for any premium payments which have become due and which are unpaid. Except as could not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of the Company, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) to the knowledge of the Company, any fiduciary with respect to any Employee Plan, or (C) the Company or any of its ERISA Affiliates with respect to any Employee Plan. SECTION 2.13 Employee and Labor Matters. Except as could not reasonably be expected to result in Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened in writing against the Company which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of the Company, threatened in writing against the Company or (c) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company and no union organizing activity taking place with respect to any of the employees of the Company. Except as could not reasonably be expected to result in Material Adverse Effect, the Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Company on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. SECTION 2.14 Anti-Terrorism Laws; Anti-Bribery and Anti-Corruptions Laws. (a) (i) The Company has not, nor, to the knowledge of the Company, has any Affiliate of any of the Company, in the past five years violated or is in violation of any of the Anti-Terrorism Laws or

7 engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. (ii) The Company is not, nor is any Affiliate of any of the Company, nor any officer, director or principal shareholder or owner of the Company, nor to the knowledge of the Company, any of the Company’s respective agents acting or benefiting in any capacity in connection with the transactions hereunder, a Blocked Person. (iii) The Company does not, nor, to the knowledge of the Company, any of their agents acting in such capacity in connection with the Loans or other transactions hereunder, (A) conduct any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any OFAC Sanctions Programs. (b) (i) The Company is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the “Anti-Corruption Laws”). (ii) The Company has not in the past five years: (A) offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, “Foreign Official”), for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or (B) acted or attempted to act in any manner which would subject the Company to liability under any Anti-Corruption Law. (iii) There are, and in the past five years have been, no material allegations, investigations or inquiries with regard to a potential violation of any applicable Anti-Corruption Law by the Company or, to the knowledge of the Company, any of their respective current or former directors, officers, employees, stockholders or their agents, or other persons acting or purporting to act on their behalf. (iv) The Company or its Subsidiaries have adopted, implemented and maintain anti- bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws. SECTION 2.15 Disclosure. The written information made available by the Company to the Purchaser, the Priority Borrower or the Lenders (or their respective Representatives) in connection with the Transactions, taken as a whole, does not (a) contain any material misstatement of fact or (b) omit to state any material fact necessary to make such written information and written data, taken as a whole, in the light of the circumstances under which it was made available, not materially misleading (after giving effect to all modifications and supplements to such written information furnished after the date on which such written information was first made available).

8 SECTION 2.16 Financial Statements. The Financial Statements, copies of which have been delivered to the Lenders, fairly present the consolidated financial condition of Holdings and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Holdings and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long- term leases and other unusual forward or long-term commitments), direct or contingent, of Holdings and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2025, no Material Adverse Effect has occurred that is uncured as of the date hereof. SECTION 2.17 Nature of Business. The Company is not engaged in any business other than as set forth on Schedule 2.17 and business activities reasonably related, complementary, ancillary or incidental thereto. SECTION 2.18 Permits. The Company and its Subsidiaries have, and are in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required under applicable Law for such Persons lawfully to own, lease, manage or operate each business and facility currently owned, leased, managed or operated by such Persons, except to the extent the failure to have or be in compliance therewith would not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except to the extent such suspension, revocation, impairment, forfeiture or non-renewal would not reasonably be expected to result in a Material Adverse Effect. SECTION 2.19 Environmental Matters. Except as set forth on Schedule 2.19, or as could not reasonably be expected to result in a Material Adverse Effect: (a) to the knowledge of the Company, the Facilities and the operations of the Company and its Subsidiaries are in compliance with all Environmental Laws; (b) there has been no Release after the Closing Date at any of the properties owned, leased or operated by the Company or any of its Subsidiaries, or, to the knowledge of the Company, at any disposal or treatment facility which received Hazardous Materials generated by the Company or any of its Subsidiaries; (c) the Company does not, nor does any of its Subsidiaries, have knowledge or notice of an Environmental Action that has been asserted against the Company or any of its Subsidiaries nor does the Company or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Company or any of its Subsidiaries; (d) the Company does not, nor does any of its Subsidiaries, have knowledge or notice of any Environmental Actions that have been asserted against the Company or any of its Subsidiaries and the Company does not, nor does any of its Subsidiaries, have knowledge or notice of any threatened or pending Environmental Actions related to any facilities that may have received Hazardous Materials generated by the Company or any of its Subsidiaries; (e) to the knowledge of the Company, no property now or formerly owned, leased or operated by the Company or any of its Subsidiaries has been used as a treatment or disposal site for any Hazardous Material; (f) the Company has not, nor has any of its Subsidiaries, failed to report to the proper Governmental Authority the occurrence of any Release of Hazardous Materials after the Closing Date which is required to be so reported under any Environmental Laws; and (g) the Company and each Subsidiary thereof holds and is in compliance with all Environmental Permits in connection with the operation of the business carried on by it. SECTION 2.20 No Fraudulent Transfer. No transfer of property is being made by the Company and no obligation is being incurred by the Company in connection with the transactions contemplated by this Agreement or the other Transactions with the intent to hinder, delay, or defraud either present or future creditors of the Company.

9 SECTION 2.21 No Bankruptcy Filing. The Company is not contemplating an Insolvency Proceeding or the liquidation of all or a major portion of the Company’s assets or property and the Company does not have any knowledge of any Person contemplating an Insolvency Proceeding against it or any of its Subsidiaries. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, ASSIGNEE AND LENDERS Each of the Purchaser, the Assignee and the Lenders, as applicable, on a several and not joint basis and solely with respect to such Party, represents and warrants to the Company and each of the Purchaser and the Assignee, on a several and not joint basis, and solely with respect to such Party, represents and warrants to the Lenders, as of the date hereof and as of the Closing Date, that: SECTION 3.1 Existence, Qualification and Power. Such Party (a) is duly organized or incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, except where the failure to be so duly organized or incorporated or validly existing would not reasonably be expected to result in a Material Adverse Effect on the Party’s ability to perform its obligations hereunder and the Related Agreements to which it is a party; and (b) has all corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and any other agreement to which it is a party. All material consents, approvals, authorizations and orders required on the part of such Party for the execution and delivery by such Party of this Agreement, the consummation of this Agreement by the Party, and the transactions contemplated herein and therein to which the Party is a party have been obtained and are in full force and effect. SECTION 3.2 Power; Authorization. Such Party has the power, capacity and authority, and the legal right, to make, deliver and perform this Agreement and the Related Agreements to which it is a party. This Agreement constitutes, and each Related Agreement to which such Party is a party upon execution will constitute, a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). SECTION 3.3 Investment Matters. (a) Such Party is, and was at the time such Party was offered the Series A Preferred Stock, (i) a qualified institutional buyer, (ii) an institutional accredited investor (as such term is defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D) or (iii) a non-U.S. Person (as such term is defined in Regulation S) and will not acquire the Series A Preferred Stock for the account or benefit of any U.S. Person. (b) Such Party is acquiring the Series A Preferred Stock for its own account, for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the Securities Act. (c) Such Party understands that (i) the Series A Preferred Stock has not been registered under the Securities Act and the Series A Preferred Stock is being issued by the Company in transactions exempt from the registration requirements of the Securities Act and will bear a restrictive legend, (ii) all or any part of the Series A Preferred Stock may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to applicable exemptions from registration under the

10 Securities Act and in compliance with applicable state securities laws, and (iii) the Company is under no obligation to register any of the Series A Preferred Stock sold under this Agreement. (d) Such Party understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act (“Rule 144”) (the provisions of which are known to the Party) depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. (e) Such Party did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to the Party, except as otherwise expressly provided for in this Agreement or in any Related Agreement. (f) No portion of the funds or assets that will be used by such Party to pay such Party’s portion of the Aggregate Purchase Price or to acquire or hold the Series A Preferred Stock, constitute or will constitute the assets of any (i) employee benefit plan subject to Title I of ERISA, (ii) plan described in and subject to Section 4975 of the Code (each such employee benefit plan and plan described in clauses (i) and (ii) referred to herein as an “ERISA Plan”), (iii) plan, account or other arrangement subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code that could cause the underlying assets of the Company to be treated as assets of such plan, account or arrangement (a “Similar Law Plan”) or (iv) entity whose underlying assets are deemed to include “plan assets” of any such ERISA Plan or Similar Law Plan pursuant to Section 3(42) of ERISA and any regulations that may be promulgated thereunder or otherwise. SECTION 3.4 Consents and Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority or third party is necessary or required by or with respect to such Party for the execution of this Agreement by such Party and the Related Agreements to which it is a party or the consummation by such Party of the Transactions. SECTION 3.5 No Conflict. None of the execution, delivery or performance by such Party of this Agreement nor the consummation by such Party of the Transactions will conflict with, violate or constitute a breach of or a default under (a) such Party’s or any of its subsidiaries’ Organizational Documents, (b) any Related Agreements to which such Party or any of its subsidiaries is a party or by which it or any subsidiary is bound or (c) any Law binding upon such Party or any of its subsidiaries, except in the case of clauses (b) and (c) as would not, individually or in the aggregate, reasonably be expected to enjoin, prevent or delay the consummation by such Party of the Transactions. SECTION 3.6 No Reliance. Such Party acknowledges that it has made its own decision to purchase the applicable Purchased Shares hereunder without reliance on any representation or warranty of the Company or any third party (other than with respect to the representations and warranties expressly set forth in Article II). Such Party further acknowledges that neither the Company nor any other party has any responsibility with respect to any statements, representations or warranties that have been made or may be made in connection with the transactions contemplated by this Agreement regarding the Company, or the value of the Purchased Shares, and that neither the Company nor any other party has made any representation, warranty or covenant, express or implied, to such Party in connection with the Transactions (other than with respect to the representations and warranties expressly set forth in Article II, the Exchange Agreement and the other Definitive Documents (as defined in the Exchange Agreement)). Specifically, the Company has not made any representation, warranty or covenant, express or implied, with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or the value of the Purchased Shares. Such Party has had access to all information regarding the

11 Company and its present and prospective business, assets, liabilities and financial condition that such Party considers important in making the decision to acquire the Purchased Shares. ARTICLE IV ADDITIONAL AGREEMENTS SECTION 4.1 Expenses. Each Party shall bear and pay its own respective fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including all fees, costs and expenses of its legal counsel, financial advisors, accountants and other representatives, and, except as set forth in the Exchange Agreement, no Party shall have any right to reimbursement from any other Party for any such fees, costs or expenses, whether or not the transactions contemplated by this Agreement are consummated. SECTION 4.2 Further Limitations on Disposition. Each Lender agrees not to make any disposition of all or any portion of the Purchased Shares unless (a) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4.2, (b) the transferee is not (i) a competitor of the Company, as reasonably determined in good faith by the Company or (ii) a Disqualified Lender (as defined in the Priority Credit Agreement), and (c) either (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) such Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, such Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144; provided, however, that the Company may require such Lender and any applicable brokers to provide certifications in connection with transactions made pursuant to Rule 144. SECTION 4.3 Registration. (a) The Company agrees with the Lenders that it has prepared and filed, or confidentially submitted, as of the date hereof, a registration statement on Form S-3 (if the Company is then eligible for the same), or a registration statement on Form S-1 (if the Company is not then eligible for a registration statement on Form S-3), for the registration covering the resale or distribution, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Common Stock issuable upon conversion of the Series A Preferred Stock and use its commercially reasonable efforts to (i) have such registration declared effective at the earliest practicable date following the Closing Date, but no later than the 5th Business Day following the Closing Date, and (ii) maintain such effectiveness until the earliest of (A) all such shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall have been resold, distributed or otherwise transferred by each Lender and new certificates or book entries for such securities not bearing a restrictive legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act, (B) such shares of Common Stock issued upon conversion of the Series A Preferred Stock cease to be issued and outstanding, (C) such Lender is able to dispose of its shares of Common Stock issued upon conversion of the Series A Preferred Stock pursuant to Rule 144 without any notice requirements, volume limitations or manner of sale limitations thereunder or compliance with current public reporting requirements, (D) such Series A Preferred Stock is no longer outstanding and no shares of Common Stock have been issued upon conversion of the Series A Preferred Stock, and (E) 12 months following the Maturity Date of the Series A Preferred Stock; provided that, in the case of clause (E) the Company has provided at least 30 days’ prior notice to the Lenders holding Registrable Securities of its intent to not

12 maintain such registration statement beyond the 12-month anniversary of the Maturity Date of the Series A Preferred Stock. (b) If the filing, initial effectiveness or continued use of a registration statement filed pursuant to Section 4.2(a) at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons reasonably beyond the Company’s control, the Company may delay, on no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12-month period, the filing or initial effectiveness of, or suspend use of, such registration statement for a reasonable period of time, determined in good faith by the Company to be necessary for such purpose. (c) With a view to making available to the Lenders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Lenders to sell shares of Common Stock to the public without registration, the Company covenants and agrees as long as it is subject to the requirements of Section 13 or 15(d) of the Exchange Act to use commercially reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been resold by each Lender; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; (iii) furnish electronically to each Lender upon request, as long as such Lender owns any shares of Series A Preferred Stock or shares of Common Stock issuable upon conversion thereof, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (except to the extent the same is available on EDGAR), and (C) such other information as may be reasonably requested in order to avail such Lender of any available rule or regulation of the SEC that permits the selling of any such securities without registration. (d) Notwithstanding anything to the contrary in this Agreement, (i) with the consent of the Majority of the Preferred Holders or (ii) if less than 9,812 shares of Series A Preferred Stock remain outstanding, and, in each case, if permitted by applicable securities laws, the Company may elect to suspend or terminate its reporting obligations under Section 13 or 15(d) of the Exchange Act, as applicable. Upon the effectiveness of any such suspension or termination, the Company’s obligations under this Section 4.3, shall be automatically be suspended or terminated, as applicable. SECTION 4.4 Further Assurances. The Parties will execute and deliver such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. SECTION 4.5 Compliance with Laws. The Parties agree to conduct their business in compliance in all material respects with all Anti-Corruption Laws, Anti-Terrorism and Anti-Money Laundering Laws, and Global Trade Control Laws, and not to take any action that would cause a Party to be in violation of any Anti-Corruption Laws, Anti-Terrorism and Anti-Money Laundering Laws, or Global Trade Control Laws. SECTION 4.6 Securities Act. For so long as any of the Series A Preferred Stock remain outstanding and constitute “restricted securities” within the meaning of the Securities Act, the Company will make available at the Company’s expense, upon request, to any holder of Series A Preferred Stock and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

13 ARTICLE V MISCELLANEOUS SECTION 5.1 Survival. All (a) representations and warranties made by any Party in this Agreement shall survive until the 18-month anniversary of the Closing Date, and (b) all covenants made by any Party in this Agreement shall survive the execution and delivery of this Agreement in accordance with their respective terms. SECTION 5.2 Entire Agreement; Parties in Interest. This Agreement (including the exhibits hereto), the Related Agreements, the Certificate of Incorporation and the Certificate of Designation constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Section 5.3 which will be enforceable by the beneficiaries contemplated thereby. SECTION 5.3 No Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced by a Party against, and any Proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by such Party against, another Party, and no current, former or future Affiliates of a Party, or any of the foregoing Persons’ respective Representatives (collectively, the “Related Parties”), will have any Liability for any Liabilities of such Party for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the purchase of the Series A Preferred Stock hereunder or the Transactions or in respect of any oral representations made or alleged to be made in connection herewith or therewith. In no event will a Party or any of its Affiliates, and each Party agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover losses or other damages in connection therewith from, any Related Party. SECTION 5.4 Governing Law and Jurisdiction. This Agreement and any dispute or claim arising out of, or in connection with, it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. To the extent permitted by Law, each of the Parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of New York sitting in the Borough of Manhattan, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the Parties hereto hereby irrevocably agrees that all claims or disputes with respect to any such suit, action or other proceeding shall be heard and determined in such courts. SECTION 5.5 Remedies. (a) Except as otherwise provided herein, all remedies available under this Agreement, at Law or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Party of a particular remedy will not preclude the exercise of any other remedy. (b) Each Party hereby acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms, and that remedies at law would not be adequate to compensate such other Parties not in default or in breach. Accordingly, each Party agrees that the other Parties will be entitled to an injunction

14 or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at law is adequate and any requirement to prove special damages, post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement. SECTION 5.6 Notice. (a) Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any Party under this Agreement will be in writing and delivered by (i) email or (ii) registered mail via a national courier service to the following email address or physical address, as applicable: If to the Company, the Purchaser or the Assignee, to: c/o System1, Inc. 4235 Redwood Avenue Los Angeles, CA 90066 Attention: Tridivesh Kidambi Email: tridi@system1.com with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway, Suite 400 Redwood Shores, CA 94065 Attention: Matt Stewart Email: Matt.Stewart@weil.com If to any Lender, in a manner provided pursuant to Section 4.1 of the Exchange Agreement. (b) Notice or other communication pursuant to Section 5.6(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address. SECTION 5.7 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the holders of a majority of the Series A Preferred Stock at that time in issue and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by any Party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter. SECTION 5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including email) will be considered an original signature. Any Person may rely on a copy of this Agreement.

15 SECTION 5.9 Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties. Any assignment or transfer in violation of this Section 5.9 shall be null and void. SECTION 5.10 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision. SECTION 5.11 Certain Company Acknowledgements. The Company acknowledges on its behalf and on behalf of its Subsidiaries that the Lenders and their respective Affiliates may be involved in a broad range of transactions and may have economic interests that conflict with those of the Company and its Subsidiaries. Each Lender is and will act under this Agreement as an independent contractor. Nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of the Lender to the Company, any of its Subsidiaries or any Affiliate or equity holder thereof. The transactions contemplated by this Agreement are arm’s-length commercial transactions between the Parties. In connection with the Transactions and with the process leading to the Transactions, each Party is acting solely as a principal and not as agent or fiduciary of any other Party or Person or member of the management, equity holders or creditors thereof, or any other Person. No Party has assumed an advisory or fiduciary responsibility or any other obligation in favor of any other Party or any of its Affiliates with respect to the Transactions or the process leading thereto (irrespective of whether such Party or any of its Affiliates has advised or is currently advising any Party or any of its Affiliates or equity holders on other matters), except for the obligations expressly set forth in this Agreement or applicable Related Agreement. Each Party has consulted its own legal, tax, accounting, regulatory and financial advisors to the extent it has deemed appropriate. Each Party is responsible for making its own independent judgment with respect to the Transactions and the process leading thereto. SECTION 5.12 PATRIOT Act. Each of the Purchaser, the Assignee and the Lenders, solely on behalf of such Party, hereby notifies the Company that, pursuant to the requirements of the USA PATRIOT Act, such Party may be required to obtain, verify and record information that identifies the Company, including its name, address and other information that will allow such Party to identify, the Company in accordance with the USA PATRIOT Act. SECTION 5.13 Rights of Third Parties. Except as expressly stated in this Agreement, no Person that is not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder. SECTION 5.14 Transfer Taxes. On the Closing Date, all transfer or other similar Taxes that are required to be paid in connection with the sale and transfer of the Purchased Shares hereunder will be, or will have been, fully paid or provided for by the Company, and all applicable laws imposing such taxes will be or will have been complied with in all material respects.

16 ARTICLE VI DEFINITIONS SECTION 6.1 Certain Definitions. The following words and phrases have the meanings specified in this Section 6.1: “Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or chief financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any registration statement, prospectus or prospectus supplement in order for the applicable registration statement, prospectus or prospectus supplement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the registration statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public. “Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Anti-Corruption Laws” has the meaning specified therefor in Section 2.14(b). “Anti-Terrorism Laws” means any Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury's Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the U.S. or any other jurisdictions in which the parties to this Agreement operate, including CAML, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto. “Assignee LLCA” means that certain Limited Liability Company Agreement of the Assignee, dated as of March 23, 2026, as amended from time to time in accordance with its terms. “Authorized Officer” means, as applied to any Person, any individual (a) holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer of such Person and (b) with respect to which the secretary or assistant secretary of such Person has delivered an incumbency certificate to the Purchaser as to the authority of such individual in such position.

17 “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended from time to time, and any successor statute or any similar federal or state laws for relief of debtors. “Blocked Person” means any Person: (a) that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC comprehensive sanctions or embargo program, (ii) as prohibited from doing business with the U.S. under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law, or (iii) as prohibited from doing business with Canada under any Anti-Terrorism Law; (b) that is owned 50% or more or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above; (c) which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and (d) that is affiliated or associated with a Person described in clauses (a), (b) or (c) above. “Business Day” means any day that is not a Saturday or Sunday or other day on which the commercial banks in New York City are authorized or required by Law to remain closed. “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Certificate of Designation” means that certain Certificate of Designation of Series A Preferred Stock of the Company, in the form attached hereto as Exhibit A. “Certificate of Incorporation” means the Company’s Certificate of Incorporation, filed on January 26, 2022, as amended, restated, supplemented or otherwise modified from time to time, including the Certificate of Designation. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration or similar debtor relief law (including, without limitation, any proceeding under applicable corporate law seeking a compromise or arrangement of any debts of the corporation or a stay of proceedings to enforce any of the claims of the corporation's creditors against it) of the U.S. or other applicable jurisdiction from time to time in effect, including any of the Dutch Bankruptcy Act (Faillissementswet), the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding Up and Restructuring Act (Canada). “Employee Plan” means an “employee benefit plan” (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six calendar years

18 preceding the date of any borrowing hereunder) for employees of the Company or to which the Company has any liability (including any contingent liability with respect to any of its ERISA Affiliates). “Environmental Actions” means any administrative or judicial action, written complaint, summons, citation, notice of violation, written directive, order, written claim, litigation, governmental investigation, judicial or administrative proceeding, judgment, letter, consent decree, settlement or other written communication from any Person or Governmental Authority relating to: (a) violation of, non-compliance with or alleged violation of or non-compliance with, any Environmental Law by the Company or any of its Subsidiaries or any of their predecessors in interest in connection with the ownership or operation of the assets, the facilities, the properties or the business of the Company or any of its Subsidiaries or any of their respective predecessors in interest; (b) any actual or alleged liabilities, responsibilities or obligations of the Company or any of its Subsidiaries arising under Environmental Law (i) relating to adverse environmental conditions at, on, under or migrating from any assets, facilities or properties owned or operated by the Company or any of its Subsidiaries or any of their respective predecessors in interest, or (ii) resulting from or in connection with violations of Environmental Law with respect to the operation of the assets, the facilities, the properties or the business of the Company or any of its Subsidiaries or any of their respective predecessors in interest; or (c) any Release or threatened Release of Hazardous Materials (i) in, at, on, under, emanating or migrating from or to any assets, properties or businesses owned or operated by the Company or any of its Subsidiaries or any of their respective predecessors in interest, (ii) in, at, on, under, emanating or migrating from any adjoining property owned or operated by the Company, or (iii) in, at, on, under, emanating or migrating from any facilities which received Hazardous Materials generated, transported, treated, stored, used or disposed of by the Company or any of its Subsidiaries or any of their respective predecessors in interest. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), Solid Waste Disposal Act, including the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (as the Occupational Safety and Health Act relates to exposure to Hazardous Materials), as such laws may be amended or otherwise modified from time to time, and any other Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or human health and safety (as it relates to exposure to Hazardous Materials) or relating to the protection of the environment or human health and safety (as it relates to exposure to Hazardous Materials) or the Release, deposit or migration of any Hazardous Materials into the environment. “Encumbrance” means all security interests, mortgages, charges, options, equities, claims, or other third party rights (including rights of pre-emption) of any nature whatsoever. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

19 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Exchange Agreement” means that certain Exchange Agreement, dated as of May [29], 2026, by and among the Assignee and the Purchasers. “Existing Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 27, 2022, by and among ORCHID MERGER SUB II, LLC, a Delaware limited liability company, as borrower (the “Existing Borrower”), the other loan parties from time to time party thereto, the lenders from time to time party thereto and Ankura Trust Company, LLC (as successor by appointment to Bank of America, N.A.), as administrative agent and collateral agent. “Financial Statements” means the financial statements for the Fiscal Year ending on December 31, 2025. “Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each year. “GAAP” means generally accepted accounting principles in effect from time to time in the U.S., applied on a consistent basis. “Global Trade Control Laws” means any laws, regulations or conventions in any part of the world related to import transactions, export transactions, or economic sanctions, including the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority or the U.S. President’s Executive Orders and administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or U.S. Department of State; European Union Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; economic sanctions administered by Her Majesty’s Treasury of the United Kingdom; and all relevant regulations made under any of the foregoing. “Governmental Authority” means any nation or government, any foreign, federal, state, provincial, territorial, city, town, municipality, county, local or other governmental, public, quasi-governmental, political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, authority, division or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Governmental Authorization” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority. “Hazardous Material” means (a) any element, compound or chemical that is defined, listed, regulated or otherwise classified as a hazardous material, contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste or special waste as defined or identified under applicable Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity pursuant to 40 CFR Part 261 as well as any

20 radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws. “Insolvency Proceeding” means any proceeding or proposal commenced by or against any Person under any provision of any Debtor Relief Law. “Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity. “Liability” means any indebtedness, loss, damage, claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation). “Majority of the Preferred Holders” means, as of any date of determination, holders having more than 50% of the outstanding shares of Series A Preferred Stock; provided, that if there are two or more unaffiliated holders of Series A Preferred Stock at any time, the Majority of the Preferred Holders shall include at least two unaffiliated holders of Series A Preferred Stock. “Material Adverse Effect” means any event, development, circumstance, condition, change or effect that has or is reasonably expected to have a material adverse effect on (a) the business, properties, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Transactions or perform its obligations under this Agreement or any Related Agreement. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding six years or to which the Company has any liability (including any contingent liability with respect to any of its ERISA Affiliates). “New Credit Agreement” means that certain Financing Agreement, dated as of the date hereof, by and among Holdings, the Assignee, as borrower, certain subsidiaries of Holdings, as subsidiary guarantors, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent and collateral agent. “Organizational Documents” means the articles or certificate of incorporation or formation, certificate of limited partnership, joint venture or partnership agreement, operating or limited liability company agreement, bylaws or other constitutional, governing or organizational document of any Person other than an individual, each as from time to time amended or modified. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Person” means any individual, corporation, limited liability company, exempted company, association, trust, joint venture, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

21 “Proceeding” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator or mediator. “Related Agreement(s)” means, collectively, the Certificate of Incorporation (including the Certificate of Designation), the Assignee LLCA, and the Exchange Agreement. “Release” has the meaning prescribed in 42 U.S.C. § 9601(22) to the extent 42 U.S.C. § 9601(22) is applicable and includes any sudden, intermittent or gradual spilling, leaking, pumping, pouring, emitting, emission, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping, disposal, release, deposit or disposing of any Hazardous Material. “Reportable Event” means an event described in Section 4043 of ERISA (other than an event for which applicable notice to the PBGC has been waived under the regulations promulgated under such Section). “Representatives” means, with respect to any Person, such Person’s directors, partners, officers, employees and agents and the attorneys, accountants, experts and advisors of such Person and such Person’s Affiliates. “Stated Value” means the stated value per share of the Series A Preferred Stock, equal to $1,000 per share. “Stockholder Approval” means the approval of the issuance of Common Stock upon conversion of the Series A Preferred Stock by the holders of the Company’s Common Stock required by Rule 312.03 of the NYSE Listed Company Manual. “Subsidiary” means, with respect to any Person, (a) a corporation or body corporate of which more than 50% of the combined voting power of the outstanding voting shares is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has a majority ownership and power to direct the policies, management and affairs thereof. “Tax” means any present or future tax, levy, impost, assessment, duty, fee, deduction, withholding or other charges of whatever nature now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. “Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes the Company or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Code with respect to an Employee Plan, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition

22 that could reasonably be expected to result, under Section 4042 of ERISA, in the termination of, or the appointment of a trustee to administer, any Employee Plan. “Transactions” means the transactions contemplated by this Agreement, the Related Agreements and the New Credit Agreement. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006. “U.S.” means the United States of America. SECTION 6.2 Construction. The Parties intend that each representation, warranty, covenant and agreement contained in this Agreement will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Agreement. References to sections, articles or exhibits are to the sections, articles and exhibits contained in, referred to by or attached to this Agreement, unless otherwise specified. The phrases “made available,” “provided to” and “furnished to”, and phrases of similar import, when used herein, unless the context otherwise requires, shall mean that a true and correct copy of such document or information was posted prior to the Closing Date, by or on behalf of the Company, to the virtual data room maintained by or on behalf of the Company in connection with the Transactions. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include”, “includes” and “including”, when used herein, unless the context otherwise requires, mean “including without limitation”. All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provision of this Agreement. References to a Person also include its permitted assigns and successors. A statement that an item is listed, disclosed or described means that it is listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of such item has been delivered. Any reference to a statute refers to such statute, any amendment or successor legislation thereto, and all rules and regulations promulgated under or with respect to such statute, as in effect at the relevant time. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. All references to the knowledge of the Company or any Subsidiary of the Company or facts known by any such Person shall mean actual knowledge of one or more Authorized Officers of such Person. Whenever this Agreement refers to a number of days, unless Business Days are expressly specified, such number will refer to calendar days. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law, contract, agreement or other instrument, including the Organizational Documents of any Person, will be construed as referring to such Law, contract, agreement, instrument or Organizational Documents, as applicable, as amended or modified, or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be used to interpret this Agreement, (c) the provisions of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement, and (d) no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of such previous drafts of this Agreement or any of the other Related Agreements or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any other Related Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written. COMPANY: SYSTEM1, INC. By: Name: Title:

[SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT] PURCHASER: SYSTEM1 HOLDINGS, LLC By: Name: Title:

[SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT] ASSIGNEE: S1 HOLDINGS FINCO, LLC By: Name: Title:

[SIGNATURE PAGE TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT] [LENDERS]: [●] By: Name: Title:

EXHIBIT A FORM OF CERTIFICATE OF DESIGNATION (See Attached.)

Final Form WEIL\101174614\16\76494.0003 CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK OF SYSTEM1, INC. FILED IN THE OFFICE OF THE SECRETARY OF THE STATE OF DELAWARE ON [●], 2026 Pursuant to Section 151 of the General Corporation Law of the State of Delaware Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), System1, Inc., a corporation duly organized and validly existing under the DGCL (the “Issuer” or the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following: WHEREAS, the Certificate of Incorporation of the Issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) authorizes the issuance of up to 100,000 shares of preferred stock, par value $0.0001 per share, of the Issuer (“Preferred Stock”) in one or more series; and expressly authorizes the Board of Directors of the Issuer (the “Board”), subject to limitations prescribed by law, to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, of each such series, and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board; and WHEREAS, on [●], 2026, the Board approved and adopted the following certificate of designation (this “Certificate of Designation”) for purposes of issuing shares of Preferred Stock, with a par value of $0.0001 per share, designated as a series known as “Series A Cumulative Convertible Preferred Stock”, with each such share having the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions, as set forth in this Certificate of Designation. NOW THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board by the Certificate of Incorporation, the Board hereby provides out of the unissued shares of the Preferred Stock a series of Preferred Stock designated as “Series A Cumulative Convertible Preferred Stock” and authorizes for issuance 39,250 shares of the Series A Preferred Stock (as defined below), and hereby fixes the designations, powers, preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock, as follows: 1. Designation. A total of 39,250 shares of Preferred Stock, with a par value of $0.0001 per share, shall be designated as a series of Preferred Stock known as “Series A Cumulative Convertible Preferred Stock”, with each such share having an initial Stated Value of $1,000 per share (the “Series A Preferred Stock”), which Series A Preferred Stock will have the respective designations, powers,

2 preferences and relative, participating, optional, special and other rights, and the qualifications, limitations and restrictions set forth in this Certificate of Designation. 2. Ranking; Liquidation. With respect to (a) payment of dividends, (b) distribution of assets and (c) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Preferred Stock shall rank senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured Indebtedness and other liabilities (including trade payables) of the Company. 3. Voting. (a) General. The Holders have no voting rights with respect to the Series A Preferred Stock except as set forth in this Certificate of Designation or as otherwise required by law. (b) Voting Power. At the time of any vote or consent of any of the Holders under this Certificate of Designation, the Purchase Agreement or as otherwise required by law, each Holder of Series A Preferred Stock that is otherwise entitled to vote shall have one vote per share of Series A Preferred Stock on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent. (c) Directors. (i) Election. Through and until such date as there are fewer than 19,625 shares of Series A Preferred Stock outstanding, the Majority Holders shall have the exclusive right, voting separately as a class, to appoint and elect, either in writing without a meeting or by vote at any meeting called for the purpose, one (1) director to the Board (the “Preferred Director”). (ii) Term. The Preferred Director shall serve until his or her successor is elected and qualified in accordance with this Section 3(c), unless such Preferred Director is earlier removed in accordance with clause (iii) below, resigns or is otherwise unable to serve. In the event the Preferred Director is removed, resigns or is unable to serve as a member of the Board, the Majority Holders, voting separately as a class, shall have the right to fill such vacancy. A Preferred Director may only be elected to the Board by the Majority Holders in accordance with this Section 3(c). (iii) Removal. The Preferred Director may be removed from office at any time, with or without cause, by Majority Holders either in writing without a meeting or by vote at any meeting called for the purpose. 4. Dividends. (a) Generally. All Dividends, including Compounded Dividends, are prior to and in preference over any dividend on any Junior Stock and shall be declared and fully paid before any dividends are declared and paid, or any other distributions are made, on any Junior Stock. Except as set forth in Section 6, Dividends shall be payable to the Holders as they appear on the records of the Company on the record date for such Dividends, which, to the extent the Board determines to declare Dividends in respect of any Dividend Period, shall be the date that is 15 days prior to the applicable Dividend Payment Date, and which record date and Dividend Payment Date, to the extent so determined, shall be declared by the Board during each Dividend Period on the date that is at least 20 days prior to the Dividend Payment Date and five days prior to the record date.

3 (b) Dividend Calculation. From and after the Series A Original Issue Date, preferential cumulative dividends (“Dividends”) shall accrue on each share of Series A Preferred Stock outstanding on a daily basis in arrears at a per annum rate of seven percent (7.0%) (the “Dividend Rate”). Dividends with respect to each Dividend Period shall be the sum of the dividends calculated on a daily basis during such period. The daily dividend shall be calculated as the product of (i) the Stated Value of each share of the Series A Preferred Stock outstanding as of the Dividend Payment Date for such Dividend Period, and (ii) the Dividend Rate for each day elapsed during such Dividend Period divided by 360. Dividends will be due and payable quarterly in arrears on each Dividend Payment Date. To extent the Board declares a Dividend, such Dividends will be paid in cash on each Dividend Payment Date. On each Dividend Payment Date related to a Dividend Period for which the Company does not for any reason (including because payment of any Dividend in cash is prohibited by law) pay in cash all Dividends that accumulated during such Dividend Period, any such unpaid Dividends shall (whether or not earned or declared) automatically and without any further action by the Board or the Company become part of the Stated Value of such share as of the applicable Dividend Payment Date (“Compounded Dividends”); provided, however, unless the Board shall otherwise notify the Holders on or prior to the applicable Dividend Payment Date, any such unpaid Dividends shall (whether or not earned or declared) become part of the Stated Value of such share as of the applicable Dividend Payment Date pursuant to this Section 3(b). (c) All dividends, payments, distributions and deemed distributions in respect of the Series A Preferred Stock shall be made without any deduction and withholding unless such Taxes are required to be deducted or withheld under applicable law; provided that, if any such deduction or withholding is required the Company shall notify the relevant Holder of such intent to deduct or withhold at least five days prior to such deduction or withholding and the Company should work in good faith with the relevant Holder to reduce or eliminate the amount required to be deducted or withheld. The Company may require Holders to provide such tax forms, certifications or other documentation as may be reasonably requested to reduce or eliminate any such withholding. Any amounts so deducted or withheld shall be treated for all purposes as having been paid to the applicable Holder in respect of which such deduction and withholding was made. 5. Redemption; Conversion. (a) Redemption. (i) Change of Control. (A) On the Change of Control Date, if any, the Company shall have the right (but not the obligation), to the extent not prohibited by law and subject to each Holder’s prior right to convert Series A Preferred Stock pursuant to the terms hereof, to redeem all (but not less than all) of the then outstanding Series A Preferred Stock, at a price per share of Series A Preferred Stock equal to the product of (A) the then applicable Liquidation Value, multiplied by (B) 101%, payable in cash (the “Change of Control Redemption Price”). (B) On the Change of Control Date, if any, each Holder shall have the right to require the Company to redeem such Holder’s shares of Series A Preferred Stock at the Change of Control Redemption Price. (ii) Maturity Date. On the Maturity Date, the Company shall, to the extent not prohibited by law or contract and subject to each Holder’s prior right to convert Series A Preferred Stock pursuant to the terms hereof, redeem all then outstanding Series A

4 Preferred Stock, at a price per share of Series A Preferred Stock equal to the then applicable Liquidation Value, payable in cash. (iii) Redemption Notice. At least 10 business days prior to the Change of Control Date or the Maturity Date (each a “Redemption Date”), the Company shall provide Holders with notice setting out (1) the Liquidation Value or the Change of Control Redemption Price, as applicable, as of such date, (2) the number of shares into which the Series A Preferred Stock will be convertible pursuant to the terms hereof as of the Change of Control Date or the Maturity Date, as applicable, and (3) the information reasonably necessary for each Holder to exercise their conversion rights, and in the case of a Change of Control Date or Maturity Date, as applicable, their redemption rights pursuant to the terms hereof prior to the occurrence of such Redemption Date. In the case of a Change of Control Date, such notice shall also state whether the Company will elect to redeem the Series A Preferred Stock pursuant to Section 5(a)(i). (iv) Redemption. If, on a Change of Control Date or a Maturity Date, as applicable, the Company is prohibited by law from redeeming all then outstanding Series A Preferred Stock, then (A) the Company shall redeem the maximum number of then outstanding Series A Preferred Stock, on a pro rata and pari passu basis among all Holders, to the fullest extent not so prohibited, and (B) the Company shall thereafter, as and when not prohibited by law from doing so, redeem the maximum number of then outstanding Series A Preferred Stock, on a pro rata and pari passu basis among all Holders, to the fullest extent not so prohibited. The Company shall comply, to the extent applicable, with the requirements of Section 14 of the Exchange Act and any other securities laws (or rules of any exchange on which any Series A Preferred Stock is then listed) in connection with a redemption under this Section 5(a). To the extent there is any conflict between the notice or other timing requirements of this Section 5 and the applicable requirements of Section 14 of the Exchange Act, Section 14 of the Exchange Act shall govern. (b) Conversion. By written notice to the Company (the “Conversion Notice”), at any time and from time to time prior to the first to occur of the Change of Control and the Maturity Date, or, if any Series A Preferred Stock remains outstanding following the Maturity Date, until such shares are fully redeemed, each Holder shall be entitled to elect, by delivery written notice to the Company, to have any Series A Preferred Stock held by such Holder converted into fully paid and nonassessable shares of the Common Stock, subject to the terms and conditions of this Section 5(b). Notwithstanding anything to the contrary herein, all shares of Series A Preferred Stock for which a Conversion Notice was not timely received by the Company shall be redeemed in accordance with the terms and conditions of Section 5(a)(iv). (i) Right to Convert. Upon delivery of a Conversion Notice to the Company, the Series A Preferred Stock to which such Conversion Notice applies shall automatically be converted, without the payment of additional consideration by the applicable Holder therefor, into such number of fully paid and non-assessable shares of Common Stock as is equal to the quotient of (A) the Liquidation Value, and (B) the Series A Conversion Price as in effect at the time of such conversion. The “Series A Conversion Price” shall initially be equal to $10.40. Such initial Series A Conversion Price shall be subject to adjustment as provided below. (ii) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the applicable Holder would otherwise be entitled, the Company shall pay cash equal to the product of (A) such fraction, multiplied by (B) the Fair Market Value of one share of Common Stock. Whether or not fractional

5 shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the applicable Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion. (iii) Mechanics of Conversion. (A) Notice of Conversion. At any time and from time to time, Holders may deliver notice to the Company of such Holders’ election to convert. Each Conversion Notice shall include the number of shares of Series A Preferred Stock such Holder is electing to convert and, to the extent such Series A Preferred Stock is held in certificated form, such Holder shall surrender such Holder’s certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or such Holder’s attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to this Section 5(b), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate on the date of such conversion (notwithstanding the failure of any applicable Holder to surrender any certificates at or prior to such time), except only the rights of each applicable Holder, upon surrender of any certificate or certificates of such Holder (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5(b)(iii). As soon as practicable after such conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Company shall (A) issue and deliver to each applicable Holder or such Holder’s nominee(s), a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (B) pay cash as provided in Section 5(b)(ii) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A Preferred Stock then converted. Upon conversion, such Series A Preferred Stock shall be retired and cancelled and shall not be reissued as shares of such series, and the Company shall thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly. (B) Reservation of Shares. The Company shall, at all times when any Series A Preferred Stock is outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

6 (C) Effect of Conversion. All Series A Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Maturity Date, except only the right of each applicable Holder to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. (D) No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. (iv) Adjustments to Series A Conversion Price for Diluting Issues. (A) Special Definitions. For purposes of this Section 5(b), the following definitions shall apply: (1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities; (2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options; and (3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(b)(iv)(C), deemed to be issued) by the Company after the Series A Original Issue Date, other than (a) the following shares of Common Stock and (b) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (a) and (b), collectively, “Exempted Securities”): (i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock; (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 5(b)(v), 5(b)(vi), 5(b)(vii) or 5(b)(viii); (iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement (x) in effect as of the Series A Original Issue Date or (y) otherwise approved by the Board; and (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and such Option or Convertible Security is an Exempted Security. (B) No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the Majority Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. (C) Deemed Issue of Additional Shares of Common Stock. (1) If the Company at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the

7 satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. (2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (2) shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security and (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date. (3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D) (either because the consideration per share (determined pursuant to Section 5(b)(iv)(E)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (b) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5(b)(iv)(C)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective. (4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D), the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

8 (5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section 5(b)(iv)(C) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 5(b)(iv)(C)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section 5(b)(iv)(C) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made. In the event an Option or Convertible Security contains alternative conversion terms, such as a cap on the valuation of the Company at which such conversion will be effected, or circumstances where the Option or Convertible Security may be repaid in lieu of conversion, then the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of such Option or Convertible Security shall be deemed not calculable until such time as the applicable conversion terms are determined. (D) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Company issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(b)(iv)(C)) at any time after the Series A Original Issue Date without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula: CP2 = CP1* (A + B) ÷ (A + C). For purposes of the foregoing formula, the following definitions shall apply: (1) “CP2” shall mean the Series A Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock; (2) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock; (3) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue); (4) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

9 (5) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction. (E) Determination of Consideration. For purposes of this Section 5(b)(iv), the consideration received by the Company for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows: (1) Cash and Property. Such consideration shall: (a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest; (b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of the Company; and (c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of the Company. (2) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(b)(iv)(C), relating to Options and Convertible Securities, shall be determined by dividing: (a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities. (F) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section 5(b)(iv)(D), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period). (v) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this

10 subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. (vi) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction: (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing: (1) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (2) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event. (vii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 4 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event. (viii) Adjustment for Merger or Reorganization, etc. Subject to Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 5(b)(iv), 5(b)(vi) or 5(b)(vii)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of the

11 Company) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. (ix) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (A) the Series A Conversion Price then in effect, and (B) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock. (x) Notice of Record Date. In the event: (A) the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (B) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Reorganization Event; or (C) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (1) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (2) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. In the event the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of holding a meeting of stockholders or otherwise entitle such stockholders to vote, the Company shall provide Holders with a notice specifying (1) the record date and (2) the last date on which Holders must exercise their conversion rights pursuant to the terms herein in order to exercise any voting rights pursuant to the shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) issuable upon conversion (it being understood such date must be at least 10 days following delivery

12 of such notice). Any notice required by this Section 5(b)(x) shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice. 6. Negative Covenants. (a) For so long as at least 9,812 shares of Series A Preferred Stock are outstanding, without the prior affirmative vote or written consent of the Majority Holders, the Company shall not (either directly or indirectly, including by merger, consolidation, operation of law or otherwise) and shall cause its Subsidiaries not to (either directly or indirectly, including by merger, consolidation, operation of law or otherwise): (i) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation in a manner that materially and adversely affects the rights, preferences and privileges of the Series A Preferred Stock; (ii) make any Restricted Payment, other than (a) any Restricted Payment as a result of a redemption under Section 55(b), any Dividend or any other payment with respect to the shares of Series A Preferred Stock in accordance with this Certificate of Designation, (b) any amounts payable in respect of awards issued under the System1, Inc. 2022 Incentive Award Plan, as amended and/or restated from time to time, the System1, Inc. 2024 Stock Appreciation Rights Plan, as amended and/or restated from time to time, and the CouponFollow Earn-Out Inducement Equity Incentive Plan, as amended and/or restated from time to time, including, but not limited to, cash settlement of awards and repurchase of shares to cover taxes or the exercise price of an award, provided, that the aggregate amount of all such amounts payable pursuant to this clause (b) in any fiscal year shall not exceed $1,000,000, (c) any Restricted Payment by any Subsidiary of the Company to the Company or any Wholly-Owned Subsidiary of the Company (or, in the case of a Restricted Payment by a Subsidiary of the Company that is not a Wholly-Owned Subsidiary, Restricted Payments on a pro rata basis to the holders of its Equity Interests in accordance with the Equity Interests held by such holders) and (d) Restricted Payments by the Company or any Subsidiary of the Company to satisfy obligations under the Tax Receivable Agreement (as defined in the Credit Agreement), as in effect on the Closing Date (as defined in the Stock Purchase Agreement), to the extent contemplated by Section 6.3 of the Amended and Restated Limited Liability Company Operating Agreement of System1 Holdings, dated as of August 1, 2024, as in effect on the Closing Date (as defined in the Stock Purchase Agreement); (iii) issue any new Equity Interests ranking (with respect to dividends or distributions or entitlement on a return of capital or assets in a winding up or otherwise) pari passu with, or senior to, the Series A Preferred Stock, other than Equity Interests in a Subsidiary held by the Company or a Wholly-Owned Subsidiary of the Company; or (iv) unless the aggregate outstanding principal amount of indebtedness for borrowed money of the Company and its Subsidiaries, determined on a consolidated basis, following such action would not exceed $175,000,000 (plus without duplication of any other indebtedness, all reasonable and customary premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges, in each case, with respect to such Indebtedness, excluding, in each case, any payments in respect of any multiple on invested capital requirements), other than (x) intercompany indebtedness and (y) Capitalized Leases, sale and leaseback transactions, equipment leases, bank lines of credit or trade payables incurred in the ordinary course of business,

13 (A) create or issue other indebtedness for borrowed money or indebtedness evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made, or (B) create any Lien upon or with respect to any of its properties, except for (I) purchase money liens, (II) statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business, (III) Liens for taxes, assessments, levies and governmental charges, (IV) deposits and pledges of cash securing (x) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or (y) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, (V) with respect to any Facility (as defined in the Credit Agreement), easements, covenants, conditions, restrictions, rights-of- way, encroachments, municipal and zoning restrictions and similar charges or encumbrances on real property and minor irregularities in the title thereto that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Subsidiaries in the normal conduct of such Person’s business, (VI) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP, (VII) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property, (VIII) non-exclusive licenses or co-existence agreements in respect of intellectual property rights in the ordinary course of business, (IX) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings, (X) rights of setoff or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business and Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code, (XI) unperfected interests of seller to reclaim goods delivered under §2-507 of the Uniform Commercial Code, (XII) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained therein with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions (in each case, for the avoidance of doubt, not securing obligations for borrowed money) including any liens or rights to set-off arising under the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandsche Vereniging van Banken), (XIII) the landlord’s interest in any security deposit provided by any Subsidiary under any lease entered into in the ordinary course of business, or (XIV) the interests of lessors or sublessors under operating leases and licensors or sublicensors under non-exclusive license agreements in the ordinary course of business and covering only the assets so leased, or subleased. (b) Actions Taken without Approval. Any of the actions or omissions of the Company prohibited by this Section 6 (if taken without the prior written consent of the Majority Holders approving such action or omission) shall be ultra vires, null and void ab initio and of no force or effect. The Company

14 shall not, and shall cause its Subsidiaries not to (either directly or indirectly, including by merger, consolidation, operation of law or otherwise), by amendment, modification, repeal, restatement, supplementation, termination or waiver of, or consent to any departure by the Company or any of its Subsidiaries from, any provision of this Certificate of Designation or the Purchase Agreement or through any Redemption Election, any Change of Control, any disposition or any other reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation or the Purchase Agreement. 7. Corporate Opportunities. (a) Notwithstanding anything contained herein, the Holders, any of their respective Affiliates and any of their respective directors, officers, employees and consultants, including any Preferred Directors (collectively, the “Holder Related Parties”), may freely offer to any other Person or effect on behalf of itself or any other Person any other investment or business opportunity or prospective economic advantage, including those competitive with the business of the Company, or other transactions in which the Company, its subsidiaries, any member of the Board or any other shareholder of the Company may have an interest or expectancy, including as a result of any fiduciary duties applicable to such Person (an “Alternative Opportunity”), in each case without any prior Company, Board or shareholder notification or approval and the Company, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, Alternative Opportunities that are from time to time available to the Holder Related Parties, even if any such opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so; (b) The Holder Related Parties shall (i) have no duty to communicate or offer any such Alternative Opportunity to the Board, Company or its subsidiaries, (ii) have the right to either hold any such Alternative Opportunity for their own account and benefit or to direct, recommend, assign or otherwise transfer such Alternative Opportunity to persons or entities other than the Board, Company or any of its subsidiaries, and (iii) notwithstanding any provision in the Company’s Amended and Restated Certificate of Incorporation to the contrary, not be obligated or liable to the Board, Company or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, solely by reason of the fact that such Holder Related Party pursues or acquires such Alternative Opportunity, directs such Alternative Opportunity to another person, or fails to present such Alternative Opportunity or information regarding such Alternative Opportunity to the Board, Company or its subsidiaries and there shall be no restriction on any Holder Related Party using the general knowledge and understanding of the Company and the industry in which it operates, which such Holder Related Party has gained in such capacity, in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities; (c) Notwithstanding anything to the contrary herein, the foregoing clauses (a) and (b) shall not apply to any investment or business opportunity that is first presented to any Preferred Director in his or her capacity as a director of the Company or any violation of any fiduciary duties (as determined in accordance with Delaware law) or confidentiality obligations generally applicable to the directors of the Company. Without limiting the generality of the foregoing, the Company agrees and acknowledges that Holder Related Parties and their respective Affiliates may have both passive and non-passive interests in Persons deemed competitors of the Company, and that the provisions of the immediately preceding sentence shall be applicable to such competitors, their respective Affiliates and any of their respective directors, officers and employees in respect thereof. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 7.

15 8. Amendments and Waivers. So long as any shares of Series A Preferred Stock remain outstanding, and unless a greater percentage is required by law, the Company shall not, without the affirmative vote or written consent of the Majority Holders, voting separately as one class, amend, alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, or waive the compliance of any of the covenants included in this Certificate of Designation provided, however, that any such amendment, alteration or change that either (a) adversely affects any Holder’s right to convert or redeem such Holder’s shares of Series A Preferred Stock in accordance with Section 5 or (b) has an adverse and disproportionate effect on any Holder shall require the written consent of the affected Holders. 9. Term. Except as expressly provided herein, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature. 10. No Sinking Fund. Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund. 11. Rights and Remedies of Holders. The various provisions set forth under this Certificate of Designation are for the benefit of the Holders and, subject to the terms and conditions hereof and applicable law, will be enforceable by them, including by one or more actions for specific performance. Except as expressly set forth herein, all remedies available under this Certificate of Designation, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy. 12. Taxes. (a) The Company shall (i) provide to any Holder, within 10 days of such Holder’s written request, (A) a certification that the Preferred Stock does not constitute a “United States real property interest,” in accordance with treasury regulations Section 1.897-2(h)(1) or (B) written notice of its legal inability to provide such a certification and (ii) in connection with the provision of any certification pursuant to the preceding clause (i)(A), comply with the notice provisions set forth in treasury regulations Section 1.897-2(h). In the event the Company becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a “United States real property holding company” within the meaning of Section 892(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall promptly notify the Holders. (b) The Parties agree that, for U.S. federal and applicable state and local income tax purposes, any accrued and unpaid Dividends that have not been declared by the Board and that automatically increase, or otherwise become part of, the Stated Value of the Preferred Stock shall not, solely by reason of such accrual or increase in Stated Value, be treated as a dividend or deemed dividend under Sections 301 or 305 of the Code and shall not be included in income of any Holder unless and until actually paid in cash. Notwithstanding the first sentence of this Section 12(b), if and to the extent any accrued and unpaid Dividends that have not been declared by the Board and that automatically increase, or otherwise become part of, the Stated Value of the Preferred Stock are taken into account in determining the number of shares of Common Stock issued upon conversion of the Preferred Stock, the portion of such Common Stock issued in respect of such accrued and unpaid Dividends may be treated as a distribution under Section 305 of the Code taxable under Section 301 of the Code as a dividend to the extent of the Company’s current or accumulated earnings and profits. Upon the redemption or repayment of the Preferred Stock, any such amounts received shall not, under Sections 301 or 305 of the Code, be treated as being paid in satisfaction of any accrued and unpaid Dividends, provided that such Dividends have not been declared by the Board and have not previously been set aside for payment, consistent with Rev. Rul. 69-131 and Rev. Rul. 75- 320, if such redemption or repayment otherwise constitutes a sale or exchange under Section 302 of the Code. The parties hereto shall not take any position inconsistent with the foregoing and will complete their

16 tax reporting and withholding obligations in a manner consistent therewith, in each case, except as otherwise required by a change in applicable law or by a determination within the meaning of Section 1313(a) of the Code or any analogous provision of applicable state or local income tax law. 13. Definitions. As used in this Certificate of Designation, the following terms shall have the meanings specified below: “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. “Board” shall have the meaning assigned to such term in the recitals hereof. “Borrower” means S1 Holdings Finco, LLC, a Delaware limited liability company. “Business Day” means any day that is not a Saturday or Sunday or other day on which the commercial banks in New York City are authorized or required by Law to remain closed. “Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person. “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person. “Certificate of Designation” shall have the meaning assigned to such term in the recitals hereof. “Certificate of Incorporation” shall have the meaning assigned to such term in the recitals hereof. “Change of Control” means the occurrence of any of the following: (a) the acquisition of the beneficial ownership by any Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any offering of Capital Stock after the Series A Original Issue Date), of voting stock representing more than 50% of the total voting power of all of the outstanding voting stock of the Company; provided, that notwithstanding the provisions of this clause (a), no “Change of Control” shall be deemed to have occurred under this clause (a) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board; (b) the acquisition of the beneficial ownership by any Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any

17 offering of Capital Stock after the Closing Date (as defined in the Stock Purchase Agreement)), of voting stock representing more than 50% of the total voting power of all of the outstanding voting stock of the Company; provided, however, notwithstanding the provisions of this clause (b), no “Change of Control” shall be deemed to have occurred under this clause (b) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board; or (c) the Company ceases to control, directly or indirectly, 100% of the outstanding voting stock of the Borrower. For purposes of this definition, (i) a Person or group shall not be deemed to beneficially own Capital Stock or voting power subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock or voting power pursuant to the transactions contemplated by such agreement and (ii) it is understood and agreed that any transaction resulting in a Successor Borrower or Successor Holdings (in each case as defined in the Credit Agreement in effect on the Series A Original Issue Date) in accordance with the terms of the Credit Agreement as in effect on the Series A Original Issue Date shall not give rise to a Change of Control. “Change of Control Date” means the date, if any, on which a Change of Control is consummated. “Common Stock” means shares of the Company’s Class A common stock, with a par value of $0.0001 per share. “Company” shall have the meaning assigned to such term in the recitals hereof. “Compounded Dividends” shall have the meaning assigned to such term in Section 4(b). “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. “Credit Agreement” means that certain Financing Agreement, dated as of the date hereof, by and among System1 Holdings, the Borrower, certain subsidiaries of the Borrower as subsidiary guarantors, the lenders from time to time party thereto, and Ankura Trust Company, LLC, as administrative agent and collateral agent, as in effect on the Closing Date (as defined in the Stock Purchase Agreement). “DGCL” shall have the meaning assigned to such term in the recitals hereof. “Dividend Payment Date” means the last day of each Fiscal Quarter of the Issuer following the Series A Original Issue Date (or, if such date is not a Business Day, the immediately succeeding Business Day). “Dividend Period” means the period commencing on and including a Dividend Payment Date that ends on, but does not include, the next Dividend Payment Date; provided, however, the initial Dividend Period shall commence on and include the Series A Original Issue Date and end on, but not include, the first Dividend Payment Date. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

18 “Fair Market Value” means (i) with respect to the Common Stock, as applicable, (a) if the Common Stock is then listed or quoted on the NYSE or Nasdaq (or any successors thereto), the daily volumed weighted average price of the Common Stock on such market for the most recently completed trading date as reported by Bloomberg, (b) if the Common Stock is not then listed or quoted on the NYSE or Nasdaq (or any successors thereto), the volume weighted average price of the Common Stock for the most recently completed business day on OTCQB or OTCQX, as applicable, or (c) if the Common Stock is neither listed or quoted on the NYSE or Nasdaq (or any successors thereto) nor quoted on OTCQB or OTCQX, the value of the consideration obtainable in a sale of such Common Stock at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time as determined in good faith by the Board, and (ii) with respect to any Investment, asset, property or liability (in each case other than Common Stock), the value of the consideration obtainable in a sale of such Investment, asset, property or liability at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, Investment, property or liability as determined in good faith by the Board. “FASB” means the Financial Accounting Standards Board. “Fiscal Quarter” means a fiscal quarter of any Fiscal Year. “Fiscal Year” means the fiscal year of the Company ending December 31 of each calendar year. “GAAP” means generally accepted accounting principles in the U.S. set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or such other principles as may be approved by a significant segment of the accounting profession in the U.S., as in effect from time to time. “Holder” means, as of the relevant date, any Person that is the holder of record of at least one share of Series A Preferred Stock, as of such date. “Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” has a corresponding meaning. “Indebtedness” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Series A Original Issue Date. “Investment” means (a) any purchase or other acquisition for consideration by the Company or any of its Subsidiaries of any of the Securities of any other Person (other than any Subsidiary), (b) the acquisition for consideration by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Company, any Subsidiary, or any parent company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of its Subsidiaries to any other Person. The amount of any Investment shall be the original

19 cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment). “Investors” means (a) the Sponsors and (b) the Management Investors. “Issuer” shall have the meaning assigned to such term in the recitals hereof. “Junior Stock” means shares of the Company’s Class A common stock, Class C common stock and Class D common stock, and any other preferred stock or any other Equity Interest of the Company (other than the Series A Preferred Stock). “Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, hypothecation, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security; provided, that, for the avoidance of doubt, in no event shall an operating lease in and of itself be deemed to constitute a Lien. “Liquidation Value” means, as of the relevant time and with respect to each share of Series A Preferred Stock, the sum of (a) the Stated Value of such share as of such date, plus (b) any declared but unpaid Dividends on such share for the most recent Dividend Period as of such date (to the extent not part of the Stated Value of such Share as of such date), plus (c) the amount of accumulated and unpaid Dividends on such share from the last Dividend Payment Date to, but not including, such date (to the extent not part of the Stated Value of such share as of such date). “Management Investors” means the current and former officers, directors, managers, employees and members of management of the Company and/or any Subsidiary of the Company, any trust, partnership or other bona fide estate-planning vehicle of the foregoing individuals and any other Person controlled by the foregoing individuals. “Majority Holders” means, as of any date of determination, the Holder(s) holding a majority of the then outstanding Series A Preferred Stock. “Maturity Date” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Series A Original Issue Date; provided, however, for purposes of this Certificate of Designation, “Maturity Date” shall not include the consummation of a Change of Control. “Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant outstanding voting stock beneficially owned by the group.

20 “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up, including, in the case of the Company, the Series A Preferred Stock. “Purchase Agreement” means that certain Series A Cumulative Convertible Preferred Stock Purchase Agreement, dated as of the Series A Original Issue Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Purchasers and the Company. “Purchasers” shall have the meaning assigned to such term in the Purchase Agreement. “Redemption Date” means, the Maturity Date or the Change of Control Date, as applicable, to the extent the Company redeems Series A Preferred Stock on such date. “Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Company or any Subsidiary, except a dividend payable (i) in the case of the Company, solely in shares of Common Stock to the holders of such class and (ii) in the case of any Subsidiary, solely in shares of Qualified Equity Interests (as defined in the Credit Agreement as in effect on the Series A Original Issue Date) to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Company or of any Subsidiary of the Company (other than a Wholly-Owned Subsidiary of the Company); and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Company or any Subsidiary of the Company now or hereafter outstanding. “Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement. “Series A Conversion Price” shall have the meaning assigned to such term in Section 5(b)(i). “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued. “Series A Preferred Stock” shall have the meaning assigned to such term in Section 1. “Sponsors” means BGPT Trebia LP, a Cayman Islands exempted partner, and its controlled Affiliates and any fund that is managed or advised by it or any of its controlled Affiliates. “Stated Value” means, as of the relevant date and with respect to each share of Series A Preferred Stock, the sum of (a) $[●]1 (adjusted as appropriate in the event of any stock or securities 1 NTD: To be filled in at closing in an amount equal to $1,000 plus an amount equal to the dividends that would have accrued if the Preferred Stock would have been issued on April 1, 2026 with a Stated Value of $1,000 and remained outstanding from April 1, 2026 through and including the Closing Date (including the cumulative effect of any

21 dividend, stock or securities split, stock or securities distribution, recapitalization or combination) plus (b) the aggregate Compounded Dividends with respect to such share as of such date. “Stock Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company, System1 Holdings, the Borrower and the lenders party thereto. “Subsidiary” means, with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Certificate of Designation, regardless of whether such entity is consolidated on the Company’s or any Subsidiary’s financial statements. “System1 Holdings” means System1 Holdings, LLC, a Delaware limited liability company. “U.S.” means the United States of America. “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York. “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiary of such Person. 14. Interpretation. (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. (b) The headings are for convenience only and shall not be given effect in interpreting this Certificate of Designation. References herein to any Section or Article shall be to a Section or Article hereof unless otherwise specifically provided. (c) References herein to any law shall mean such law, including all rules and regulations promulgated under or implementing such law, as amended from time to time and any successor law unless otherwise specifically provided. Except as otherwise stated in this Certificate of Designation, references in this Certificate of Designation to any contract(s) or written agreement(s) shall mean such contract or written agreement as in effect on the Series A Original Issue Date, regardless of any subsequent compounding that would have occurred during such time period), net of any portion of such dividends paid in cash on the Closing Date.

22 replacement, refunding, refinancing, extension, renewal, restatement, amendment, supplement or modification thereof or thereto and regardless of whether the Issuer is, remains, was, or has ever been, a party thereto. (d) The use of the term “pari passu” with respect to the Preferred Stock, shall mean pari passu by reference to the Liquidation Value of such Preferred Stock at the relevant time. (e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Certificate of Designation, refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation. (f) The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Certificate of Designation. (g) The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non- limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. (h) The word “will” shall be construed to have the same meaning as the word “shall”. With respect to the determination of any period of time, “from” shall mean “from and including”. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. (i) The terms “lease” and “license” shall include “sub-lease” and “sub-license”, as applicable. (j) All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars. (k) When the terms of this Certificate of Designation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. (l) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Holders that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Series A Original Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. (m) Notwithstanding any other provision contained herein or in the definition of “Capitalized Lease,” only those leases (assuming for purposes hereof that such leases were then in existence) that would constitute Capitalized Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic

23 842)” shall be considered Capitalized Leases hereunder, and all calculations and deliverables, as applicable, under this Certificate of Designation shall be made, prepared or available, as applicable, in accordance therewith. (n) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 805, 810 or 825 (or any other part of FASB Accounting Standards Codification having a similar result or effect), to value any Indebtedness at “fair value”. [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

[Signature Page to Series A Preferred Stock Certificate of Designation] IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a duly authorized officer this ____ day of [●], 2026. SYSTEM1, INC. By: _______________________________________ Name: Title:

Schedule 2.5 CAPITALIZATION [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 2.8 LITIGATION [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 2.12 ERISA [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 2.11 TAXES [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 2.17 NATURE OF BUSINESS [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 2.19 ENVIRONMENTAL MATTERS [Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

WEIL\101167285\9\76494.0003 EXHIBIT C FORM OF STIPULATION OF SETTLEMENT AND DISMISSAL [See attached.]

Agreed Form UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK ALINEA CLO, LTD., ANNISA CLO, LTD., BARDOT CLO, LTD., CARBONE CLO, LTD., INVESCO CLO 2021-1, LTD., INVESCO CLO 2021-2, LTD., INVESCO CLO 2021-3, LTD., INVESCO CLO 2022-1, LTD., INVESCO CLO 2022-2, LTD., INVESCO CLO 2022-3, LTD., INVESCO U.S. CLO 2023-1, LTD., INVESCO U.S. CLO 2023-2, LTD., INVESCO U.S. CLO 2024-1, LTD., DIVERSIFIED CREDIT PORTFOLIO LTD., INVESCO FLOATING RATE ESG FUND, MILOS CLO, LTD., HARBOURVIEW CLO VII-R LTD., INVESCO PEAK NINE, LP, RECETTE CLO, LTD., RISERVA CLO, LTD., INVESCO SAKURA US SENIOR SECURED FUND, INVESCO SENIOR FLOATING RATE FUND, INVESCO SENIOR INCOME TRUST, INVESCO SENIOR LOAN FUND, INVESCO SSL FUND LLC, INVESCO TETON FUND LLC, UPLAND CLO, LTD. VERDE CLO, LTD. INVESCO ZODIAC FUNDS – INVESCO EUROPEAN SENIOR LOAN FUND, INVESCO ZODIAC FUNDS – INVESCO US SENIOR LOAN FUND, ARTISAN HIGH INCOME FUND, ARTISAN FLOATING RATE FUND, ARTISAN CREDIT OPPORTUNITIES MASTER FUND LP, ELMWOOD CLO I LTD., ELMWOOD CLO II, LTD., ELMWOOD CLO III, LTD., ELMWOOD CLO IV, LTD., ELMWOOD CLO V LTD., ELMWOOD CLO VI LTD., ELMWOOD CLO VII LTD., ELMWOOD CLO VIII LTD., ELMWOOD CLO IX LTD., ELMWOOD CLO X, LTD., ELMWOOD CLO XI, LTD., ELMWOOD CLO XII, LTD., ELMWOOD CLO 14 LTD., ELMWOOD CLO 15 LTD., ELMWOOD CLO 16 LTD., ELMWOOD CLO 17 LTD., ELMWOOD CLO 18 LTD., ELMWOOD CLO 19 LTD., ELMWOOD CLO 20 LTD., ELMWOOD CLO 21 LTD., ELMWOOD CLO 29 LTD., ELMWOOD CLO 33 LTD., ELMWOOD CLO 36 LTD., PALMER SQUARE BDC FUNDING I LLC, PALMER SQUARE CLO 2014-1, LTD., PALMER SQUARE CLO 2015-1, LTD., PALMER SQUARE CLO 2015-2, LTD., Index No. 1:25-CV-09032 (VM) PARTIES’ JOINT STIPULATION OF SETTLEMENT AND DISMISSAL WITH PREJUDICE

2 PALMER SQUARE CLO 2018-1 LTD., PALMER SQUARE CLO 2018-2, LTD., PALMER SQUARE CLO 2018-3, LTD., PALMER SQUARE CLO 2019-1, LTD., PALMER SQUARE CLO 2020-3, LTD., PALMER SQUARE CLO 2021-1, LTD., PALMER SQUARE CLO 2021-2, LTD., PALMER SQUARE CLO 2021-4, LTD., PALMER SQUARE CREDIT FUNDING 2019-1, LTD., PALMER SQUARE FLOATING RATE FUND LLC, CERBERUS CORPORATE CREDIT FUND LP, CERBERUS N-1 FUNDING LLC, CERBERUS ASRS FUNDING LLC, CERBERUS SWC LEVERED HOLDINGS II LP, CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND A, L.P., CERBERUS REDWOOD LEVERED B LLC, CERBERUS ND CREDIT HOLDINGS LLC, CERBERUS CAVALIERS LEVERED LOAN OPPORTUNITIES FUND, LLC, CERBERUS KRS LEVERED LLC, CERBERUS STEPSTONE CREDIT HOLDINGS LLC, RELIANCE STANDARD LIFE INSURANCE COMPANY, CERBERUS OFFSHORE UNLEVERED LOAN OPPORTUNITIES MASTER FUND IV, L.P., CERBERUS LEVERED IV HOLDINGS LLC, CERBERUS OFFSHORE LEVERED IV LLC, CERBERUS AOZ LOAN OPPORTUNITIES FUND, L.P., CERBERUS 2112 LEVERED LLC, CERBERUS RR LEVERED LLC, CINNABAR 2021 DIRECT LENDING LIMITED, CERBERUS LOAN FUNDING XXXVII, L.P., CERBERUS C- 1 LEVERED II LLC, CERBERUS LOAN FUNDING XXXVIII L.P., CERBERUS REDWOOD LEVERED B II LLC, CERBERUS LOAN FUNDING XXXIX L.P., CERBERUS LOAN FUNDING XL, LLC, CERBERUS LOAN FUNDING XLI, LLC, VENTURE XV CLO, LIMITED, VENTURE XIX CLO, LIMITED, VENTURE XXII CLO, LIMITED, VENTURE XXIII CLO, LTD., VENTURE XXVI CLO, LTD., VENTURE XXVII CLO, LTD., VENTURE XXIX CLO, LTD., VENTURE XXVIII CLO, LTD., VENTURE 28A CLO, LTD., VENTURE XXX CLO, LTD., VENTURE 31 CLO, LTD., VENTURE 33 CLO, LTD., VENTURE 32 CLO, LTD., VENTURE 35 CLO, LTD., VENTURE 34

3 CLO, LTD., VENTURE 36 CLO, LTD., VENTURE 37 CLO, LTD., VENTURE 38 CLO, LTD., VENTURE 41 CLO, LTD., VENTURE 42 CLO, LTD., VENTURE 43 CLO, LTD., VENTURE 44 CLO, LTD., VENTURE 45 CLO, LTD., and VENTURE 46 CLO, LTD., Plaintiffs, v. ORCHID MERGER SUB II, LLC, S1 MEDIA, LLC, S1 HOLDCO, LLC, SONIC NEWCO, LLC, OPENMAIL2, LLC, STANLEY BLEND in his capacity as Trustee of the LONE STAR FRIENDS TRUST, and JACKSON HOLE TRUST COMPANY as Trustee of the CEE HOLDINGS TRUST, Defendants. WHEREAS Plaintiffs Alinea CLO, Ltd., Annisa CLO, Ltd., Bardot CLO, Ltd., Carbone CLO, Ltd., Invesco CLO 2021-1, Ltd., Invesco CLO 2021-2, Ltd., Invesco CLO 2021-3, Ltd., Invesco CLO 2022-1, Ltd., Invesco CLO 2022-2, Ltd., Invesco CLO 2022-3, Ltd., Invesco U.S. CLO 2023-1, Ltd., Invesco U.S. CLO 2023-2, Ltd., Invesco U.S. CLO 2024-1, Ltd., Diversified Credit Portfolio Ltd., Invesco Floating Rate ESG Fund, Milos CLO, Ltd., Harbourview Clo VII-R Ltd., Invesco Peak Nine, LP, Recette CLO, Ltd., Riserva CLO, Ltd., Invesco Sakura US Senior Secured Fund, Invesco Senior Floating Rate Fund, Invesco Senior Income Trust, Invesco Senior Loan Fund, Invesco SSL Fund LLC, Invesco Teton Fund LLC, Upland CLO, Ltd., Verde CLO, Ltd., Invesco Zodiac Funds – Invesco European Senior Loan Fund, and Invesco Zodiac Funds – Invesco US Senior Loan Fund; Artisan High Income Fund, Artisan Floating Rate Fund, and Artisan Credit Opportunities Master Fund LP; Elmwood CLO I Ltd., Elmwood CLO II, Ltd., Elmwood CLO III, Ltd., Elmwood CLO IV, Ltd., Elmwood CLO V Ltd., Elmwood CLO VI Ltd., Elmwood CLO VII Ltd., Elmwood CLO VIII Ltd., Elmwood CLO IX Ltd., Elmwood CLO

4 X, Ltd., Elmwood CLO XI, Ltd., Elmwood CLO XII, Ltd., Elmwood CLO 14 Ltd., Elmwood CLO 15 Ltd., Elmwood CLO 16 Ltd., Elmwood CLO 17 Ltd., Elmwood CLO 18 Ltd., Elmwood CLO 19 Ltd., Elmwood CLO 20 Ltd., Elmwood CLO 21 Ltd., Elmwood CLO 29 Ltd., Elmwood CLO 33 Ltd., and Elmwood CLO 36 Ltd.; Palmer Square BDC Funding I LLC, Palmer Square CLO 2014-1, Ltd., Palmer Square CLO 2015-1, Ltd., Palmer Square CLO 2015-2, Ltd., Palmer Square CLO 2018-1 Ltd., Palmer Square CLO 2018-2, Ltd., Palmer Square CLO 2018-3, Ltd., Palmer Square CLO 2019-1, Ltd., Palmer Square CLO 2020-3, Ltd., Palmer Square CLO 2021-1, Ltd., Palmer Square CLO 2021-2, Ltd., Palmer Square CLO 2021-4, Ltd., Palmer Square Credit Funding 2019-1, Ltd., and Palmer Square Floating Rate Fund LLC; Cerberus Corporate Credit Fund LP, Cerberus N-1 Funding LLC, Cerberus ASRS Funding LLC, Cerberus SWC Levered Holdings II LP, Cerberus Redwood Levered Loan Opportunities Fund A, L.P., Cerberus Redwood Levered B LLC, Cerberus ND Credit Holdings LLC, Cerberus Cavaliers Levered Loan Opportunities Fund, LLC, Cerberus KRS Levered LLC, Cerberus StepStone Credit Holdings LLC, Reliance Standard Life Insurance Company, Cerberus Offshore Unlevered Loan Opportunities Master Fund IV, L.P., Cerberus Levered IV Holdings LLC, Cerberus Offshore Levered IV LLC, Cerberus AOZ Loan Opportunities Fund, L.P., Cerberus 2112 Levered LLC, Cerberus RR Levered LLC, Cinnabar 2021 Direct Lending Limited, Cerberus Loan Funding XXXVII, L.P., Cerberus C- 1 Levered II LLC, Cerberus Loan Funding XXXVIII L.P., Cerberus Redwood Levered B II LLC, Cerberus Loan Funding XXXIX L.P., Cerberus Loan Funding XL, LLC, and Cerberus Loan Funding XLI, LLC, Venture XV CLO, Ltd., Venture XIX CLO, Ltd., Venture XXII CLO, Ltd., Venture XXIII CLO, Ltd., Venture XXVI CLO, Ltd., Venture XXVII CLO, Ltd., Venture XXIX CLO, Ltd., Venture XXVIII CLO, Ltd., Venture 28A CLO, Ltd., Venture XXX CLO, Ltd., Venture 31 CLO, Ltd., Venture 33 CLO, Ltd., Venture 32 CLO, Ltd., Venture 35 CLO, Ltd., Venture 34

5 CLO, Ltd., Venture 36 CLO, Ltd., Venture 37 CLO, Ltd., Venture 38 CLO, Ltd., Venture 41 CLO, Ltd., Venture 42 CLO, Ltd., Venture 43 CLO, Ltd., Venture 44 CLO, Ltd., Venture 45 CLO, Ltd., and Venture 46 CLO, Ltd. (collectively, “Plaintiffs”), on the one hand, and Defendants, Orchid Merger Sub II, LLC, S1 Media, LLC, S1 HoldCo, LLC, Sonic NewCo, LLC, Openmail2, LLC, Stanley Blend in his capacity as Trustee of the Lone Star Friends Trust, and Jackson Hole Trust Company as Trustee of the CEE Holdings Trust, on the other, have mutually agreed to the dismissal with prejudice of the above captioned action; IT IS HEREBY STIPULATED AND AGREED by and between the parties to this action that, pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure, any and all claims and causes of action asserted against any party in the above-captioned action are dismissed with prejudice, with each party to bear its own attorneys’ fees and costs.

6 Dated: DATE New York, New York GLENN AGRE BERGMAN & FUENTES LLP By: Andrew K. Glenn Trevor J. Welch Olga L. Fuentes-Skinner Agustina G. Berro 1185 Avenue of the Americas, 22nd Floor New York, New York 10036 Tel: (212) 970-1600 aglenn@glennagre.com twelch@glennagre.com ofuentes@glennagre.com aberro@glennagre.com Attorneys for Plaintiffs WEIL, GOTSHAL & MANGES LLP By: Gregory Silbert Jennifer Brooks Crozier Joseph R. Rausch 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 greg.silbert@weil.com jennifer.crozier@weil.com joseph.rausch@weil.com Attorneys for Defendants

WEIL\101167285\9\76494.0003 EXHIBIT D FORM OF EXCHANGE JOINDER AGREEMENT Reference is made to the Exchange Agreement, dated as of May 29, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”), among (i) S1 HOLDINGS FINCO, LLC, a Delaware limited liability company (the “Priority Borrower”), and (ii) the Participating Lenders party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Exchange Agreement. This Exchange Joinder Agreement, dated as of [], 2026 (this “Joinder Agreement”), is being delivered pursuant to requirements of the Exchange Agreement. The undersigned lender (the “Joining Lender”) is executing this Joinder Agreement in accordance with the requirements of the Exchange Agreement. 1. Joinder. In accordance with Section 4.5(b) of the Exchange Agreement, the Joining Lender by its signature below becomes a Participating Lender under the Exchange Agreement with the same force and effect as if the Joining Lender had originally been named therein as a Participating Lender and hereby agrees to all the terms and provisions of the Exchange Agreement. Each reference to a “Participating Lender” in the Exchange Agreement shall be deemed to include the Joining Lender. The Exchange Agreement is hereby incorporated herein by reference. 2. Representations and Warranties. The Joining Lender hereby makes each representation and warranty set forth in Section 3.2 of the Exchange Agreement with respect to itself as of the date hereof. 3. Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic transmission (including “.pdf”, “.tiff” or similar format) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. 4. Governing Law. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 5. Acknowledgement. The Joining Lender acknowledges the appointment of Ankura Trust Company, LLC as Priority Agent for purposes of the Priority Loan Documents and acknowledges the rights, benefits, immunities and indemnities afforded to the Priority Agent under the Priority Credit Agreement and under the other Priority Loan Documents. 6. Miscellaneous. The provisions of Article IV of the Exchange Agreement shall apply with like effect to this Joinder Agreement. [Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed by its authorized representative, and the Priority Borrower has caused the same to be accepted by its authorized representative, as of the date first written above. _________________________________, as a Joining Lender By: Name: Title: Principal amount of Existing Term Loans: $__________________ Address for notices: Attention of: Telecopy:

Acknowledged by: S1 HOLDINGS FINCO, LLC, as Priority Borrower By: Name: Title: